Exhibit 2.1

EXECUTION COPY

ASSET PURCHASE AGREEMENT

Dated as of November 5, 2014

by and between

FINANCING VI HEALTHCARE PROPERTY, L.L.C., as Buyer

and

DIAMOND SENIOR LIVING, LLC, as Seller

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ARTICLE V PRE-CLOSING COVENANTS		20
5.1	Pre-Closing Activities	20
5.2	Commercially Reasonable Efforts; Consents; Governmental Filings	21
5.3	Completed Diligence; Access to Information	22
5.4	Notice of Certain Events	22
5.5	Public Announcements	23

ARTICLE VI ADDITIONAL AGREEMENTS; FEASIBILITY		23
6.1	Further Assurances	23
6.2	Confidentiality	23
6.3	Right of Entry	24
6.4	Investigation	24
6.5	Exclusivity of Representations; Release of Seller	24
6.6	Casualty and Condemnation	26
6.7	1031 Exchanges	26

ARTICLE VII CONDITIONS TO THE CLOSING		27
7.1	Conditions to the Obligations of Buyer	27
7.2	Conditions to the Obligations of Seller	28

ARTICLE VIII CLOSING		29
8.1	Closing	29
8.2	Time and Place of Closing	29
8.3	Deliveries by Seller	29
8.4	Deliveries by Buyer	31
8.5	Possession	31
8.6	Fees and Expenses	31
8.7	Adjustments and Prorations	31

ARTICLE IX CERTAIN REAL ESTATE MATTERS		32
9.1	Due Diligence Period	32
9.2	Delivery of the Facilities	32
9.3	Return of Due Diligence Materials, Etc.	32

ARTICLE X TAX MATTERS		33
10.1	Transfer Taxes	33

ARTICLE XI SURVIVAL; OTHER LIMITATIONS		33
11.1	Survival of Representations, Warranties and Covenants	33
11.2	Indemnifications	34
11.3	Additional Limitation on Liability with Respect to Seller’s Representations, Warranties and Covenants	35

ARTICLE XII TERMINATION		35
12.1	Termination	35
12.2	Effect of Termination and Closing	36
12.3	Payment of Deposit upon Termination; Liquidated Damages	37

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ARTICLE XIII MISCELLANEOUS		38
13.1	Notices	38
13.2	Amendment; No Waivers	39
13.3	Benefit and Binding Effect	39
13.4	Assignment	39
13.5	No Third Party Beneficiary	40
13.6	Governing Law	40
13.7	Waiver of Jury Trial	40
13.8	Limitations on Liability	40
13.9	Headings	40
13.10	Gender and Number	41
13.11	Counterparts	41
13.12	Entire Agreement	41
13.13	Severability	41
13.14	Specific Performance	41
13.15	Interpretation	42
13.16	Recordation	42

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EXHIBITS

Exhibit A-1	Legal Descriptions of the Fee Owned Land
Exhibit A-2	Legal Descriptions of the Prime Leased Properties
Exhibit B	Facilities
Exhibit C	Forms of Special Warranty Deed
Exhibit D-1	Form of Assignment and Assumption of Hendersonville Prime Lease
Exhibit D-2	Form of Assignment and Assumption of Willow Creek Prime Lease
Exhibit E	Form of Assignment and Assumption of Master Lease and Master Transaction Agreement
Exhibit F	Form of Assignment and Assumption of Office Building Leases
Exhibit G	Form of Bill of Sale and Assignment and Assumption Agreement
Exhibit H	FIRPTA Certificate

SCHEDULES

Schedule 1.1	Prime Leases
Schedule 2.5(b)	Definitive Loan Agreements
Schedule 3.4	Required Regulatory Approvals
Schedule 3.5	Litigation
Schedule 3.9	Tax Matters
Schedule 3.12	Violations
Schedule 3.13	Unrecorded Agreements
Schedule 3.17	Environmental Matters
Schedule 3.18(a)	Healthcare Matters (Violations / Alleged Violations)
Schedule 3.18(b)	Healthcare Matters (Actions)
Schedule 3.18(f)	Healthcare Matters (Certain Tenant Matters)
Schedule 5.1(a)	Pre-Closing Activities
Schedule 10.1	Purchase Price Allocation
Schedule 11.2(d)	Permitted Environmental Work

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ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of November 5, 2014 is made and entered into by and between FINANCING VI HEALTHCARE PROPERTY, L.L.C., a Delaware limited liability company (“Buyer”), and DIAMOND SENIOR LIVING, LLC, a Delaware limited liability company (“Seller”).

RECITALS

WHEREAS, Seller is the fee simple and valid leasehold owner of the Land and fee owner of the Improvements;

WHEREAS, Seller leases the Healthcare Facilities (defined below) located on the Land to LHCC Properties, LLC, a Michigan limited liability company (“Tenant”), pursuant to that certain Amended and Restated Master Lease and Security Agreement, dated effective July 1, 2014 (the “Master Lease”);

WHEREAS, Seller is party to that certain Second Amended and Restated Master Transaction Agreement, by and among Seller, Tenant, Laurel Health Care Company, a Delaware corporation, and Laurel Health Care Holdings, Inc., a Delaware corporation (“Holdings”), dated as of August 4, 2014, but effective as of July 1, 2014 (the “Master Transaction Agreement”).

WHEREAS, Tenant, or Affiliates of Tenant, operate skilled nursing facilities, assisted living facilities, an independent living facility, as applicable, located on the Land and listed and described on Exhibit B hereto (the “Healthcare Facilities”) and Seller owns an office building, located on the Land and listed and described on Exhibit B (together with the Healthcare Facilities, the “Facilities” and together with the Land and Improvements, the “Properties” and each individually a “Property”); and

WHEREAS, in accordance with and subject to the terms and conditions set forth in this Agreement; (i) Seller desires to sell the Property to Buyer, and Buyer desires to purchase the Property from Seller; (ii) Seller desires to assign, and Buyer desires to assume, the Contracts; and (iii) Seller desires to assign all Liabilities of the Assets to Buyer, and Buyer desires to assume all Liabilities.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINED TERMS

1.1 Defined Terms. The following terms shall have the following meanings in this Agreement:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

“Agreement” shall have the meaning set forth in the recitals above.

“Anti-Money Laundering Laws” means Laws, regulations and sanctions, state and federal, criminal and civil, that (i) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (ii) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (iii) require identification and documentation of the parties with whom a Financial Institution conducts business; or (iv) are designed to disrupt the flow of funds to terrorist organizations. Such Laws, regulations and sanctions shall be deemed to include the Patriot Act, the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as Laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

“Assets” shall have the meaning set forth in Section 2.1(h).

“Assignments” shall have the meaning set forth in Section 8.3(d).

“Bill of Sale” shall have the meaning set forth in Section 8.3(e).

“Business Day” means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in New York, New York, generally are authorized or required by Law or other governmental actions to close

“Buyer” shall have the meaning set forth in the recitals above.

“Buyer’s Knowledge” means the actual (and not constructive) knowledge of Craig M. Bernfield or Steven Insoft (or notice received by Craig M. Bernfield or Steven Insoft) and shall not be construed to impose or have imposed upon Craig M. Bernfield or Steven Insoft any duty to investigate the matters to which such knowledge, or the absence thereof, pertains. There shall be no personal liability of either Craig M. Bernfield or Steven Insoft arising out of any of the representations and warranties of Buyer set forth in this Agreement.

“Buyer Party” shall have the meaning set forth in Section 4.7(a)(ii).

“Cash Payment” means an amount equal to the difference between (x) the Purchase Price payable at Closing in accordance with Article II hereof (including as adjusted for prorations as set forth herein) and (y) the sum of (i) the amount of the loan proceeds funded under the Definitive Loan Agreements at the Loan Closing, plus (ii) the amount of the Deposit and all interest or other income earned from the investment of the Deposit released to Seller at Closing as contemplated in Section 2.4.

“Casualty” shall have the meaning set forth in Section 6.6.

“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. §§9601 et seq, as amended prior to or as of the date hereof or the Closing Date, as applicable.

“Closing” means the consummation of the transactions contemplated by this Agreement in accordance with the provisions of Article VIII.

“Closing Date” shall have the meaning set forth in Section 8.1.

“Closing Escrow “ shall have the meaning set forth in Section 2.5(d).

“Closing Estoppels” shall have the meaning set forth in Section 7.1(f).

“Code” means the Internal Revenue Code of 1986, as has been and may be amended from time to time.

“Condemnation” means the exercise of any Governmental Authority, whether by legal proceedings or otherwise, by a Condemnor or a voluntary sale or transfer by Seller of any Facility or portion thereof to any Condemnor, either under written threat of condemnation or while legal proceedings for condemnation are pending.

“Condemnor” means any public or quasi-public authority or private corporation or individual, having the power of Condemnation over any of the Assets.

“Confidentiality Agreement” means that certain letter agreement, dated as of August 11, 2014, between General Electric Capital Corporation and Aviv REIT, Inc., as the same may be amended from time to time.

“Contemplated Transactions” means the transactions reasonably contemplated under this Agreement and the other Transaction Documents, including the purchase and sale of the Assets.

“Contracts” means the Prime Leases, Master Lease, Master Transaction Agreement, the Office Building Leases, and the documents set forth in Schedule 3.13.

“Damages” shall have the meaning set forth in Section 11.2(a).

“Deeds” shall have the meaning set forth in Section 8.3(a).

“Definitive Loan Agreements” shall have the meaning set forth in the Section 2.5(b).

“Deposit” shall have the meaning set forth in Section 2.4.

“Deposit Escrow Agreement” shall have the meaning set forth in Section 2.4.

“Due Diligence Period” shall have the meaning set forth in Section 9.1.

“Environmental Laws” means any applicable Laws (including CERCLA), relating to the Remediation, generation, production, installation, use, storage, treatment, transportation, Release, threatened Release, or disposal of Hazardous Materials, or the protection of human health, safety, natural resources, or the environment, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Environmental Reports” shall have the meaning set forth in Section 3.17.

“ERISA” shall have the meaning set forth in Section 4.7.

“Escrow Agent” shall have the meaning set forth in Section 2.4.

“Facilities” shall have the meaning set forth in the recitals above.

“Financial Institution” shall have the meaning set forth in Section 4.7(a)(ii).

“Floor” shall have the meaning set forth in Section 11.3(a).

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, including any contractor thereof and any state or local public utility commission and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, and including any governmental authority having jurisdiction over the certification, licensing, evaluation or operation of any of the Facilities.

“Hazardous Materials” or “Hazardous Substances” means without limitation, any substance which is or contains (i) a hazardous substance as defined by CERCLA, or any regulations promulgated under CERCLA, or any similar federal or state Law or local ordinance or any other environmental Law; (ii) any hazardous waste within the meaning of, or would otherwise bring the Land within, the ambit of the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.) (“RCRA”) or regulations promulgated under RCRA, or any similar state Law or local ordinance; (iii) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (iv) polychlorinated biphenyls; (v) radon gas; (vi) methane gas; (vii) petroleum or petroleum products; (viii) pollutants regulated under the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. or the Clean Air Act, 42 U.S.C. 7401 et seq., or any similar federal or state Law or local ordinance, (ix) any substances or materials which are defined as “pollutants,” “contaminants,” “hazardous materials,” “chemical substances,” “radioactive materials,” or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; and (x) any additional substances or materials which are classified as hazardous or toxic under Environmental Laws applicable to the Facilities.

“Healthcare Facilities” shall have the meaning set forth in the recitals above.

“Healthcare Licenses” shall mean any and all licenses, permits, accreditations, provider numbers, approvals, qualifications, certifications, and other authorizations granted by any Healthcare Regulatory Agency or other Governmental Authority, accreditation organization, or Third Party Payor relating to or affecting one or more of the Healthcare Facilities, the establishment, construction, ownership, operation, maintenance, management, use, regulation, development, expansion, or construction thereof, the provision of healthcare services thereon, and or the reimbursement of healthcare costs relating thereto.

“Healthcare Regulatory Agency” shall mean any and all agencies, boards, authorities, bodies, accreditation organizations, and any Governmental Authority having jurisdiction over one or more of the Healthcare Facilities, the ownership, operation, maintenance, management, use, regulation, development, expansion, or construction thereof, the provision of healthcare services thereon, the reimbursement of healthcare costs relating thereto, or that grant, issue, or regulate any Healthcare Licenses

“Improvements” shall have the meaning set forth in Section 2.1(b).

“Insurance Policies” shall have the meaning set forth in Section 3.23.

“Land” shall have the meaning set forth in Section 2.1(a).

“Law” means any foreign, federal, state and local law, statute, ordinance, rule, regulation, code (including any zoning code, fire code or health and safety code), Permits, order, decree or similar edict enacted, adopted, issued or promulgated by, any Governmental Authority, including all Orders.

“Lender” shall have the meaning set forth in Section 2.5(b).

“Liabilities” means any debt, liability, commitment, obligation, damage, loss, diminution in value, cost or expense of any kind or nature whatsoever, whether accrued or not accrued, asserted or not asserted, actual or contingent, known or unknown, foreseen or unforeseen whenever or however arising and whether or not the same would be required to be reflected in financial statements or disclosed in the associated notes.

“Loan” shall have the meaning set forth in Section 2.5(b).

“Loan Closing” shall have the meaning set forth in Section 2.5(b).

“Master Assignment” shall have the meaning set forth in Section 8.3(c).

“Material Adverse Change” means the occurrence of a Tenant Material Adverse Effect or a material default or breach under, or termination of, either the Master Lease or the Master Transaction Agreement, or an existing condition that with passage of time or giving notice would constitute a material default or breach under the Master Lease or Master Transaction Agreement.

“Master Lease” shall have the meaning set forth in the recitals above.

“Master Transaction Agreement” shall have the meaning set forth in the recitals above.

“OFAC” shall have the meaning set forth in Section 4.7(a)(i).

“Office Building Leases” shall mean those leases set forth on Schedule 1.1.

“Order” means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding (or Contract entered into in any administrative, judicial or arbitration proceeding with any Governmental Authority).

“Patriot Act” means the USA Patriot Act of 2001, Pub. L. No. 107-56.

“Permits” means all permits, licenses, approvals, immunities, entitlements and other authorizations, franchises, registrations, consents, and certificates of need held or applied for by any Person from any Governmental Authority, including all filings, certificates of occupancy, operating permits, sign permits, development rights and approvals, zoning, building, safety and health approvals and rights and all other permits needed for, used in connection with or otherwise relating to the development, construction, operation, use or maintenance of any of the Facilities or to provide healthcare or related services to any of the Facilities.

“Permitted Exceptions” means, as applicable for each Asset, (i) liens for real estate taxes, taxes imposed by special assessment and water, sewer, vault, public space and other public charges, all of which are not yet due and payable as of the Closing Date, or are being properly contested with appropriate and adequate reserves therefor in accordance with GAAP and provided that the Title Company has committed to insure over the same in the Title Policies prior to the expiration of the Due Diligence Period, (ii) all applicable Laws (including zoning, building ordinances and land use regulations), (iii) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like liens arising or incurred in the ordinary course of business consistent with past practices if the underlying obligations are not past due, or are being properly contested with appropriate and adequate reserves therefor in accordance with GAAP and provided that the Title Company has committed to insure over the same in the Title Policies prior to the expiration of the Due Diligence Period, (iv) any liens, encumbrances or restriction of record shown on the Title Documents, (v) any matters shown on the final title reports or pro formas Buyer obtains for the Title Policies, (vi) Prime Leases and any rights thereunder, (vii) the Contracts and any rights thereunder, (viii) any other matter to which Buyer has knowledge on or before Closing, and (ix) any written objections made by Buyer or Lender before the expiration of the Due Diligence Period which Seller does not cure or address prior to the Due Diligence Period, or for new matters shown on any revised title report after the expiration of the Due Diligence Period, any written objections Buyer or Lender make which Seller does not cure or address in the time periods set forth under Section 9.1. Notwithstanding the foregoing, Permitted Exceptions will not include any item to which Lender reasonably objects, which Seller shall take all commercially reasonable efforts to cure on or before Closing.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Personal and Intangible Assets” shall have the meaning set forth in Section 2.1(i).

“Prime Lease Assignments” shall have the meaning set forth in Section 8.3(b).

“Prime Lease Properties” means those certain Healthcare Facilities identified on Exhibit A-2 as the “Leasehold” Facilities.

“Prime Leases” means those certain prime leases listed on Schedule 1.1 attached hereto.

“Property” and “Properties” shall have the meanings set forth in the recitals above.

“Purchase Price” means the consideration payable to Seller for the Assets as provided in Section 2.3.

“Release” means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.

“Remediation” means any investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling and analysis, closure, or post-closure in connection with the suspected, threatened or actual Release of Hazardous Materials.

“Replacement Tenant LC “ shall have the meaning set forth in Section 7.1(i).

“Seller” shall have the meaning set forth in the recitals above.

“Seller Certificate” shall have the meaning set forth in Section 7.1(c).

“Seller’s Affidavit” shall have the meaning set forth in Section 9.1.

“Seller’s Knowledge” means the actual (and not constructive) knowledge of Jeffrey Erhardt or Michael Treiber (or notice received by Jeffrey Erhardt or Michael Treiber) and shall not be construed to impose or have imposed upon Jeffrey Erhardt or Michael Treiber any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, it being understood that Seller is not entitled to receive information pertaining to Tenant, subtenants or the operations of the Facilities except pursuant to the terms of the Master Lease or Office Building Leases. For purposes of this Agreement, the phrase “Seller otherwise has no Knowledge”, “Seller has no Knowledge” or similar formulations (other than the phrase “Seller’s Knowledge”) shall mean the actual (and not constructive) knowledge of Jeffrey Erhardt or Michael Treiber (or notice received by Jeffrey Erhardt or Michael Treiber) and shall not be construed to impose or have imposed upon Jeffrey Erhardt or Michael Treiber any duty to investigate the matters to which such knowledge, or the absence thereof, pertains. There shall be no personal liability of either Jeffrey Erhardt or Michael Treiber arising out of any of the representations and warranties of Seller set forth in this Agreement.

“Seller’s Representations” mean any and all representations, warranties, certifications, or agreements expressly made by Seller in this Agreement (including the representations and warranties of Seller set forth in Article III of this Agreement and the Seller indemnity set forth in Article XII) or in this Agreement or any associated Closing documents, including the Deeds, Bill of Sale, Assignments or Seller’s Certificate.

“Settlement Statement” shall have the meaning set for in Section 8.3(i).

“Source” shall have the meaning set forth in Section 4.7.

“Survival Period” shall have the meaning set forth in Section 11.1.

“Specially Designated Nationals and Blocked Persons” shall have the meaning set forth in Section 4.7(a)(i).

“Tax” or “Taxes” shall mean all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, employee’s income withholding, other withholding, unemployment and social security taxes, which are imposed by any governmental authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

“Tax Return” means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules and workpapers), including any information return or report, claims for refund, amended return and declaration of estimated Tax.

“Tenant” shall have the meaning set forth in the recitals above.

“Tenant Material Adverse Effect” shall mean any fact, event, change, development, circumstance or effect that is materially adverse to the ability of Tenant to perform its obligations under the Master Lease or Master Transaction Agreement or the ability of the subtenants or operators to operate the Healthcare Facilities as currently operated.

“Third Party Payor” shall mean Medicare or Medicaid.

“Title Company” means Chicago Title Insurance Company.

“Title Policies” means, ALTA Owner’s and Lender’s Policies of Title Insurance (Form 2006), with extended coverage over the standard or general exceptions, issued by the Title Company in an amount equal to the Purchase Price and covering each and every Property owned by Seller in fee simple or leasehold interest as applicable, dated as of the Closing Date, subject only to the Permitted Exceptions, and including endorsements reasonably requested by Buyer or Lender; provided however that the Title Policies will be limited to the pro formas that the Title Company irrevocably commits to issue on or before the expiration of the Due Diligence Period or any revisions to the commitments or pro formas resulting from new matters recorded after the Due Diligence Period in accordance with Section 9.1 if the Title Company continues to be irrevocably committed to issue the Title Policies even with such new matter.

“Title Documents” shall have the meaning set forth in Section 3.12.

“Transaction Documents” means this Agreement and any other agreement, certificate, instrument or writing delivered in connection with this Agreement.

“Transfer Taxes” shall have the meaning set forth in Section 10.1.

“Updated Schedule” shall have the meaning set forth in Section 13.12.

“U.S. Person” shall have the meaning set forth in Section 4.7(a)(i).

ARTICLE II

SALE AND PURCHASE OF ASSETS

2.1 Agreement to Sell and Purchase. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase, assume and accept from Seller all now or hereafter acquired right, title and interest of the Seller (if any as to the items specified in Sections 2.1(c) – (h)), in and to the following:

(a) the fee simple title and all other rights and interest of Seller in and to all of the land legally described on Exhibit A-1 attached hereto and incorporated herein by reference, and the leasehold interests under the Prime Leases for real property described on Exhibit A-2 (collectively, the “Land”), together with all of Seller’s right, title and interest in and to all easements, rights and interests appurtenant thereto, subject in the case of the Prime Lease Properties, to the rights of the lessors under the Prime Leases;

(b) the fee title to all of the buildings, structures, fixtures, operating systems, fences, support systems, surface parking lots, parking spaces and garages and other improvements affixed to or located on the Land, including the Facilities, subject, in the case of the Prime Lease Properties, to the rights of the lessors under the Prime Leases (collectively, the “Improvements”);

(c) all tangible personal property of Seller located upon the Land or within the owned Improvements thereon, but excluding any vehicles and any personal property of Tenant, subtenants or other third parties (including lessors under the Prime Leases), including any and all appliances, furniture, equipment, computer equipment, hardware and software, art work, planters, canopies, carpeting, draperies and curtains, tools, supplies, inventories, equipment and other items of personal property;

(d) all of Seller’s rights and obligations under Contracts, including under the Master Lease, Master Transaction Agreement, the Prime Leases, and the Office Building Leases, related to circumstances first arising or accruing on and after the Closing Date, together with all rights to any deposits (if any) held or made in connection therewith;

(e) to the extent Buyer is required as an owner of the Property by Law to honor or if not so required, to the extent Buyer in its sole discretion elects to assume the same, Seller’s rights and obligations under all leases or occupancy agreements of any kind and nature with respect to any of the Facilities first arising or accruing on and after the Closing Date;

(f) all other intangible personal property of Seller solely related to Seller’s ownership of, or leasehold interest in, the Facilities, including the rights to the names of the Facilities as provided for in Exhibit B, and any goodwill of Seller associated with the Facilities first arising or accruing on and after the Closing Date;

(g) all of Seller’s right, title and interest in all warranties, representations, guarantees, contract rights and miscellaneous rights, if any, relating to the Facilities or to any other items to be transferred pursuant to this Agreement, but only to the extent the same are transferable or assignable; and

(h) to the extent Seller’s interest is assignable pursuant to applicable Law, all applicable bed rights, licenses and Permits of Seller solely related to Seller’s ownership of, or leasehold interest in, each of the Healthcare Facilities or Seller’s obligations under the Master Lease, Master Transaction Agreement, Prime Leases, or Office Building Leases (collectively items (c) through (h) of this Section 2.1 shall be referred to in this Agreement as the “Personal and Intangible Assets,” and all of the above described property in items (a) through (h) of this Section 2.1 shall be referred to in this Agreement as the “Assets”).

2.2 Assumption of Liabilities. On the Closing Date, except as otherwise expressly provided in this Agreement, Buyer shall assume and discharge or perform when due all Liabilities relating to or arising out of the Assets first arising or accruing on and after the Closing Date, except to the extent Buyer has received a credit therefor at Closing toward Buyer’s obligation to pay the Purchase Price.

2.3 Purchase Price. Subject to the terms and conditions of this Agreement (including any adjustments pursuant to Section 8.7), the purchase price for the Assets shall be $305,000,000.00 (the “Purchase Price”).

2.4 Deposits. No later than 4:00 p.m. (Eastern time) on the date that is within three (3) Business Days of the date of this Agreement, Buyer shall make a deposit in the amount of $9,150,000.00 (together with any interest or other income earned thereon, the “Deposit”) to the Title Company, as escrowee (the “Escrow Agent”) to be held in escrow pursuant to the terms of the Title Company’s standard form of Strict Joint-Order Escrow Agreement (the “Deposit Escrow Agreement”). At Closing, the Deposit and all interest or other income earned from the investment of the Deposit shall be applied against the Purchase Price payable at Closing. If this Agreement terminates for any reason other than a termination by Seller under Section 12.1(d), or Buyer terminates this Agreement prior to the expiration of the Due Diligence Period in accordance with Section 9.1, then the Deposit shall be promptly paid to Buyer, but in no event later than specified in the Deposit Escrow Agreement. Seller and Buyer shall execute and deliver any directions, notices or other documents to the Escrow Agent as are reasonably necessary to cause such Deposit to be refunded to Buyer or applied to the Purchase Price as required under this Agreement.

2.5 Payment of the Purchase Price.

(a) Subject to the terms and conditions set forth in this Agreement, in consideration for the Assets, (i) at the Closing, Buyer shall pay the portion of the Purchase Price represented by the Cash Payment and (ii) after the Closing, Buyer agrees to immediately pay the balance of the Purchase Price on the Closing Date in accordance with Section 2.5(b) and after deducting the Deposit amount delivered pursuant to Section 2.4.

(b) The parties understand and agree that a portion of the Purchase Price is to be funded with the proceeds of the debt financing provided by General Electric Capital Corporation (the “Lender”) contemplated by the documents described in Schedule 2.5(b) which are to be negotiated between Buyer and Lender in good faith and on terms, to the extent not otherwise specified, which are reasonable acceptable to Lender and Buyer (such documents being the “Definitive Loan Agreements”, and the loan being the “Loan”), which Loan will close simultaneously with the Closing hereunder (the “Loan Closing”). Subject to the consummation of the Loan Closing, it is contemplated that the Lender under the Loan will fund the proceeds of the Loan by wire transfer of immediately available funds to the accounts designated by Seller pursuant to Section 2.5(c). In the event that the Loan Closing does not occur because Lender refuses or is unable to close or otherwise fund (other than due to Buyer’s failure or refusal to perform Buyer’s covenant in this Section 2.5(b)), Buyer may fund the Purchase Price with cash or with other sources of funds.

(c) The Cash Payment shall be made by wire transfer of immediately available funds to such accounts designated by Seller in a writing given at least two (2) Business Days prior to the Closing Date.

(d) The Cash Payment and Loan proceeds shall at Closing be paid through a so-called “New York style” closing escrow with the downtown Chicago office of the Title Company (the “Closing Escrow”) on such terms and conditions as are reasonably acceptable to Seller, Buyer and the Title Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows:

3.1 Organization, Standing and Authority. Seller is duly organized, validly existing as a limited liability company and in good standing under the Laws of the State of Delaware. Seller has all necessary power and authority to own and lease the Assets, as applicable, and is duly qualified to do business in the states of Indiana, Michigan, North Carolina, Ohio and Virginia, and there are no other states in which Seller’s ownership or leasing of the Assets under the Contracts requires such qualification.

3.2 Authorization and Binding Obligation. Seller has the requisite limited liability company power and authority to execute, deliver, and perform this Agreement and each instrument required to be executed and delivered by it at the Closing, and all necessary limited liability company action on the part of Seller have been duly and validly taken to authorize the execution, delivery and performance of this Agreement and each instrument required to be executed and delivered by it at the Closing. This Agreement has been, and upon their execution each instrument required to be executed and delivered by Seller at the Closing shall have been, duly executed and delivered by Seller and (assuming due authorization, execution and delivery thereof by Buyer) constitute a legal, valid and binding obligation of Seller enforceable against Seller, in accordance with its terms, except as such enforceability may be limited by (i) Laws of general application relating to bankruptcy or insolvency, or moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies, regardless of whether asserted in a proceeding in equity or at Law.

3.3 Non-contravention. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby do not and will not (a) contravene or conflict with Seller’s certificate of formation or limited liability company operating agreement, (b) assuming that all consents, approvals, authorizations and other actions described in Schedule 3.4, have been obtained, contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Seller or by which the Assets are bound or affected, (c) contravene, conflict with or constitute a default under (or an event that with notice or lapse of time or both would reasonably be expected to become a default) or give rise (with or without notice or lapse of time or both) to a right of termination, amendment, cancellation, acceleration, or other similar remedy under any agreement, Contract, note, bond, mortgage, indenture, lease, franchise, permit or other authorization or joint venture, limited liability company or partnership agreement or other instrument binding upon Seller.

3.4 Required Approvals. To Seller’s Knowledge, except for the authorizations and approvals listed on Schedule 3.4 (which the parties hereto acknowledge are Seller’s and Buyer’s responsibility to obtain) and any other notices or filings that do not adversely affect Seller’s ability to transfer the Assets hereunder or consummate the transactions contemplated hereby, no notice to, filing with, authorization of, exemption by, or consent of, any Person, including any Governmental Authority, is required to be obtained by Seller for Seller to consummate the transactions contemplated hereby. Seller agrees to provide at its own expense reasonable assistance to Buyer to obtain any authorizations or approvals listed on Schedule 3.4, which obligation shall survive Closing solely for the Survival Period. There have been no changes to the ownership of Seller in the twelve (12) month period prior the execution of this Agreement. The only amendments to real property leases for the Healthcare Facilities where Seller is a party in the twelve (12) month period prior to the execution of this Agreement are the Master Lease and the Master Transaction Agreement.

3.5 No Litigation.

(a) Except as disclosed in Schedule 3.5, to Seller’s Knowledge, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or threatened against or affecting Seller or any of its respective officers, directors, employees, managers, agents or members, relating to the Land or any of the other Assets, and to Seller’s Knowledge, there are no facts or circumstances which would reasonably be expected to give rise to any of the foregoing. Except as disclosed in Schedule 3.5, Seller is not subject to any Order relating to the Assets.

(b) To Seller’s Knowledge, Seller has not received notice of any actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or threatened against or affecting Tenant or Affiliates of Tenant or any of its respective officers, directors, employees, managers, agents or members, relating to the Properties or any of the other Assets, and to Seller’s Knowledge, there are no facts or circumstances which would reasonably be expected to give rise to any of the foregoing.

(c) There are no claims, actions, suits, proceedings or investigations pending or, to Seller’s Knowledge, threatened by or against Seller with respect to this Agreement, in connection with the Contemplated Transactions or against any of the Assets, and there are no facts or circumstances which would reasonably be expected to give rise to any of the foregoing.

3.6 No Condemnation. As of the date of this Agreement, to Seller’s Knowledge, Seller has received no written notice of, and to Seller’s Knowledge there exists no Condemnation proceeding, declaration of taking, special assessment, rezoning or other similar action with respect to any of the Facilities.

3.7 Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the Contemplated Transactions based on any arrangement or agreement binding upon Seller except for MTS Health Partners, L.P, pursuant to a letter agreement dated as of August 1, 2014. Seller shall pay, and shall hold Buyer harmless against, any Liabilities (including reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

3.8 No Options to Purchase. Seller has not granted a purchase option, right of first refusal, or right to purchase any of the owned Facilities or any portion thereof to any person or entity.

3.9 Tax Returns. Except as disclosed in Schedule 3.9 attached hereto, to Seller’s Knowledge (a) all Taxes required to be paid by Seller with respect to the Assets have been paid in full; (b) all Tax Returns required to be filed by Seller with respect to the Assets have been accurately prepared in all material respects and duly and timely filed; and (c) Seller is not delinquent in the payment of any Tax, assessment or governmental charge payable with respect to the Assets and Seller has no Tax deficiency or claim asserted or assessed against Seller with respect to the Assets. None of the Assets constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code. The foregoing to the contrary notwithstanding, the parties acknowledge that Seller makes no representation or warranty, and does not undertake any action or covenant, relating to any Tax Return and/or any Tax required to be filed or paid by or on behalf of Tenant, any manager, or any of their respective Affiliates or direct or indirect investors, whether pursuant to contract, as a successor, by Law or otherwise, or any other Tax Return or Tax, the filing or payment of which is or has been the responsibility of Tenant under the Master Lease, Master Transaction Agreement, or Office Building Leases.

3.10 Assessments. To Seller’s Knowledge, all assessments that are now liens on the Property are shown on the public records or on the tax assessor’s records; no improvements have been installed by Seller or any public authority, and to Seller’s Knowledge, no improvements have been installed by the Prime Lease landlords or any tenant or subtenant (including Tenant), in each case except as provided for in the Master Lease Agreement, Master Transaction Agreement, and the Office Building Leases, the cost of which are to be assessed against the Property in the future. To Seller’s Knowledge, except as provided for in the Master Lease Agreement, Master Transaction Agreement, and the Office Building Leases, Seller has not received notification of any possible future improvements, the cost of which or any part thereof will or would reasonably be expected to be assessed against the Property.

3.11 No Violations of Covenants. To Seller’s Knowledge, Seller has not received written notice of any defaults under any covenants, conditions, restrictions, rights-of-way or easements that affect any part of the Property, and to Seller’s Knowledge there are no such defaults and no condition exists that, with the passage of time or the giving of written notice, or otherwise would result in a default or breach under any such covenants, conditions, restrictions, rights-of-way or easements that have not been cured.

3.12 Title to Property. At Closing, Seller will have good and marketable title to all of the real and personal property comprising the Assets, including all tangible personal property owned by Seller that is located upon the Land or within the Improvements thereon free and clear of all liens, except Permitted Exceptions. Except as set forth on Schedule 3.12, to Seller’s Knowledge, Seller has not received notice of, and to Seller’s Knowledge there are no material violations of any ordinances, certificates of need, easements, Permits, licenses or other Laws. To Seller’s Knowledge, Seller has provided to Buyer copies of all currently effective title insurance policies, commitments, plats, and surveys in its possession that relate to the Facilities (the “Title Documents”). The Assets (including the Personal and Intangible Assets) include all real and personal property necessary for Buyer to be able to comply with (i) its obligations as landlord under the Master Lease and Master Transaction Agreement and the Office Building Leases and (ii) its obligations as tenant under the Prime Leases.

3.13 No Unrecorded Agreements. Except for the Contracts (including those disclosed in Schedule 3.13), to Seller’s Knowledge, Seller has not received written notice of, and there are no agreements, documents, or instruments which are not recorded among the applicable land records but which materially and adversely affect the marketability of title to the owned Land. Other than the Permitted Exceptions, and the Contracts, there are no leases, contracts or agreements in effect with respect to the Assets which will survive the Closing and be binding upon Buyer or the Assets.

3.14 No Improvements Made. To Seller’s Knowledge, no labor has been performed or material furnished for any Facility or the Land for or on behalf of Seller, in any material amounts, for which Seller has not heretofore fully paid, or for which any mechanics’ or materialmans’ lien or liens, or any other lien, can be lawfully claimed by any person, party or entity. At the Closing, to Seller’s Knowledge, Seller shall not be indebted to any contractor, laborer, mechanic, materialman, architect or engineer for work, labor or services performed or rendered, or for materials supplied or furnished, in connection with any Facility or the Land for which any such person could lawfully claim a lien against any such Facility or the Land.

3.15 No Right of Possession. Except for the Contracts, there are no leases, subleases, licenses, concessions or any other Contracts to which Seller is a party granting any Person any right of possession, use occupancy or enjoyment of any of the Property or any portion thereof.

3.16 FIRPTA. Seller is not a “foreign person” under Section 1445 of the Code, as amended.

3.17 Hazardous Substances. Except as disclosed in the reports listed on Schedule 3.17 (including, for clarification, the reports created in connection with the Contemplated Transaction, collectively being the “Environmental Reports”), to Seller’s Knowledge, (a) there has been no Release of Hazardous Materials at, on, in, under, above or from the Properties in material violation of Environmental Law, (b) Seller, with respect to the Properties, is in material compliance with Environmental Laws; (c) no underground storage tanks are or have been located on the Properties, and (d) the Properties have never been used as a dump site for Hazardous Materials. Notwithstanding any other provision of this Agreement, this Section 3.17 sets forth Seller’s sole and exclusive representations and warranties with respect to Hazardous Materials, Environmental Laws or other environmental matters.

3.18 Health Regulatory Compliance.

(a) To Seller’s Knowledge, Seller has not received written notice, and to Seller’s Knowledge, neither Tenant nor any subtenant at any of the Healthcare Facilities has received written notice, and Seller otherwise has no Knowledge, of any violation of any governmental Law, Healthcare Requirement (as such term is defined in the Master Lease) or regulation pertaining to any Healthcare Facility, other than actual or alleged violations of healthcare Laws or Laws pertaining to resident or patient care, notice of which have been provided to Seller and which are set forth in Schedule 3.18(a). Seller has not received written notice from Tenant or any subtenant at any Healthcare Facility, and Seller otherwise has no Knowledge, of the limitation, suspension or termination of any of the licenses (including Healthcare Licenses) of such subtenants to operate the Healthcare Facilities for the purposes recited in the Master Lease. Seller has not received written notice from Tenant or any subtenant at any Healthcare Facility, and Seller otherwise has no Knowledge, that there has been or there now exists any revocation, limitation as to new admissions or termination of any provider agreement with respect to any Healthcare Facility.

(b) Except as set forth on Schedule 3.18(b), to Seller’s Knowledge, Seller has not received written notice of, and to Seller’s Knowledge neither Tenant nor any subtenant is a target of, participant in, or subject to any action, proceeding, suit, audit, investigation or sanction by any Governmental Authority or Healthcare Regulatory Agency or any administrative or investigative body or entity or any other third party or any patient or resident (including whistleblower suits, or suits brought pursuant to federal or state False Claims Acts, and Medicaid/Medicare/state fraud/abuse Laws). Except as set forth on Schedule 3.18(b), to Seller’s Knowledge Seller has not received written notice of and there is no such action, proceeding, suit, investigation or audit is pending or threatened against Seller.

(c) Seller has no Knowledge that Tenant, each subtenant and the operation of each Healthcare Facility are not in compliance in all material respects with all applicable Laws and Healthcare Licenses, and requirements of Healthcare Regulatory Agencies and other Governmental Authorities having jurisdiction over the operation of such Facility, including, (i) staffing requirements, (ii) health and fire safety codes and standards, including quality and safety standards, (iii) accepted professional standards and principles that apply to professionals providing services in such Property; (iv) federal, state or local Laws, rules, regulations or published interpretations or policies relating to the prevention of fraud and abuse, (v) insurance, reimbursement and cost reporting requirements, (vi) government payment program requirements and disclosure of ownership and related information requirements; (vii) requirements of the applicable state department of health or equivalent and all other federal, state, or local governmental authorities, including those relating to such Healthcare Facilities’ physical structure, licensing, quality and adequacy of medical care, distribution or pharmaceuticals, rate setting, equipment, personnel, operating policies, additions to facilities and services, fee splitting, and any other applicable Laws, regulations or agreements for reimbursement for the type of care or services provided with respect to such Healthcare Facility.

(d) Seller has no Knowledge that Tenant and each subtenant does not have in place policies and procedures to maintain all patient records at each of the Healthcare Facilities, including patient account records, in accordance with applicable Laws.

(e) Seller has no Knowledge that, other than the Medicare and Medicaid programs, Tenant and the subtenants are, or since September 28, 2006 have been, a participant in any federal, state or local program whereby any federal, state or local government or quasi-governmental body, or any intermediary, agency, board or other authority or entity may have the right to recover funds with respect to any Facility by reason of the advance of federal, state or local funds, including those authorized under the Hill-Burton Act (42 U.S.C. 291, et seq.). Seller has received no written notice that Tenant is in violation of applicable antitrust Laws, and Seller otherwise has no Knowledge of any such violation.

(f) Except as set forth on Schedule 3.18(f), Seller has not received written notice from Tenant or any subtenant, and Seller otherwise has no Knowledge, that, (i) Tenant and, as applicable, each subtenant, is not in compliance in all material respects with the requirements for participation in the Medicare and Medicaid Programs with respect to each of the Healthcare Facilities that currently participates in such programs, and (ii) each such Facility that so participates does not have a current provider agreement under Title XVIII and/or XIX of the Social Security Act, which is in full force and effect. Except as set forth on Schedule 3.18(f), Seller has not received written notice from Tenant or any subtenant, and Seller otherwise has no Knowledge, that any of the Healthcare Facilities had any deficiencies at level G or above on its most recent survey (standard or complaint), or that Tenant or any subtenant has been cited with any substandard quality of care deficiencies (as that term is defined in Part 488 of 42 C.F.R) for the past two consecutive surveys. Except as set forth on Schedule 3.18(f), to Seller’s Knowledge, neither the Healthcare Facilities nor any other health care facility owned or operated by Tenant, any subtenants, or their respective Affiliates has been the subject of a “double G” or “immediate jeopardy” determination for the last three years.

(g) Seller has not received written notice from Tenant or any subtenant, and Seller otherwise has no Knowledge, that the Master Lease, Tenant’s performance thereunder in accordance with the terms thereof, or any subtenant’s performance under the applicable sublease in accordance with the terms thereof will (i) adversely affect Tenant’s or such subtenant’s right to receive Third Party Payor payments or reimbursements, (ii) materially reduce Third Party Payor payments or reimbursements, or (iii) adversely affect the Permits (it being understood that the foregoing representation and warranty is only intended to speak as to Laws, rules, regulations and Permits as in effect on the date of this Agreement and the Closing Date). Seller has not received written notice from Tenant or any subtenant, and Seller otherwise has no Knowledge, that any Healthcare Facility has received a statement of charges or deficiencies or that any penalty enforcement actions have been undertaken against any of the Healthcare Facilities, Tenant, subtenant or any other operator, manager, officer or director by any governmental agency during the last three calendar years that now has a Tenant Material Adverse Effect. Seller has not received written notice from Tenant or any subtenant, and Seller otherwise has no Knowledge, that there has been any violations over the last three calendar years that resulted in any of the Healthcare Facilities’ operators’ or any of the Healthcare Facilities’ decertification for participation in any other Third Party Payor program. Seller has not received written notice from Tenant or any subtenant, and Seller otherwise has no Knowledge, of any threatened or pending revocation, suspension, termination, probation, restriction, limitation, or non-renewal affecting Tenant, any subtenant or any of the Healthcare Facilities or any provider agreement with any Third Party Payor.

(h) Seller has not received written notice from Tenant or any subtenant, and Seller otherwise has no Knowledge, that any Third Party Payor insurance cost reports and financial reports submitted by or on behalf of Tenant, each subtenant or any of the Healthcare Facilities are not materially accurate and complete or are misleading in any material respect. Seller has not received written notice from Tenant or any subtenant, and Seller otherwise has no Knowledge, that there are current or outstanding Third Party Payor programs reimbursement audits or appeals pending at any of the Healthcare Facilities, that there are any cost report years that remain subject to audits, that any cost reports remain “open” or unsettled, and that there are any current or pending Third Party Payor programs recoupment efforts at any of the Healthcare Facilities, the effect of any of the foregoing which could reasonably be expected to result in a Tenant Material Adverse Effect.

(i) Seller has not received written notice from Tenant or any subtenant, and Seller otherwise has no Knowledge, that Tenant or any subtenant has, other than in the normal course of business and consistent with past practices, changed the terms of any of the Third Party Payor programs or its normal billing payment or reimbursement policies and related procedures, including the amount and timing of finance charges, fees and write-offs.

3.19 Prime Leases. To Seller’s Knowledge, each of the Prime Leases is in full force and effect and Seller has not received written notice of and to Seller’s Knowledge there exists no default on the part of Seller under any Prime Lease that would give the ground lessor thereunder the right to terminate the Prime Lease to which it is a party. Seller has provided Buyer a true and correct copy of each of the Prime Leases.

3.20 Contracts. The Master Lease, the Master Transaction Agreement, the Prime Leases and the Office Building Leases, and to Seller’s Knowledge, all other Contracts, are in full force effect. To Seller’s Knowledge, Seller has not received any written notice of and there exists no material default on the part of Seller or the tenants thereunder. Seller has provided Buyer with a true and correct copy of each of the Master Lease, the Master Transaction Agreement, Prime Leases, and Office Building Leases and any material Contract. To Seller’s Knowledge, the Contracts are the only material unrecorded agreements to which Seller is a party that affect the Assets.

3.21 Accuracy of Materials Provided to Buyer. With respect to financial statements, cost reports and other materials provided to Seller under the Master Lease and the Office Building Leases, Seller has no Knowledge that any information contained therein is incorrect or untrue.

3.22 ERISA; Employees.

(a) (i) The Seller is not an “employee benefit plan” as defined in Section 3(3) of ERlSA, which is subject to Title I of ERlSA, or a plan as defined in Section 4975 of the Code, which is subject to Section 4975 of the Code and (ii) the Assets do not and will not constitute “plan assets” of one or more such employee benefit plans or plans for purposes of Title I of ERlSA of Section 4975 of the Code.

(b) The Seller is not a “governmental plan” within the meaning of Section 3(3) of ERISA and the assets of the Seller do not constitute “plan” assets of any such governmental plan.

3.23 Insurance Policies. To Seller’s Knowledge, Seller has delivered to Buyer a complete and accurate list of all insurance contracts, binders or policies relating to the Healthcare Facilities which are identified in Schedule 49 of the Master Lease (all of which are held by Tenant, and are collectively referred to as the “Insurance Policies”).

3.24 Day-to-day Operations. Jeffrey Erhardt and Michael Treiber are responsible for the day-to-day operations of Seller.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

4.1 Organization, Standing and Authority. Buyer is a limited liability company validly existing and in good standing under the Laws of the State of Delaware. Buyer has all necessary power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted.

4.2 Authorization and Binding Obligation. Buyer has the requisite limited liability company power and authority to execute, deliver, and perform this Agreement and each instrument required to be executed and delivered by Buyer at the Closing, and all necessary limited liability company action on the part of Buyer has been duly and validly taken to authorize the execution, delivery and performance of this Agreement and each instrument required to be executed and delivered by Buyer at the Closing. This Agreement has been, and upon their execution each instrument required to be executed and delivered by Buyer at the Closing shall have been, duly executed and delivered by Buyer and (assuming due authorization, execution and delivery thereof by Seller) constitute a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by (i) Laws of general application relating to bankruptcy or insolvency, or moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies, regardless of whether asserted in a proceeding in equity or at Law.

4.3 Non-contravention. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby do not and will not (a) contravene or conflict with Buyer’s certificate of formation or limited liability company operating agreement, (b) assuming that all consents, approvals, authorizations and other actions described in Schedule 3.4 have been obtained, contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Buyer, (c) constitute a default under (or an event that with notice or lapse of time or both would reasonably be expected to become a default) or give rise (with or without notice or lapse of time or both) to a right of termination, amendment, cancellation or acceleration under any agreement, contract, note, bond, mortgage, indenture, lease, franchise, permit or other similar authorization or joint venture, limited liability company or partnership agreement or other instrument binding upon Buyer.

4.4 Required Approvals. To Buyer’s Knowledge, except for the authorizations and approvals set forth on Schedule 3.4 (which the parties hereto acknowledge are Seller’s and Buyer’s responsibility to obtain prior to expiration of the Due Diligence Period), no notice to, filing with, authorization of, exemption by, or consent of, any Person, including any governmental entity, is required for Buyer to consummate the transactions contemplated hereby, except where the failure to make such filings or notifications, or obtain such consents, approvals, authorizations, or permits, would not reasonably be expected to materially adversely affect Buyer’s ability to consummate the transactions contemplated hereby.

4.5 Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon Buyer. Buyer shall pay, and hold Seller harmless against, any liability, loss or expense (including reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

4.6 Sufficiency of Funds. Assuming receipt of the loan proceeds payable under the Definitive Loan Agreements, Buyer has sufficient sources of immediately available funds to enable it to (a) make payment of the Purchase Price plus any closing costs allocable to the Buyer and any payment due from the Buyer as a result of pro-rations, (b) consummate the Contemplated Transactions, and (c) pay all expenses incurred by Buyer in connection with the Contemplated Transactions (including in connection with the Loan).

4.7 Additional Representations and Warranties of Buyer. Buyer represents and warrants to Seller that (x) neither Buyer nor any Affiliate of Buyer is in any way affiliated with Seller, General Electric Capital Corporation, General Electric Company or any Affiliate of General Electric Company, and (y) that, with respect to each source of funds (other than the Loan) to be used by Buyer to purchase the Assets (each a “Source”), at least one of the following statements shall be accurate as of the Closing Date: (i) the Source does not include the assets of (A) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA, or (B) a “plan” as defined in Section 4975(a) of the Code, or (ii) the Source includes the assets of (A) an “employee benefit plan” as defined in Section 3(3) of ERISA or (B) a “plan” as defined in Section 4975 of the Code (each of which has been identified to the Seller in writing pursuant to this Section 4.7 at least ten (10) Business Days prior to the Closing Date), but the use of such Source to purchase the Assets will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Buyer further represents, warrants and covenants to Seller as follows

(a) (i) Buyer is not now nor shall it be at any time prior to the Closing a Person with whom a United States citizen, entity organized under the Laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States Law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”), including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC (“Specially Designated Nationals and Blocked Persons”) or otherwise.

(ii) Neither Buyer nor any Person who owns a direct interest in Buyer (collectively, a “Buyer Party”) is now nor shall be at any time until Closing a Person with whom a U.S. Person, including a United States Financial Institution as defined in 31 U.S.C. 5312, as periodically amended (“Financial Institution”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States Law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

(b) (i) Buyer has taken, and shall continue to take until Closing, such measures as are required by Law to assure that, to Buyer’s Knowledge, the funds used to pay the Cash Payment portion of the Purchase Price are derived (A) from transactions that do not violate United States Law nor, to the extent such funds originate outside the United States, do not violate the Laws of the jurisdiction in which they originated; and (B) from permissible sources under United States Law and to the extent such funds originate outside the United States, under the Laws of the jurisdiction in which they originated.

(ii) To Buyer’s Knowledge, neither Buyer nor any Buyer Party, nor any Person providing funds to Buyer (A) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (B) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (C) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws.

(c) Buyer is in compliance with any and all applicable provisions of the Patriot Act.

4.8 Limitations on Representations and Further Acknowledgements. Notwithstanding anything to the contrary in this Agreement, Seller does not make any representation on the business prospects of any Facilities or the Assets. Buyer (for itself and its Affiliates and assignees) has conducted its own thorough due diligence review and analysis, as Buyer deemed or deems necessary and appropriate, of the Assets and of the business prospects of each Facility. Buyer (for itself and its Affiliates and assignees) acknowledges that it is not relying on any other forecasts, marketing data, projections, estimates, offering brochures or marketing materials, conversations with employees, management or consultants, agents or brokers of Seller, market assessments, representations or warranties or other materials whether oral or written from Seller or Seller’s agents, brokers or consultants as to the business prospects or potential of any Facility or any other representations or warranties, express or implied, except as expressly set forth in Seller’s Representations. Buyer further acknowledges (for itself and its Affiliates and assignees) that it has conducted its own physical assessment of each Facility.

ARTICLE V

PRE-CLOSING COVENANTS

5.1 Pre-Closing Activities.

(a) Seller covenants and agrees that, except as otherwise contemplated by this Agreement, as set forth in Schedule 5.1(a), as required by applicable Law or as consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), from and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, Seller shall, as it relates to the Assets only: (x) conduct its business in the ordinary course consistent with past practice, and (y) use commercially reasonable efforts to comply with and enforce the terms of the Contracts, including the Master Lease, Master Transaction Agreement, each Prime Lease, and the Office Building Leases. Without limiting the generality of the foregoing, from the date of this Agreement until the earlier of the Closing or termination of this

Agreement in accordance with its terms, Seller shall, except as otherwise expressly provided in this Agreement or required by applicable Law or as consented to by Buyer in writing (which consent shall not be unreasonably withheld, conditioned or delayed):

(i) maintain its and General Electric Capital Corporation of Tennessee’s legal existence and preserve and use commercially reasonably efforts to maintain all Permits held by Seller, and/or General Electric Capital Corporation of Tennessee, and required for the ownership and leasing of the Assets; and

(ii) comply in all material respects with all Laws applicable to Seller’s ownership and leasing of the Assets.

(b) Seller covenants and agrees that, except as expressly permitted or required by the terms of this Agreement, as set forth in Schedule 5.1(a), as required by applicable Law, or as consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), from and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, Seller shall not directly or indirectly:

(i) Sell, assign, transfer or dispose of any of the Assets, or enter into any contract to do so, (including by way of merger, consolidation, asset sale, formation of a joint venture or other business combination), or demolish or materially alter any of the Facilities, except for any alteration that is in progress as of the date hereof; except Seller may, in the ordinary course of business consistent with past practices, give any immaterial consent or exercise any immaterial option (other than in connection with any purchase or other option or rights relating to any ownership interest in any of the Assets) under the Master Lease, Master Transaction Agreement, or Office Building Leases;

(ii) enter into any amendment or restatement, or supplement to, the Master Lease, Master Transaction Agreement, any Prime Lease, or the Office Building Leases, or any security or other interest in any of the foregoing, except that certain contemplated first amendment to the Master Lease which approves for the removal of two beds at the Hillsboro Healthcare Facility, and one bed at the Laurels of Shane Hill Healthcare Facility, and also corrects legal descriptions under the Master Lease; or

(iii) authorize any of, or agree to take, whether in writing or otherwise, any of the foregoing actions.

5.2 Commercially Reasonable Efforts; Consents; Governmental Filings.

(a) Subject to the terms and conditions of this Agreement, Seller shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or proper under applicable Law to obtain the written consent of the prime landlords for the Prime Lease Properties and to do, or cause to be done, all things necessary or proper under applicable Law to satisfy the conditions set forth in Section 7.1, and in each case Buyer shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or proper under applicable Law to satisfy the conditions set forth in Section 7.2.

(b) In furtherance and not in limitation of Section 5.2(a), (i) Seller and Buyer shall each use commercially reasonable efforts to obtain, as promptly as practicable, all consents, waivers and approvals required under this Agreement (including any consents from the Prime Lease landlords for the assignment of the Prime Leases) or in connection with the Contemplated Transactions as are applicable to each party and (ii) Seller shall use commercially reasonable efforts to obtain any consents and to send any notices required to permit the assignment to, and use by, Buyer (or its nominee) of any warranties Seller holds that affect the Assets so that Buyer will continue on the terms currently available to Seller, provided that Buyer acknowledges that Seller may be unable to obtain such consents. Seller shall deliver to Buyer true and correct copies, and confirmation of receipt, of the 30-day advanced written notices sent to the state regulatory agencies identified in Schedule 3.4 on behalf of each Healthcare Facility. To the extent the authorizations or approvals listed as items 1. and 2. on Schedule 3.4 are not obtained prior to the Closing, Buyer agrees that such consents or approvals are not a condition to closing. Seller agrees to provide at its own expense reasonable assistance to Buyer to obtain the authorizations or approvals set forth on Schedule 3.4, which obligation shall survive Closing until the expiration of the Survival Period. In the event the failure to obtain any authorizations or approvals set forth on item 3. on Schedule 3.4 which are required by Law, the Closing Date shall be delayed by a reasonable time period in order for the Seller and Buyer to work together to obtain such authorizations and approvals, provided that if the same are not obtained on or before December 31, 2014 and such failure causes a Material Adverse Effect or a material violation of Law, then such failure shall be a condition precedent to both the Seller’s and Buyer’s obligation to close and either party may thereafter terminate this Agreement and the Deposit shall be promptly returned to Buyer.

5.3 Completed Diligence; Access to Information. Buyer acknowledges and agrees that, by the expiration of the Due Diligence Period, Buyer shall have completed all of its due diligence examinations, reviews and inspections of the Assets, including all title, survey, physical, environmental, regulatory and compliance matters and conditions respecting the Assets. Except as otherwise set forth herein (including under Section 9.1), Buyer acknowledges and agrees that the results of Buyer’s due diligence examinations, regardless of when conducted, reviews and inspections shall not entitle Buyer to (i) terminate this Agreement, or (ii) any reduction in, abatement of or credit against the Purchase Price.

5.4 Notice of Certain Events.

(a) From and after the date hereof through the earlier of the Closing or termination of this Agreement in accordance with its terms, solely to the extent of Seller’s Knowledge, Seller shall give prompt written notice to Buyer of (i) any written notice or other communication from any Person to Seller alleging that the consent of such Person is or may be required in connection with the Contemplated Transactions; (ii) any written notice or other communication from any Governmental Authority to Seller in connection with the Contemplated Transactions; (iii) any new actions, suits, or proceedings commenced or, to Seller’s Knowledge, threatened after the date of this Agreement with respect to the Assets; (iv) any material written notice received by Seller relating to the Assets; (v) of any material fact, condition or development that would reasonably be expected to adversely affect Seller’s ability to consummate, including a material delay in Seller’s ability to consummate, the Contemplated Transactions in accordance with this Agreement or (vi) reasonably expected to cause a Material Adverse Change.

(b) From and after the date hereof through the earlier of the Closing or termination of this Agreement in accordance with its terms, solely to the extent of Buyer’s Knowledge, Buyer shall give prompt written notice to Seller of any material fact, condition or development that would reasonably be expected to adversely affect Buyer’s ability to consummate, including a material delay in Buyer’s ability to consummate, the Contemplated Transactions in accordance with this Agreement.

5.5 Public Announcements. On or prior to Closing, neither party hereto shall make any press release, public statement or public announcement with respect to this Agreement or the Contemplated Transactions without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, delayed or conditioned; provided, that either party may make any press release, public statement or public announcement which such party determines is required by applicable Law, stock exchange listing requirements, ratings agency arrangements or otherwise reasonably necessary to implement the provisions of this Agreement and close the Contemplated Transactions, in which case, such party shall use its commercially reasonable efforts to consult with the other party prior to making such disclosure or announcement. Seller acknowledges that Buyer has informed it that Buyer (or its Affiliate) will be filing an 8-K in connection with the execution of this Agreement and the Contemplated Transactions hereunder and that Buyer shall deliver a draft of such filing to Seller prior to filing, shall give Seller a reasonable opportunity to comment thereon, shall use reasonable efforts to incorporate such comments therein.

ARTICLE VI

ADDITIONAL AGREEMENTS; FEASIBILITY

6.1 Further Assurances. From and after the Closing (or after a termination of this Agreement), Seller and Buyer shall from time to time, at the request of, and without further cost and expense to the other party, take such actions, and shall execute and deliver to the other party, to the extent in form and substance reasonably acceptable to the signing party, such further deeds, bills of sale or other transfer documents and other certificates or instruments as may be reasonably requested by the Title Company or the other party in order to more effectively carry out the provisions of this Agreement and the other Transaction Documents and to make effective the Contemplated Transactions.

6.2 Confidentiality. Except as necessary for the consummation of the Contemplated Transactions, as permitted in the Confidentiality Agreement or as otherwise consented to in writing by the other party hereto, which consent shall not be unreasonably withheld, each party hereto shall keep confidential the economic terms of this Agreement and any information which is obtained from the other party in connection with the Contemplated Transactions, except to the extent that such materials or information are or become readily available to the public, have been obtained or is known from independent sources, were known by either party on a non-confidential basis prior to disclosure to such party or are required to be disclosed in public filings or otherwise by applicable Law, disclosed to a party’s attorneys or accountants, or provided that written consent is obtained from the other party information or materials that a party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby or otherwise to implement the provisions of this Agreement and close the Contemplated Transactions. The parties acknowledge the existence of the Confidentiality Agreement, and that the Confidentiality Agreement remains in full force and effect (and for clarification, applies to all documents and information provided by Seller, including, but not limited to any documents Seller provided to Buyer prior to the date hereof).

6.3 Right of Entry. Seller hereby grants permission to Buyer, and Buyer’s agents and representatives, to enter upon the Land and Improvements at any time to conduct, at Buyer’s expense, any non-invasive tests, examinations, surveys and studies that Buyer deems desirable; provided, however, that Buyer may not conduct any invasive testing or sampling, including, but not limited to, soil tests and borings, percolation and compaction tests, without obtaining Seller’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Any entry on or to the Land and Improvements by Buyer or its representatives shall be at the sole risk of Buyer, and Buyer hereby agrees to indemnify and hold harmless and exonerate Seller from any and all loss, claim, liability or damages arising therefrom or connected therewith unless caused by the gross negligence or willful misconduct of Seller or any tenants or subtenants (including Tenant). Additionally, entry to any of the Land and Improvements shall be during normal business hours and upon at least one (1) Business Day’s prior written notice to Seller, and subject to Seller’s compliance with all applicable Laws governing the use, disclosure, privacy and security of, and standard transactions related to, health information, including “individually identifiable health information” as defined under the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder. During any such entry, Buyer and its representatives, will have reasonable access, during reasonable times as mutually agreed upon by Buyer and Seller, to the Facilities and the books and records with respect to the Assets in order to assist Buyer in fulfilling its obligations under this Agreement and to facilitate the consummation of the Contemplated Transaction; provided, however, that such access shall not unreasonably interfere with the business or operations of the Assets; provided further, however, that the foregoing rights shall not extend to any documents that are privileged pursuant to the attorney-client privilege applicable to Seller.

6.4 Investigation. Buyer acknowledges and agrees that (i) Buyer shall make its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Assets and the Contemplated Transactions, (ii) except for Seller’s Representations, neither Seller nor any of its directors, officers, employees, agents, stockholders, Affiliates, consultants, counsel, accountants, investment bankers or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Buyer or its agents or representatives, and (iii) Buyer will not assert any claim (whether in contract or tort, under federal or state securities Laws or otherwise) against Seller or any of its directors, officers, employees, agents, stockholders, Affiliates, consultants, counsel, accountants, investment bankers or representatives, or hold Seller or any such Persons liable for any inaccuracies, misstatements or omissions with respect to information (other than the Seller’s Representations) furnished by Seller or any such Persons concerning Seller or the Assets.

6.5 Exclusivity of Representations; Release of Seller.

(a) BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT (i) EXCEPT AS SPECIFICALLY SET FORTH IN SELLER’S REPRESENTATIONS, SELLER IS TRANSFERRING THE ASSETS “AS IS, WHERE IS AND WITH ALL FAULTS”, AND (ii) EXCEPT FOR AS SPECIFICALLY SET FORTH IN SELLER’S REPRESENTATIONS, BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, FROM SELLER OR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, STOCKHOLDERS, AFFILIATES,

CONSULTANTS, COUNSEL, ACCOUNTANTS, INVESTMENT BANKERS OR REPRESENTATIVES OF SELLER, AS TO ANY MATTER, CONCERNING THE ASSETS, OR SET FORTH, CONTAINED OR ADDRESSED IN ANY DUE DILIGENCE MATERIALS (INCLUDING THE COMPLETENESS THEREOF), INCLUDING: (A) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of the Facilities or any aspect or portion thereof, including, structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, water and utility systems, facilities and appliances, soils, geology and groundwater, (B) the dimensions or lot size of the Land or the square footage of any of the Improvements thereon or of any tenant space therein, (C) the development or income potential, or rights of or relating to, the Facilities, or the fitness, suitability, value or adequacy of the Facilities for any particular purpose, (D) the zoning or other legal status of the Facilities or the existence of any other public or private restrictions on the use of the Facilities, (E) the compliance of the Facilities or their operation with any applicable Laws (including the Americans with Disabilities Act of 1990, as amended), (F) the ability of Buyer or any Affiliate to obtain any necessary Permits for the use or development of the Land, (G) the presence, absence or Release of any Hazardous Materials on, in, under, above or from the Property or any adjoining or neighboring property and the Property’s compliance with Environmental Laws, (H) the quality of any labor and materials used in any Improvements on the Land, (I) the ownership of the Facilities or any portion thereof (for clarification, this item (l) shall exclude Seller’s representation under Section 3.12), (J) any leases, permits, warranties, service contracts or any other agreements affecting the Facilities or the intentions of any party with respect to the negotiation and/or execution of any lease or contract with respect to the Facilities, or (K) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to the operation of, the Facilities. Without limiting the generality of the foregoing, Buyer expressly acknowledges and agrees that, except with respect to Seller’s Representations, it is not relying on any representation or warranty of Seller or any director, officer, employee, agent, stockholder, Affiliate, consultant, counsel, accountant, investment banker or representative of Seller, whether implied, presumed or expressly provided, arising by virtue of any statute, regulation or common law right or remedy in favor of any of them.

(b) BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN SELLER’S REPRESENTATIONS, SELLER SHALL NOT HAVE ANY LIABILITY OR OTHER OBLIGATION WHATSOEVER WITH RESPECT TO ANY REPORTS AND/OR MATERIALS, INCLUDING ANY THIRD PARTY REPORTS (i) OBTAINED BY OR ON BEHALF OF SELLER AND DELIVERED (OR OTHERWISE MADE AVAILABLE) TO BUYER, OR (ii) OBTAINED BY OR ON BEHALF OF BUYER (OR ANY OF ITS AFFILIATES), INCLUDING BUYER’S TITLE REPORT, SURVEY, INSPECTION REPORTS, AND, EXCEPT AS EXPRESSLY REQUIRED BY THE TERMS OF THIS AGREEMENT, SELLER HAS NO OBLIGATION TO MAKE ANY CHANGES, ALTERATIONS OR REPAIRS TO ANY FACILITIES (OR ANY PORTION THEREOF) OR TO, CURE (OR CAUSE TO BE CURED) ANY VIOLATIONS OF LAW OR TO COMPLY WITH (OR CAUSE TO BE COMPLIED WITH) THE REQUIREMENTS OF ANY INSURER OR ANY OF THE INSURANCE POLICIES.

(c) Notwithstanding any other provision in this Agreement, except for breach of the representations and warranties of Seller set forth in Seller’s Representations, Buyer, for itself and any of its successors and assigns and their Affiliates, hereby irrevocably and absolutely waives its right to recover from, and forever releases and discharges, and covenants not to file or otherwise pursue any legal action against, Seller with respect to any and all suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, settlement expenses or costs of whatever kind or nature, whether direct or indirect, known or unknown, contingent or otherwise (including any action or proceeding brought or threatened or ordered by any Governmental Authority and any action based on contract, tort, contribution or indemnity), including attorneys’ and experts’ fees and expenses, and investigation and Remediation costs that may arise on account of or in any way be connected with any of the Assets, including the physical, environmental and structural condition of the Property, compliance with any Law applicable thereto, or any other matter arising under Environmental Laws or relating to the use, presence, discharge or Release of or exposure to Hazardous Materials, whether before or after the date of this Agreement. Buyer expressly waives the benefits of any provision or principle of Law that may limit the scope or effect of the foregoing waiver and release.

(d) This Section 6.5 will survive indefinitely the Closing, or if the Closing does not occur, the termination of this Agreement. Nothing in this Section 6.5 shall act or be interpreted to release or protect Seller from any Liabilities arising from a breach of this Agreement or any of the representations, warranties or covenants of Seller hereunder (which are subject to the limitations of Article XI below).

6.6 Casualty and Condemnation. If, prior to the Closing Date, any Facility is destroyed or damaged by fire or other casualty (a “Casualty”), or Seller receives a notice of a Condemnation proceeding with respect to any Facility, such Casualty or Condemnation shall not affect the obligations of the parties to consummate the Closing hereunder, unless the same is reasonably likely to result in a Material Adverse Change. Notwithstanding anything to the contrary set forth herein, (i) upon a Casualty or Condemnation, Seller shall take reasonable steps, at Seller’s expense, to enforce the applicable tenant’s obligations to restore, repair or reconstruct the premises under the Master Lease, Master Transaction Agreement, Office Building Leases and/or Prime Lease, each as applicable, and (ii) at Closing, Seller shall transfer to Buyer any right to receive or collect insurance or Condemnation proceeds received pursuant to insurance policies of the applicable tenant and shall thereafter cooperate with Buyer and its Affiliates to receive any insurance proceeds or Condemnation awards to which Seller or Buyer, by virtue of such transfer, are entitled (including signed and delivering documents in form reasonably acceptable to Seller), except to the extent used by Seller to restore or repair the damage or provided to the applicable tenant to restore or repair the damage pursuant to the Master Lease, Master Transaction Agreement, Office Building Leases, or any Prime Lease. In the event of restoration or repair of damage, and the use of Condemnation or insurance proceeds therefor, Seller shall use commercially reasonable efforts to ensure that all such proceeds are utilized for restoration or repair in accordance with the terms of the Master Lease, Master Transaction Agreement, Office Building Leases, or Prime Lease as applicable. In the event the insurance proceeds from a Casualty, either by the applicable tenant, insurance proceeds, or both, are not sufficient to restore or repair fully the damage from a Casualty (whether because of a deductible or otherwise), as reasonably determined prior to Closing by Buyer and Seller, Seller agrees to deduct from the Cash Payment the amount of such funds.

6.7 1031 Exchanges. Buyer and Seller acknowledge that each party to this Agreement has the right to restructure all or a part of the transaction as provided in Internal Revenue Code § 1031 as a concurrent or delayed (non-simultaneous) tax deferred exchange for the benefit of such party. Buyer and Seller agree to cooperate, and if requested by the other party, to accommodate such other party in any such exchange; provided that (i) such cooperation and/or accommodation shall be at no further cost or liability to the non-requesting party and the requesting party hereby indemnifies the non-requesting party in connection therewith; and (ii) the restructuring of the within transaction shall not prevent or delay the Closing Date. Buyer and/or Seller, in electing to structure the sale as an exchange, shall have the right to substitute another entity or person, who will be such party’s accommodator in such party’s place and stead. Buyer and Seller acknowledge and agree that such substitution will not relieve the herein named party of any liability or obligation hereunder, and Buyer and/or Seller shall have the right to look solely to such herein named party with respect to the obligations of such party under this Agreement.

ARTICLE VII

CONDITIONS TO THE CLOSING

7.1 Conditions to the Obligations of Buyer. The obligation of Buyer to consummate the Contemplated Transactions is subject to the satisfaction or waiver by Buyer, in its sole discretion, at or prior to the Closing of each of the following conditions any or all of which may be waived (in writing) in whole or in part by Buyer:

(a) The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing as if made at and as of such time (except to the extent that such representations and warranties are expressly limited by their terms to another date, in which case such representations and warranties shall be true and correct in all material respects as of such other date, and except to the extent that such representations and warranties are expressly limited by a materiality requirement in which case the materiality requirement in this Section 7.1(a) shall not impose any additional materiality requirement), such determination to be based solely upon the representations and warranties made as of the date of this Agreement and without regard to any Updated Schedules, and Seller shall have notified Buyer if any of its representations or warranties under this Agreement shall become inaccurate prior to Closing;

(b) Seller shall have performed in all material respects all of its obligations hereunder and under the other Transaction Documents required to be performed by it at or prior to the Closing Date;

(c) Buyer shall have received a certificate signed on behalf of Seller by a duly authorized officer of Seller certifying the satisfaction of the conditions set forth in Sections 7.1(a) and 7.1(b) (the “Seller Certificate”);

(d) Seller shall have delivered all items to be delivered by it pursuant to Section 8.3, (other than the delivery of the condominium documents specified in Section 8.3(g) which shall not be a condition to Closing);

(e) The fee simple or leasehold title, as applicable, to the Assets conveyed to Buyer at Closing shall be marketable, free of defects and any liens, claims, encumbrances, leases, easements, rights-of-way, encroachments, obligations, covenants, conditions, restrictions or limitations, recorded or unrecorded, other than Permitted Exceptions, and Buyer has received an irrevocable commitment from the Title Company to issue the Title Policies (for clarification, which shall be according to the pro formas the Title Company has irrevocably committed to issue before the expiration of the Due Diligence Period or any revisions to the commitments or pro formas resulting from new matters recorded after the Due Diligence Period in accordance with Section 9.1 if the Title Company continues to be irrevocably committed to issue the Title Policies even with such new matter), provided that Buyer shall commit to pay the premiums and all costs related thereto and satisfy all Title Company requirements for issuance;

(f) Buyer shall have received original duly executed and delivered estoppel certificates for the benefit of Buyer (and it nominees or designees, as applicable) and Lender from (i) Tenant with the information required by the Master Lease and Master Transaction Agreement, and (ii) each of the tenants under the Office Leases with all of the information required under their respective Office Leases, in each case dated no sooner than ten (10) days prior to Closing and not containing any exceptions which are not reasonably acceptable to Buyer or to Lender, which shall otherwise be in a form agreed upon by Buyer and Seller before the expiration of the Due Diligence Period (collectively, the “Closing Estoppels”);

(g) The Loan has closed (or is simultaneously closing with the Closing), the Loan is fully funded and the funded Loan proceeds have been deposited into the Closing Escrow;

(h) No Material Adverse Change shall have occurred; and

(i) Receipt of new letter of credit under the Master Lease naming Buyer (or its nominee) as landlord (the “Replacement Tenant LC”).

7.2 Conditions to the Obligations of Seller. The obligation of Seller to consummate the Contemplated Transactions is subject to the satisfaction or waiver by Seller, in its sole discretion, at or prior to the Closing of each of the following conditions:

(a) The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (except to the extent that such representations and warranties are expressly limited by their terms to another date, in which case such representations and warranties shall be true and correct in all material respects as of such other date, and except to the extent that such representations and warranties are expressly limited by a materiality requirement in which case the materiality requirement in this Section 7.2(a) shall not impose any additional materiality requirement), and Buyer shall have notified Seller if any of its representations and warranties under Article IV shall become inaccurate prior to Closing;

(b) Buyer shall have performed in all material respects all of its obligations hereunder and under the other Transaction Documents required to be performed by it at or prior to the Closing Date;

(c) Seller shall have received a certificate signed on behalf of Buyer by a duly authorized officer of Buyer certifying the satisfaction of the conditions set forth in Sections 7.2(a) and 7.2(b); and

(d) Buyer shall have delivered all items to be delivered by it pursuant to Section 8.4.

ARTICLE VIII

CLOSING

8.1 Closing. The closing of the Contemplated Transactions (the “Closing”) shall take place on December 8, 2014, or if all of the conditions to Closing set forth in Article VII of this Agreement (other than those conditions which by their nature are to be satisfied at Closing), have not been satisfied or waived on or before such date, then the Closing shall occur on the first (1st) Business Day after the conditions to Closing set forth in Article VII of this Agreement (other than those conditions which by their nature are to be satisfied at Closing), have been satisfied or waived, or on such other date and at such other time and place as Buyer and Seller mutually agreed in writing (the “Closing Date”).

8.2 Time and Place of Closing. The Closing shall occur through the Closing Escrow on the Closing Date in connection with the finding of the Loan, or of such other place as the parties hereto may agree in writing.

8.3 Deliveries by Seller. At the Closing, Seller shall deliver or shall cause to be delivered to Buyer the following:

(a) Special Warranty Deed. Duly executed Special Warranty Deeds (or the jurisdiction-specific equivalent with special warranties to the extent permitted by applicable Law) for each of the Facilities (other than the Prime Lease Properties), substantially in the form of Exhibit C attached hereto and incorporated herein (the “Deeds”) conveying fee simple title to Buyer (or its nominee or designee) subject only to the Permitted Exceptions.

(b) Assignment and Assumption of Prime Leases. Duly executed Assignments and Assumptions for each of the Prime Lease Properties, substantially in the form of Exhibit D-1 and Exhibit D-2 attached hereto and incorporated herein (the “Prime Lease Assignments”).

(c) Assignment and Assumption of Master Lease and Master Transaction Agreement. A duly executed Assignment and Assumption of Master Lease and Master Transaction Agreement, substantially in the form of Exhibit E attached hereto and incorporated herein (the “Master Assignment”).

(d) Assignment of Office Building Leases. A duly executed Assignment and Assumption of the Office Building Leases, substantially in the form of Exhibit F attached hereto and incorporated herein (collectively with the Prime Lease Assignments and the Master Assignment, the “Assignments”).

(e) Bill of Sale and Assignment and Assumption Agreement. Duly executed Bill of Sale and Assignment and Assumption Agreement for the Facilities, in the form of Exhibit G hereto (the “Bill of Sale”).

(f) Estoppels. Two original Closing Estoppels (unless previously delivered to Buyer).

(g) Condominium Waivers. All duly executed and delivered waivers or estoppel letters from any and all condominium boards to which any of the Properties are subject (including the condominium board for the Property known as The Laurels of Mt. Pleasant) acknowledging that all dues have been paid and that there are no delinquencies or defaults.

(h) Replacement Tenant LC. The original of the Replacement Tenant LC;

(i) Authority and Affidavit. (i) A properly executed Seller’s Affidavit, (ii) evidence satisfactory to the Title Company demonstrating that the sale and conveyance have been duly authorized and executed on behalf of the Seller and (iii) such other affidavits and/or undertakings as the Title Company reasonably requires and are reasonably necessary to irrevocably commit to issue the Title Policies, including a GAP undertaking, in customary form or otherwise reasonably satisfactory to Seller.

(j) FIRPTA. An affidavit duly executed by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980, and that otherwise complies with Section 1445 of the Code substantially in the form of Exhibit H hereto.

(k) Transfer Tax Declarations. To the extent required by the jurisdiction with governing authority over the Property, duly executed transfer tax declarations and other affidavits or filings necessary for the proper recording of the Deeds in the appropriate real estate records, each in recordable form for the applicable jurisdiction.

(l) Settlement Statement. A Settlement Statement, if required by the Title Company (a “Settlement Statement”).

(m) Closing Certificate. The Seller’s Certificate.

(n) Joint Instructions. A joint instruction duly executed by Seller to the Title Company pursuant to the terms of the Closing Escrow directing the Title Company, as the escrowee under the Closing Escrow, to pay funds and deliver and/or record documents, including a direction to the Escrow Agent directing delivery of the Deposit to Seller to be applied toward the payment of the Purchase Price.

(o) Originals. To the extent owned by Seller and in Seller’s possession, originals (or, if not available, then copies) of all Contracts, plans, Permits, licenses, warranties and guarantees, studies, books, ledgers, reports and surveys, and other personal, intangible and intellectual property conveyed and assigned to Buyer, including all keys, combinations, access cards and similar devices for the Assets; provided, however, that such items shall be deemed delivered to Buyer if they remain at the Facilities following the Closing.

(p) Notices under Lease and Contracts. To the extent requested by Buyer and not already provided by Seller in obtaining any tenant estoppel or Prime Lease landlord consents, letters or written notifications signed by Seller or its Affiliates, as applicable, under the Master Lease, Master Transaction Agreement, Office Building Leases, Prime Leases and any other Contract, notifying the applicable parties in compliance with the notice provisions of the applicable document, of the transfer of ownership to Buyer (or its nominee) and providing such other information as Buyer may reasonably request.

8.4 Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller the following:

(a) Cash Payment. The Cash Payment in accordance with Section 2.5 plus any closing costs allocable to the Buyer, as adjusted pursuant to the terms hereof, and any payment due from the Buyer as a result of rent pro-rations.

(b) Authority. Organizational documents and other evidence of authority that demonstrates that Buyer is authorized to purchase the Assets and is qualified to do business and in good standing in each of the states of Delaware, Indiana, Michigan, North Carolina, Ohio and Virginia.

(c) Closing Certificate. The certificate required to be delivered by Buyer pursuant to Section 7.2(c).

(d) Transfer Tax Declarations. To the extent required by the jurisdiction with governing authority over the Property, duly executed transfer tax declarations and other affidavits or filings necessary for the proper recording of the Deeds in the appropriate real estate records, each in recordable form for the applicable jurisdiction.

(e) Joint Instructions. A joint instruction duly executed by Buyer to the Title Company pursuant to the terms of the Closing Escrow directing the Title Company, as the escrowee under the Closing Escrow, to pay funds and deliver and/or record documents, including a direction to the Escrow Agent directing delivery of the Deposit to Seller to be applied toward the payment of the Purchase Price.

(f) Assignments. Executed and acknowledged counterparts of the Assignments, duly executed and acknowledged by Buyer.

(g) Bill of Sale. Executed counterparts of the Bill of Sale.

(h) Settlement Statement. An executed counterpart of the Settlement Statement.

8.5 Possession. At Closing, Seller shall deliver to Buyer possession of each of the Assets free of any the rights of any other Persons or occupants other than Tenant, residents or individuals receiving skilled nursing services and others claiming by, through or under Tenant, and subject only to the Contracts and Permitted Exceptions.

8.6 Fees and Expenses. The cost and expense of the Title Policies (including any endorsements thereto), any title insurance commitments and any surveys shall be paid by Buyer. Except as otherwise provided in this Agreement (including this Section 8.6 and Section 10.1 below), each party shall pay its own costs and expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and other representatives.

8.7 Adjustments and Prorations. The following items shall be pro-rated on an accrual basis through the day before Closing: (i) ad valorem real estate taxes, general and special assessments as shown on the real estate tax bills associated with the Property shall be pro-rated through the day before Closing, (ii) rents and any amounts payable by Tenant under the Master Lease and Master Transaction Agreement or the applicable tenant under the Office Building Leases, (iii) rents and any other amounts payable by Seller under the Prime Leases, and (iv) any payment or receipt by Seller or its Affiliates in connection with the Assets and/or the Contracts. At Closing, payment of the Cash Payment shall be increased or decreased as may be required by these pro-rations. Taxes shall be pro-rated on an accrual basis based on the current year’s tax.

ARTICLE IX

CERTAIN REAL ESTATE MATTERS

9.1 Due Diligence Period. For a period until 4:00 pm Eastern on November 19, 2014, (the “Due Diligence Period”), Buyer shall have the opportunity to review and inspect the real property, environmental, survey, zoning and all other aspects of the Assets, but in no event shall Buyer be permitted to conduct environmental sampling of any kind with respect to any of the Assets except as otherwise permitted under Section 6.3. During the Due Diligence Period, Seller and Buyer agree to work together in good faith to address and resolve any objections raised in writing by Buyer or Lender to Seller, and to cause the Title Company to (a) provide an irrevocable commitment to issue, and pro forma of, the Title Policies to Buyer’s and Lender’s reasonable satisfaction and (b) finalize an affidavit containing such information as the Title Company may reasonably require to provide Owner’s Extended Coverage to the Title Policies in a form reasonably agreed to by Seller (the “Seller’s Affidavit”). For any reason or for no reason, Buyer, in its sole and absolute discretion, shall have a right to terminate this Agreement upon written notice delivered to Seller within the Due Diligence Period, in which case the Deposit shall be promptly refunded to Buyer and Seller shall execute and deliver such directions or notices as are reasonably required therefor. In the event Buyer fails to expressly provide written notice of termination to Seller prior to the expiration of the Due Diligence Period, then, unless Seller has otherwise agreed, Buyer shall be deemed to have waived all prior due diligence objections it has made. If, within five (5) days before the expiration of the Due Diligence Period or after the expiration of the Due Diligence Period, any new matters are shown on a revised title report for the Title Policies, and Buyer or Lender make objections in writing to Seller to the new matters shown thereon within five (5) days of receipt of such new matter, then Seller shall have five (5) days to cure such objections. If Seller fails to cure such matters within said five (5) day period, then Buyer may terminate this Agreement with written notice to Seller within two (2) business days after Seller’s cure was due, and if Buyer fails to terminate then Buyer shall be deemed to have waived all such objections.

9.2 Delivery of the Facilities. Seller shall deliver possession and title to the Assets subject only to the Permitted Exceptions. Notwithstanding the foregoing, except as set forth herein (including the deliveries require under Section 8.3), Seller shall have no obligation with respect to the Title Policies or any survey, and the failure of the Title Company to issue the Title Policies (or any Title Policy) shall not constitute a default under this Agreement. Seller shall in no event be obligated to execute and deliver to the Title Company any other documents other than those listed in Section 8.3.

9.3 Return of Due Diligence Materials, Etc. If this Agreement is terminated for any reason whatsoever, Buyer shall promptly (a) return to Seller (or destroy to Seller’s satisfaction) all materials in Buyer’s possession and under Buyer’s control relating to the Assets provided or made available to Buyer; and (b) if requested by Seller, deliver to Seller all studies, reports, plats of surveys, title insurance commitments and other documents and other materials obtained by Buyer in its due diligence investigation of the Assets, in which case delivery shall be conditioned on Seller paying for the actual applicable out-of-pocket third party expenses (which may be in the form of a reimbursement to Buyer or payment of the invoices directly) and Buyer’s assignment to Seller of all of its right, title and interest in and to such diligence materials. Notwithstanding the foregoing, (i) nothing in this Agreement shall require Buyer to return or destroy copies of any computer records or files which have been created by automatic archiving or back-up procedures which cannot reasonably be returned or deleted and (ii) the Confidentiality Agreement shall control with respect to the return or destruction of the Evaluation Material (as defined in the Confidentiality Agreement).

ARTICLE X

TAX MATTERS

10.1 Transfer Taxes. Except for income and franchise taxes, all transfer, documentary, excise, sales, use, stamp, filing, recordation, registration and other such Taxes and fees (including any penalties and interest with respect thereto) incurred or payable, if any, resulting from the Contemplated Transactions (the “Transfer Taxes”), shall be paid at Closing fifty percent (50%) by Buyer and fifty percent (50%) by Seller. No later than ten (10) Business Days after the date hereof, Seller shall provide Buyer with a schedule reflecting Seller’s good faith estimate of the allocation of the Purchase Price among the Properties solely for the purpose of calculating Transfer Taxes and the parties agree to use their best efforts to negotiate in good faith and agree upon in their reasonable discretion the final form of such schedule as quickly as possible thereafter (but at least 3 Business Days prior to Closing), then attach such schedule hereto as Schedule 10.1. Documentary stamp taxes due upon the Deeds shall be allocated in accordance with the allocations made by the parties and set forth on Schedule 10.1; provided, however, for the avoidance of doubt, such allocations shall not be binding on Buyer or Seller for any reporting or filing pursuant to Section 1060 of the Code.

10.2 No Withholding. All payments made by Buyer (or any of its Affiliates) to Seller (and its successors or assigns) pursuant to this Agreement shall be made without reduction or setoff for withholding on account of any Tax Law.

ARTICLE XI

SURVIVAL; OTHER LIMITATIONS

11.1 Survival of Representations, Warranties and Covenants. Except as otherwise expressly provided in this Agreement, all of the covenants and agreements of the parties contained in this Agreement (including the representations and warranties of the parties contained in Articles III and IV) will survive the Closing and remain in effect through the date that is twelve (12) months after the Closing Date (the “Survival Period”). Any Liabilities for breaches of representations or warranties under this Agreement shall not terminate with respect to any Damages (as defined below) as to which the party pursuing such a claim shall have given notice to the other party before the termination of the Survival Period.

11.2 Indemnifications.

(a) Subject to the terms of Section 11.3 and Section 11.2(c), and solely for any claims made during the duration of the Survival Period, Seller shall indemnify, defend and hold harmless Buyer and any nominee or designee of Buyer from and against any claims, causes of action, judgments, losses, liabilities, penalties, damages, costs and expenses, including reasonable attorneys’ fees and other costs of defense (collectively, but only as used in this Article XI, “Damages”), suffered or incurred by Buyer or any such nominee and arising by reason of (i) any breach of any representation, warranty or covenant by Seller, or (ii) any Liabilities directly associated with the Assets arising in connection with circumstances or events which first arise or accrue before the Closing Date, provided however this indemnification expressly excludes any Damages arising out of or related to, to the extent disclosed in the Environmental Reports, the presence, absence or Release of any Hazardous Materials on, in, under, above or from the Property or any adjoining or neighboring property, and compliance with Environmental Laws.

(b) Buyer shall indemnify, defend and hold harmless Seller and any nominee or designee of Seller from and against any Damages, suffered or incurred by Seller or any such nominee or designee and arising by reason of solely for any claims made during the duration of the Survival Period, (i) any breach of any representation, warranty or covenant by Buyer, or (ii) any Liabilities directly associated with the Assets arising in connection with circumstances or events which first arise or accrue on or after the Closing Date.

(c) Notwithstanding anything to the contrary in the foregoing indemnifications in Section 11.2(a) and Section 11.2(b) above, or anything to the contrary in this Agreement, neither Buyer nor Seller may recover any Damages under Section 11.2(a)(ii) or Section 11.2(b)(ii), as applicable, until such claiming party has exhausted all of its legal remedies provided under the Master Lease, Master Transaction Agreement, Prime Leases, or Office Building Leases, and by any of the Insurance Policies or any applicable insurance coverage, but only to the extent legally available to such party (with the ability to submit a claim against the other party as described in the following sentence). Any such recovery by Buyer of Damages (i) shall be solely to the extent that Buyer cannot be made whole under (x) the Master Lease, Master Transaction Agreement, Prime Leases, or Office Building Leases, in each case at such party’s sole cost and expense, and (y) any of the Insurance Policies or any applicable insurance coverage, provided that in each instance Buyer and Seller shall be permitted to submit a claim against the other party for purposes of submitting such claim during the Survival Period and, if submitted within the Survival Period shall survive thereafter until resolved, and (ii) such Damages shall be limited pursuant to Section 11.3 below. If the party submitting a claim against the other party pursues its remedies as described in Section 11.2(c)(i), and such pursuit extends beyond the Survival Period, then such claiming party shall not later be restricted from exercising its rights for such claim, and the party to which such claim is submitted against shall not be excused from its obligations hereunder. The foregoing provisions in this Section 11.2(c) shall not apply to any Damages Buyer or Seller claim under Section 11.2(a)(i) or Section 11.2(b)(i), respectively, which Buyer and Seller may recover pursuant to this Agreement, subject to any other limitations under this Agreement including the Survival Period and those set forth in Section 11.3.

(d) Notwithstanding anything to the contrary in this Agreement, Seller shall not be liable pursuant to Section 11.2(a) for any Damages that arise in whole or in part, directly or indirectly from any Remediation or from any disclosure to any Person (including any Governmental Authority) regarding actual or potential environmental conditions at, on, under or migrating from the Properties unless the Damages arise from the work described in Schedule 11.2(d) or disclosures or work required by Environmental Law or a Governmental Authority.

(e) Notwithstanding anything to the contrary in this Agreement, Buyer shall not be required to indemnify Seller under this Agreement for any Damages to the extent they arise from any Releases of Hazardous Materials at the Properties that occurred before Closing or other environmental conditions that already existed at the time of Closing.

11.3 Additional Limitation on Liability with Respect to Seller’s Representations, Warranties and Covenants.

(a) Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Seller for under this Agreement shall collectively be limited to Nine Million One Hundred Fifty Thousand Dollars ($9,150,000.00) (which for clarification any such liability shall only be permitted during the Survival Period). Notwithstanding anything to the contrary contained in this Agreement, if the Closing occurs Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at Law, in equity, under this Agreement or otherwise to make a claim against Seller for Damages that Buyer may incur, or to rescind this Agreement, as the result of any representations or warranties of Seller being untrue, inaccurate or incorrect if Buyer had actual (and not constructive) knowledge that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing, or the consequences to Buyer of such representations or warranties being untrue, inaccurate or incorrect to the extent any of the foregoing are based upon claims made against or by Buyer are (or if a claim is not made or an amount is unspecified, then if the consequences are so reasonably estimated) in the aggregate to be less than One Hundred Fifty Thousand Dollars ($150,000.00), such amount being the “Floor.”

(b) Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Buyer under this Agreement shall collectively be limited to the amount of the Deposit. Notwithstanding anything to the contrary contained in this Agreement, however, if the Closing occurs Seller hereby expressly waives, relinquishes and releases any right or remedy available to it at Law, in equity, under this Agreement or otherwise to make a claim against Buyer for Damages that Seller may incur, or to rescind this Agreement, as the result of any representations or warranties of Buyer being untrue, inaccurate or incorrect if Seller had actual (and not constructive) knowledge that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing, or the consequences to Seller of such representations or warranties being untrue, inaccurate or incorrect to the extent any of the foregoing are based upon claims made against or by Seller are (or if a claim is not made or an amount is unspecified, then if the consequences are so reasonably estimated) are in the aggregate to be less than the Floor.

ARTICLE XII

TERMINATION

12.1 Termination. This Agreement may be terminated at any time prior to the Closing, in each case by means of written notice of termination delivered to the other party:

(a) by the mutual consent of Buyer and Seller;

(b) by either Buyer or Seller, in the event that any court or Governmental Authority of competent jurisdiction issues a final, non-appealable injunction prohibiting the Contemplated Transactions; provided, that the issuance of such final, non-appealable injunction shall not be attributable to the breach of this Agreement by the party seeking termination pursuant to this Section 12.1(b);

(c) by Buyer, in the event that either (A) any of the representations and warranties of Seller herein are or become untrue or incorrect in any material respect such that the condition set forth in Section 7.1(a) would not be satisfied, or (B) Seller shall have materially breached or failed to perform any of its covenants, obligations or agreements in this Agreement such that any of the conditions set forth in Section 7.1 would not be satisfied and in either case, Seller shall have failed to cure such material breach (to the extent such breach is capable of being cured) within twenty (20) Business Days after Seller has received written notice of such breach or failure to perform from Buyer (it being understood that if such breach is curable within twenty (20) Business Days Buyer shall not be permitted to terminate this Agreement pursuant to this Section 12.1(c) in respect of the breach set forth in any such written notice (x) at any time during such twenty (20) Business Day period, and (y) at any time after such twenty (20) Business Day period if Seller shall have cured such breach during such twenty (20) Business Day period);

(d) by Seller, in the event that either (A) any of the representations and warranties of Buyer herein are or become untrue or incorrect in any material respect such that the condition set forth in Section 7.2(a) would not be satisfied, or (B) Buyer shall have materially breached or failed to perform any of its covenants, obligations or agreements in this Agreement such that any of the conditions set forth in Section 7.2 would not be satisfied and in either case, Buyer shall have failed to cure such material breach (to the extent such breach is capable of being cured) within twenty (20) Business Days after Buyer has received written notice of such breach or failure to perform from Seller (it being understood that if such breach is curable within twenty (20) Business Days Seller shall not be permitted to terminate this Agreement pursuant to this Section 12.1(d) in respect of the breach set forth in any such written notice (x) at any time during such twenty (20) Business Day period, and (y) at any time after such twenty (20) Business Day period if Buyer shall have cured such breach during such twenty (20) Business Day period);

(e) by Seller, if (i) Buyer has not delivered the Deposit to the Escrow Agent by 4:00 p.m. (Eastern time) within three (3) Business Days after the date of this Agreement; or

(f) By Seller or Buyer, in their sole discretion, if Closing has not occurred by 3:00 p.m. (Eastern time) on December 31, 2014 and the party terminating this Agreement is not in material default hereunder and is not obligated to close under the terms of this Agreement, in which case the Deposit shall be promptly refunded in its entirety to Buyer, provided, however, that if the Seller would also be entitled to terminate this Agreement under the terms of Section 12.1(d), then the Deposit shall upon termination be non-refundable in its entirety to Seller.

12.2 Effect of Termination and Closing.

(a) In the event this Agreement is terminated as provided in Section 12.1, this Agreement shall be deemed null, void and of no further force or effect, and the parties hereto shall be released from all future obligations hereunder; provided that the obligations of the parties set forth in the following provisions shall survive termination for the time periods set forth below:

(i) Section 4.7; Section 5.5, Section 6.1; Section 6.3, Section 6.4, Section 9.3, and Section 12.3 shall survive for the period of one (1) year following termination;

(ii) Section 6.2 and the Confidentiality Agreement shall survive for the survival period set forth in the Confidentiality Agreement;

(iii) Section 6.5 shall survive indefinitely; and

(iv) Section 12.2, any defined terms under Section 1.1 and any miscellaneous provisions under Article XIII shall survive as applicable for interpretation for the time periods set forth in this Section 12.2(a).

(b) In the event Closing occurs, this Agreement shall merge with the Deeds and shall be of no further force and effect, and the parties hereto shall be released from all future obligations hereunder; provided that the obligations of the parties set forth in the following provisions shall survive Closing for the time periods set forth below:

(i) Article III; Article IV; Section 5.2(b), Section 6.1, Section 6.3, Section 6.4, Section 6.6(ii), and Article XI shall survive for the Survival Period (except for those provisions of Article XI that will survive indefinitely as noted below);

(ii) Section 6.5, Section 11.2(c), Section 11.2(d), and Section 11.2(e) shall survive indefinitely;

(iii) Section 6.2 and the Confidentiality Agreement which will survive for the survival period set forth in the Confidentiality Agreement; and

(iv) Section 12.2, any defined terms under Section 1.1, and any miscellaneous provisions under Article XIII shall survive as applicable for interpretation for the time periods set forth in this Section 12.2(b).

12.3 Payment of Deposit upon Termination; Liquidated Damages.

(a) If this Agreement is properly terminated by Seller pursuant to Section 12.1(d), then the Deposit, together with any interest and earnings thereon, shall be paid to Seller immediately upon such termination, and such payment of the Deposit shall constitute valid liquidated damages. The parties hereto acknowledge and agree that (i) such liquidated damages amount represents Buyer’s and Seller’s reasonable estimate of and bears a reasonable relationship to Seller’s actual damages and costs incurred as a result of having withdrawn the Assets from sale and the failure of the Closing to occur due to a default by Buyer under this Agreement and does not constitute a penalty; (ii) the actual damages suffered and costs incurred by Seller as a result of such withdrawal and failure to close due to a default by Buyer under this Agreement would be extremely difficult and impractical to determine; and (iii) Buyer seeks to limit its liability under this Agreement to such liquidated amount in the event this Agreement is terminated and the Contemplated Transactions do not close due to a default of Buyer under this Agreement. The payment to Seller of the Deposit, together with any interest and earnings thereon, after termination by either Buyer or Seller pursuant to Section 12.1(d), shall constitute Seller’s sole and exclusive remedy for any breach or failure to perform by Buyer of any of its representations, warranties, covenants or agreements contained in this Agreement prior to Closing and such payment of the Deposit, together with any interest and earnings thereon, shall be in lieu of any other remedies at Law or in equity to which Seller might otherwise be entitled.

(b) If this Agreement is terminated in accordance with its terms for any reason other than by Seller under Section 12.1(d), then the Deposit, together with any interest and earnings thereon, shall be returned to Buyer promptly following such termination.

(c) If this Agreement is properly terminated by Buyer pursuant to Section 12.1(c)(B), then Seller shall, upon request, promptly reimburse Buyer and its Affiliates for reasonable and verified out-of-pocket third party expenses in an amount not to exceed $2,000,000.00 if incurred in connection with this Agreement and/or the Loan, any actions taken by Buyer or its Affiliates to comply with Buyer’s obligations hereunder, or closing the Contemplated Transaction and/or the Loan; provided, however, that, to the extent not already paid by Buyer, Seller shall have the ability to pay third-parties directly for such costs if Seller provides Buyer with reasonable evidence of such payment or repayment, and any expenses paid by Seller pursuant to Section 9.3 and this Section 12.3(c) shall be counted towards the not to exceed amount of $2,000,000.00.

(d) Except when instructions by Seller are not required pursuant to the terms of the Deposit Escrow Agreement, each of Buyer and Seller agrees to deliver to the Escrow Agent written instructions signed by each party directing the disposition of the Deposit as provided in this Agreement.

ARTICLE XIII

MISCELLANEOUS

13.1 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested or sent by telecopy, (iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt or, in the case of a telecopy, upon confirmation thereof and (iv) addressed as follows:

If to Seller:

Diamond Senior Living, LLC

2 Bethesda Metro Center

Suite 600

Bethesda, Maryland 20814

Attn: Jeffrey E. Erhardt

Fax No.: (866) 530-1736

With a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC 20004-1109

Attn: Paul D. Manca, Esq.

Fax No.: (202) 637-5910

If to Buyer:

Financing VI Healthcare Property, L.L.C.

c/o Aviv REIT, Inc.

303 West Madison Street, Suite 2400

Chicago, Illinois 60606

Attention: Craig M. Bernfield

Facsimile: (312) 855-1684

With a copy (which shall not constitute notice) to:

Financing VI Healthcare Property, L.L.C.

c/o Aviv REIT, Inc.

303 West Madison Street, Suite 2400

Chicago, Illinois 60606

Attention: General Counsel

Facsimile: (312) 855-1684

or to any such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 13.1.

13.2 Amendment; No Waivers.

(a) No provision of this Agreement may be amended or waived prior to the Closing Date, unless, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Seller and Buyer or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

13.3 Benefit and Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

13.4 Assignment. Except as set forth in this Section 13.4 or in connection with a Section 1031 like-kind exchange, no party may assign (other than by operation of law following the Closing), delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, provided that Buyer may, without being released hereunder and without the prior consent of Seller, assign this Agreement, in whole or in part, (i) to Lender as collateral for the Loan or (ii) to any Affiliate or successor of Buyer (including to any nominee taking title to an Asset).

13.5 No Third Party Beneficiary. This Agreement is not intended and shall not be construed to confer upon any Person other than the parties hereto any rights or remedies hereunder.

13.6 Governing Law. This Agreement and the legal relationship of the parties created hereunder shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York, without giving effect to the conflicts of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

13.7 Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING (INCLUDING, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT, AND SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT.

13.8 Limitations on Liability.

(a) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE FOR THE INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OF THE OTHER PARTY, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THE PERFORMANCE OF, OR THE FAILURE TO PERFORM, ANY OBLIGATION(S) SET FORTH HEREIN.

(b) No present or future partner, director, officer, shareholder, member, manager, employee, advisor, agent, attorney, asset manager, or sub-asset manager of or in either party, as well as individuals serving as officers, directors or employees of its Affiliates, shall have any personal liabilities, directly or indirectly, under or in connection with the Transaction Documents, or any amendments thereto, and each party and its successors and assigns and all other persons and entities, shall look solely to the other party’s assets for the payment of any claim or for any performance, and each party hereby waives any and all such personal liabilities.

(c) The limitations on liability contained in this Section 13.8 are in addition to, and not in limitation of, any limitation on liability applicable to either party provided in any other provision of this Agreement or by Law.

13.9 Headings. The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

13.10 Gender and Number. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context requires.

13.11 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.

13.12 Entire Agreement. This Agreement, the Confidentiality Agreement, the other Transaction Documents, all schedules and exhibits hereto and thereto and all documents, writings, instruments and certificates delivered or to be delivered by the parties pursuant hereto collectively represent the sole and entire understanding and agreement between the parties with respect to the subject matter hereof. All schedules (as may be updated prior to Closing as provided for below), and exhibits attached to this Agreement, shall be deemed part of this Agreement and incorporated herein, as if fully set forth herein. Seller or Buyer shall be entitled to submit the other party, from time to time between the date hereof and the Closing Date, written updates to this Disclosure Schedule disclosing any events or developments that occur or any information learned between the date of the Agreement and the Closing Date (in each instance, an “Updated Schedule”). In the event that Buyer or Seller deliver an Updated Schedule, the Updated Schedule shall be deemed to modify and apply to the representations and warranties set forth in this Agreement, but only from the date of such update and the determination of whether or not Seller has complied with the condition set forth in Section 7.1(a) will be made without regard to any Updated Schedules. After the effective date of this Agreement and prior to Closing, the Parties will also cooperate to make any ministerial corrections to the exhibits (including the Deeds and the legal descriptions), which corrections shall not require amendment to this Agreement. This Agreement supersedes all prior negotiations and understandings between Buyer and Seller whatsoever, and all letters of intent and other writings relating to such negotiations and understandings.

13.13 Severability. If in any jurisdiction any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of the restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable Law of such jurisdiction as it shall then appear.

13.14 Specific Performance. Each of the parties hereto acknowledges and agrees that the non-breaching party would suffer irreparable damage in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, (a) the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in Law or equity, including monetary damages) to seek and obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach, and (b) it will, and hereby does, waive, in any action for specific performance, the defense of adequacy of a remedy at Law. Notwithstanding anything to the contrary herein, it is explicitly agreed that Seller shall not be entitled to seek specific performance of Buyer’s obligation to cause the Closing to occur or the payments required to be made pursuant to Article II, unless: (A) all conditions in Section 7.2 (other than those conditions that by their nature are to be satisfied at the Closing and that would be capable of being satisfied if there were a Closing) have been satisfied and (B) the financing provided for in the Definitive Loan Agreements has been funded or will be funded at the Closing. Each party further agrees that no other party hereto or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 13.14, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

13.15 Interpretation. The parties hereto acknowledge and agree that (a) each party and its representatives have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; and (b) the terms and provisions of this Agreement shall be construed fairly as to each party hereto and no in favor of or against either party regardless of which party was generally responsible for the preparation. Words preceding “include,” “includes,” “including” and “included” shall be construed without limitation by the words which follow those words;

13.16 Recordation. The parties hereto agree that neither this Agreement nor any memorandum of notice hereof or similar document shall be recorded, and Buyer agrees not to file any notice of pendency or other instrument against any Facility.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

BUYER:

FINANCING VI HEALTHCARE PROPERTY, L.L.C., a Delaware limited liability company,

By:	AVIV FINANCING VI, L.L.C., a Delaware limited liability company, its sole member

	By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P., a Delaware limited partnership, its sole member

		By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP,
a Delaware limited partnership, its general partner

			By:	AVIV REIT, INC.,
a Maryland corporation, its general partner

				By:	/s/ Steven J. Insoft
				Name:	Steven J. Insoft
				Its:	President and Chief Operating Officer

SELLER:

DIAMOND SENIOR LIVING, LLC, a Delaware limited liability company

By:	/s/ Jeffrey E. Erhardt
Name:	Jeffrey E. Erhardt
Title:	President

Exhibit A-1

Legal Descriptions of the Fee Owned Land

Facility	Legal Description

Ohio Facilities

The Laurels of Defiance

PARCEL 1:

A parcel of land being part of the Northeast Quarter of Section 35, Township 4 North, Range 4 East, City of Defiance, Township of Defiance, County of Defiance and State of Ohio and being more particularly described as follows:

Commencing at iron pin at the point of the intersection of the North right-of-way line of State Route 66 (South Jefferson Avenue) and the East line of the West half of the Northeast Quarter of Section 35;

Thence North 73 deg. 24’ 25” West, on the North right-of-way line of State Route 66 (South Jefferson Avenue), for a distance of 68.43 feet to an iron pin;

Thence North 71 deg. 16’ 02” West, on the North right-of-way line of State Route 66 (South Jefferson Avenue), for a distance of 402.16 feet to an iron pin;

Thence along a curve to the right, on the North right-of-way line of State Route 66 (South Jefferson Avenue), having a radius of 1112.14 feet and an arc length of 143.41 feet, being subtended by a chord of North 67 deg. 15’ 50” West for a distance of 143.31 feet to an iron pin; being the true point of beginning of the parcel herein described;

Thence along a curve to the right, on the North right-of-way line of State Route 66 (South Jefferson Avenue), having a radius of 1377.39 feet and an arc length of 615.10 feet, being subtended by a chord of North 47 deg. 39’ 12” West, for a distance of 610.02 feet to an iron pin;

Thence North 50 deg. 31’ 08” East, for a distance of 356.52 feet to an iron pin;

Thence South 47 deg. 40’ 05” East, for a distance of 610.00 feet to an iron pin;

Thence South 50 deg. 31’ 08” West for a distance of 356.52 feet to the true point of beginning of the parcel herein described, being subject to all legal easements, zoning restrictions and legal highways of record.

Facility	Legal Description

EXCEPTING THEREFROM THE FOLLOWING:

A parcel of land being part of the Northeast Quarter of Section 35, Township 4 North, Range 4 East, City of Defiance, Township of Defiance, County of Defiance and State of Ohio and being more particularly described as follows:

Being part of West Half (1/2), Northeast Quarter (1/4), Section No. 35, Tract 4 North, Range 4 East, Defiance Township, City of Defiance, Defiance County, Ohio.

Commencing at an iron pin (fd.) at the Northeast corner of the West Half (1/2) of the Northeast Quarter (1/4) of said Section No. 35;

Thence South 00 deg. 00’ 00” East, on the East line of the West Half (1/2) of said Northeast Quarter (1/4) a distance of Three Hundred Fifty-seven and 00/100 (357.00) feet to an iron pin (fd.);

Thence continuing South 00 deg. 00’ 00” East, on the East line of the West Half (1/2), Northeast Quarter (1/4) of said Section No. 35 a distance of Nine Hundred Fifty-nine and 80/100 (959.80) feet to a capped iron pin (fd.), said point being North 00 deg. 00’ 00” East, a distance of Two Hundred Sixty-one and 69/100 (261.69) feet from a capped iron pin (fd.) marking the Northerly right-of-way line of South Jefferson Avenue (aka SR 66);

Thence North 71 deg. 13’ 44” West, (measured) (prior record North 71 deg. 13’ 56” West) a distance of Two Hundred Thirty-four and 12/100 (234.12) feet to a capped iron pin (fd.);

Thence North 18 deg. 44’ 05” East, a distance of Fifteen and 86/100 (15.86) feet to a concrete monument (set);

Thence North 47 deg. 40’ 05” West, a distance of Six Hundred Forty-one and 06/100 (641.06) feet to a concrete monument (set), said point being on the Grantor’s Northerly property line, said point being the True Point of Beginning;

Thence North 64 deg. 33’ 31” West, a distance of Ninety-four and 45/100 (94.45) feet to a concrete monument (set), said point being on the Westerly property line of Grantor’s property;

Thence North 50 deg. 31’ 08” East, on the Grantor’s Westerly property line a distance of Twenty-seven and 73/100 (27.73) feet to an iron pin (fd.), said point being the Northwest corner of Grantor’s property;

Thence South 47 deg. 40’ 05” East, on the Grantor’s Northerly property line a distance of Eighty-six and 44/100 (86.44) feet to the place of beginning.

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Facility	Legal Description

NOTE: All bearings used herein are assumed for descriptive purposes only and do not reference true or magnetic North.

PARCEL 2:

A parcel of land being part of the Northeast Quarter of Section 35, Township 4 North, Range 4 East, City of Defiance, Township of Defiance, County of Defiance and State of Ohio and being more particularly described as follows:

Being Part of West Half (1/2), Northeast Quarter (1/4), Section No. 35, Township 4 North, Range 4 East, Defiance Township, City of Defiance, Defiance County and State of Ohio.

Commencing at an iron pin (fd.) at the Northeast comer of the West Half (1/2) of the Northeast Quarter (1/4) of said Section No. 35;

Thence South 00 deg. 00’ 00” East, on the East line of the West half of said Northeast quarter a distance of Three Hundred Fifty-seven and 00/100 (357.00) feet to an iron pin (fd.);

Thence continuing South 00 deg. 00’ 00” East, on the East line of the West Half (1/2), Northeast Quarter (1/4) of said Section No. 35 for a distance of Nine Hundred Fifty-nine and 80/100 (959.80) feet to a capped iron pin (fd.), said point being North 00 deg. 00’ 00” East, a distance of Two Hundred Sixty-one and 29/100 (261.29) feet from a capped iron pin (fd.) marking the Northerly right-of-way line of South Jefferson Avenue (aka State Route 66);

Thence North 71 deg. 13’ 44” West, (measured) (prior record North 71 deg. 13’ 56” West) a distance of Two Hundred Thirty-four and 12/100 (234.12) feet to a capped iron pin (fd.), said point being the True Point of Beginning;

Thence South 18 deg. 44’ 05” West, (measured) (prior record South 18 deg. 43’ 58” West) a distance of Two Hundred Fifty and 15/100 (250.15) feet to a capped iron pin (fd.), said point being on the Northerly right-of-way line of South Jefferson Avenue (aka State Rout 66);

Thence North 71 deg. 16’ 02” West, on the said Northerly right-of- way line a distance of One Hundred Fifty-two and 51/100 (152.51) feet to an iron pin (fd.);

Thence along the Northerly right-of-way line being a curve to the right, having a radius of 1112.14 feet, Delta of 07 deg. 23’ 18”, curve length of 143.41 feet, cord bearing of North 67 deg. 15’ 50” West, and cord length of 143.31 feet to an iron pin (fd.);

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Facility	Legal Description

Thence North 50 deg. 31’ 08” East, a distance of Three Hundred Fifty-six and 52/100 (356.52) feet to an iron pin (fd.);

Thence South 47 deg. 40’ 05” East, a distance of One Hundred Seventeen and 51/100 (117.51) feet to a concrete monument (set);

Thence South 18 deg. 44’ 05” West, a distance of Fifteen and 86/100 (15.86) feet to the place of beginning, subject to existing easements and zoning restrictions of record.

NOTE: All bearings used herein are assumed for descriptive purposes only and do not reference True or Magnetic North.

NOTE: The basis of bearings for this description is South 18 deg. 44’ 05” West, as the easterly property line abutting Oak Point Lane, as evidenced by monuments found, and is the same bearing as shown in Volume 273, page 22, Defiance County records.

The Laurels of Hillsboro

Being situated in the Bower’s Subdivision, in the Otway Byrd’s Virginia Military Survey No. 2516, in the City of Hillsboro, in the Township of Liberty, in the County of Highland, in the State of Ohio and bounded as follows:

Beginning at a 5/8” iron pin found at the northeast corner to Lot No. 1157 of Ronald N. and Constance Hennison as recorded in Deed Book 322, Page 17 and at the northwest corner of Lot No. 1160 and in the south line of Chillicothe Avenue U.S. Route No. 50); thence with said south line, North 70 deg. 10’ 00” East a distance of 311.76 feet to a 5/8” iron pin found at the northwest comer of Lot No. 1161 of Gary and Alberta Simmons as recorded in Deed Book 317, Page 941 and at the northeast comer of Lot No. 1160 and in the south line of said Chillicothe Avenue; thence with said Simmsons’, South 9 deg. 42’ 27” East, a distance of 151.96 feet to a 5/8” iron pin found at a corner to said Simmons and a corner to a 1.02 acres of the Highland County Commissioners as recorded in Deed Book 292, Page 31; thence with the line of said Commissioners’, South 9 deg. 31’ 06” East a distance of 424.35 feet to a 5/8” iron pin found at a comer to said Highland County Commissioners and also in the north line of the Main Street (State Route No. 124); thence with said north line, North 77 deg. 35’ 50” West a distance of 271.25 feet to a 3/8” iron pin (found) in the north line of said Main Street and at the southeast comer to Lot No. 1159 of Betty J. Jenkins as recorded in Deed Book 359, Page 984 and at the southwest comer of Lot No. 1160; thence with the line of said Jenkins’ and with the line of the aforementioned Hennisons’, North 17 deg. 04’ 16” West a distance of 422.88 feet to the beginning, and being a corrected description of the remaining acreage of Lot No. 1160 of the Bowers’ Subdivision as recorded in Plat Book 1, Page 107 (Original 4 acres and 38 poles) of the premises transferred to Douglas R Terry, Trustee as recorded

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Facility		Legal Description
in Deed Book 346, Page 185 and subject to all legal highways, easements and restrictions of record. Bearings are based upon the North 70 deg. 10’ 00” East line in Plat Book 1, Page 107.

The Laurels of Massillon

Situated in the City of Massillon, County of Stark and State of Ohio, located in the Southwest Quarter of Section 33, Township 11 North (Jackson), Range 9 West and in the Northwest Quarter of Section 4, Township 10 North (Perry), Range 9 West, Congress Lands North of the Seven Ranges, being part of City Lots 686 and 688, part of a 18.323 acre tract of land as conveyed to Oak Health Care Investors of Massillon, Inc., a Michigan Corporation, by Deed of Record in Deed Volume 1699, Page 693) all record references in this description are to the Recorder’s Office, Stark County, Ohio) and all of a 6.530 acre tract of land as conveyed to Oak Health Care Investors of Massillon, Inc. by Deed of Record in Official Record 1996069944, and being more particularly described as follows:

Beginning at a capped pin found at the Southwesterly corner of Lot No. 52 of the Hillsdale Allotment No. 3, as recorded in Plat Volume 41, Page 40, at the Northwesterly corner of City Lot 14528, and being the Southeasterly corner of said 18.323 acre tract and of said 6.530 acre tract and being the true point of beginning;

	1.	Thence South 44 deg. 48’ 32” West, 230.32 feet along the Southeasterly line of said 18.323 acre tract, the Southeasterly line of said 6.530 acre tract and the Northwesterly line of said Lot 14528 to a 3/4-inch iron pin found;

	2.	Thence North 40 deg. 11’ 28” West, 30.05 feet along the Southeasterly line of said 18.323 acre tract, the Southeasterly line of said 6.530 acre tract and the Northwesterly line of said Lot 14528 to a 3/4-inch iron pin found;

	3.	Thence South 49 deg. 48’ 32” West, 310.48 feet along the Southeasterly line of said 18.323 acre tract, the Southeasterly line of said 6.530 acre tract and the Northwesterly line of City Lot

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14528 (passing the Northerly line of said Northwest Quarter of Section 4 and the Southerly line of said Southwest Quarter of Section 33 at 103.65 feet) to a capped pin found;

4.	Thence North 62 deg. 09’ 15” West, 285.10 feet along the Southwesterly line of said 18.323 acre tract and of said 6.530 acre tract and the Northeasterly line of said Lot 14528 to a capped pin found;

5.	Thence North 69 deg. 11’ 33” West, 249.92 feet along the Southwesterly line of said 18.323 acre tract and of said 6.530 acre tract, the Northeasterly line of said Lot 14528 and the Northeasterly line of the tract of land conveyed to Waiout Properties, Ltd. by Deed of Record in Instrument Number 200205300043091 (passing the Northerly line of said Northwest Quarter of Section 4 and the Southerly line of said Southwest Quarter of Section 33 at 118.15 feet and passing a capped pin found at the Northwesterly corner of said 6.530 acre tract at 220.00 feet) to a capped pin found;

6.	Thence North 40 deg. 07’ 58” West, 297.01 feet along the Southwesterly line of said 18.323 acre tract and the Northeasterly line of said Waiout Properties, Ltd. tract to an iron pin set on the Easterly corner of City Lot 14949;

7.	Thence North 22 deg. 25’ 52” West, 200.45 feet along the Southwesterly line of said 18.323 acre tract and the Northeasterly line of said Lot 14949 (passing an iron pin set at 159.70 feet) to a point on the centerline of Hills and Dale Road (right of way varies in width);

8.	Thence North 56 deg. 32’ 15” East, 309.12 feet along the Northerly line of said 18.323 acre tract and the centerline of said Hills and Dale Road to a point at the Southwesterly corner of the 0.887 acre tract of land dedicated for Sherman Circle N.E. (right of way vanes in width) as recorded in Plat Volume 61, Page 141;

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9.	Thence South 33 deg. 27’ 45” East, 40.00 feet along the Southwesterly line of said 0.887 acre tract to an iron pin set on the Southeasterly right of way line of said Hills and Dale Road;

10.	Thence with a curve to the right having a radius of 25.00 feet, an arc length of 39.27 feet, a chord bearing South 78 deg. 27’ 45” East, a chord length of 35.36 feet and a central angle of 90 deg. 00’ 00” along the right of way lines of the Southeasterly intersection of said Hills and Dale Road and said Sherman Circle N.E. to an iron pin set at the point of tangency;

11.	Thence South 33 deg. 27’ 45” East, 1.98 feet along the Southwesterly right of way line of said Sherman Circle N.E. to an iron pin set at the point of curvature;

12.	Thence with a curve to the left having a radius of 445.96 feet, an arc length of 206.19 feet, a chord bearing South 46 deg. 42’ 29” East, a chord length of 204.36 feet and a central angle of 26 deg. 29’ 27” along the Southwesterly right of way line of said Sherman Circle N.E. to an iron pin set at the point of reverse of curve;

13.	Thence with a curve to the right having a radius of 355.84 feet, an arc length of 81.26 feet, a chord bearing South 53 deg. 24’ 41” East, a chord length of 81.08 feet and a central angle of 13 deg. 05’ 02” along the Southwesterly right of way line of said Sherman Circle N.E. to an iron pin at the point of compound curve;

14.	Thence with a curve to the right having a radius of 25.00 feet, an arc length of 24.03 feet, a chord bearing South 19 deg. 19’ 41” East, a chord length of 23.12 feet and a central angle of 55 deg. 05’ 00” along the Southwesterly right of way line of said Sherman Circle N.E. to an iron pin set at the point of reverse curve;

15.

Thence with a curve to the left having a radius of 60.00 feet, an arc length of 292.18 feet, a chord bearing North 48 deg. 42’ 27” East, a chord length of 77.92 feet and a central angle of 279 deg. 00’ 45” along the Easterly cul-de-sac right of way line of said Sherman Circle N.E. to an iron pin set at the point of reverse curve;

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16.	Thence with a curve to the right having a radius of 25.00 feet, an arc length of 19.78 feet, a chord bearing North 68 deg. 08’ 13” West, a chord length of 19.26 feet and a central angle of 45 deg. 19’ 25” along the Northeasterly right of way line of said Sherman Circle N.E. to an iron pin set at the point of reverse curve;

17.	Thence with a curve to the left having a radius of 415.84 feet, an arc length of 82.49 feet, a chord bearing North 51 deg. 09’ 30” West, a chord length of 82.35 feet and a central angle of 11 deg. 21’ 56” along the Northeasterly right of way line of said Sherman Circle N.E. to an iron pin set at the point of reverse curve;

18.	Thence with a curve to the right having a radius of 365.96 feet, an arc length of 149.33 feet, a chord bearing North 45 deg. 09’ 07” West, a chord length of 148.30 feet and a central angle of 23 deg. 22’ 49” along the Northeasterly right of way line of said Sherman Circle N.E. to an iron pin set at the point of tangency;

19.	Thence North 33 deg. 27’ 45” West, 49.40 feet to an iron pin set at the point of curvature;

20.	Thence with a curve to the right having a radius of 25.00 feet, an arc length of 39.27 feet, a chord bearing North 11 deg. 32’ 15” East, a chord length of 35.36 feet and a central angle of 90 deg. 00’ 00” along the right of way lines of the Northeasterly intersection of said Hills and Dale Road and said Sherman Circle N.E. to an iron pin set at the point of tangency;

21.	Thence North 33 deg. 27’ 45” West, 40.00 feet along the Northeasterly line of said 0.887 tract to a point on the Northwesterly line of said 18.323 acre tract and centerline of said Hills and Dale Road;

22.	Thence North 56 deg. 32’ 15” East, 483.95 feet along the Northwesterly line of said 18.323 acre

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tract and the centerline of said Hills and Dale Road to a railroad spike set at the point of curvature;

23.	Thence with a curve to the right having a radius of 1433.53 feet, an arc length of 288.89 feet, a chord bearing North 62 deg. 18’ 39” East, a chord length of 288.40 feet and a central angle of 11 deg. 32’ 47” along the Westerly line of said 18.323 acre tract and the centerline of said Hills and Dale Road to a point on the extension of the Northwesterly line of said Hillsdale Allotment No. 3;

24.	Thence South 03 deg. 45’ 50” West, 750.14 feet along an Easterly line of said 18.323 acre tract and a Westerly line of said Hillsdale Allotment No. 3 (passing an iron pin set at 44.53 feet and passing the Northeasterly corner of said 6.530 acre tract at 685.90 feet) to a cap pin found;

25.	Thence South 31 deg. 54’ 39” East, 126.48 feet along a Northeasterly line of said 18.323 acre tract and the 6.530 acre tract and a Southwesterly line of said Hillsdale Allotment No. 3 to a capped pin found;

26.

Thence South 58 deg. 05’ 45” East, 152.50 feet along a Northeasterly line of said 18.323 acre tract and the 6.530 acre tract and a Southwesterly line of said Hillsdale Allotment No. 3 to the true point of beginning.

Containing 17.436 acres, of which a total of 0.987 acre is in road right of way, also known as being 16.610 acres in O.L. 686 (the same 16.610 acres lies in the Southwest Quarter of Section 33, Jackson Township) and 0.826 acres lies in said O.L. 688 (the same 0.826 acres lies in the Northwest Quarter of Section 4, Perry Township) and subject to all easements restrictions and rights-of-way of record.

The basis of bearing in this description is based on the centerline of Hills and Dale Road being North 56 deg. 32’ 15” East as described for the 18.323 acre tract of land as conveyed to Oak

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Health Care Investors of Massillon, Inc., a Michigan Corporation, by Deed recorded in Volume 1699, Page 693.

This described is based on a survey made by Sock & Clark Corporation, under Project No. 1200500645 in February 2006.

EXCEPTING THEREFROM THE FOLLOWING:

PARCEL 3-WD:

Situated in the City of Massillon, County of Stark and State of Ohio:

And known as being a part of Massillon City Out Lot Number 686 as shown on the Annexation Plat recorded in Plat Book 59, Page 72 of Stark County Records and being part of lands conveyed to Diamond Senior Living, LLC by instrument Imaging Number 200610250065704 of the Stark County Recorder’s Office and being more particularly described as follows:

Beginning for reference at Stark County Monument JAC165 found at the Southwest corner of the Southwest Quarter of Section 33, Township 11, Range 9 (formerly Jackson Township, now in the City of Massillon;

Thence South 87 deg. 53’ 17” East, 757.54 feet along the South line of said Quarter Section to a point on the centerline of right of way of Hills and Dales Road;

Thence North 64 deg. 09’ 03” East, 415.18 feet along said centerline and tangent centerline to a point;

Thence North 54 deg. 17’ 57” East, 380.67 feet continuing along said centerline and tangent centerline to a point at Hills and Dales Road centerline Sta. 18+77.98 and the true place of beginning for the parcel described herein;

1.	Thence North 54 deg. 17’ 57” East, 310.12 feet along said centerline and the Grantor’s Northwesterly line and passing through a railroad spike found at 0.34 feet to a point;

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2.	Thence South 35 deg. 42’ 03” East, 40.00 feet to an iron pin set on the existing Southeasterly line of said Hills and Dales Road;

3.	Thence South 54 deg. 17’ 57” West, 317.46 feet along said Southeasterly line to an iron pin set on the Grantor’s Westerly line;

4.	Thence North 25 deg. 18’ 35” West, 40.67 feet along said Westerly line to the Place of Beginning.

Containing 0.2881 acres, more or less, all of which is within the present right of way.

The above described area is contained within the Stark County Auditor’s Permanent Parcel Number 0800043.

Grantor claims title by a Deed recorded in Instrument Imaging Number 200610250065704 of the Records of Stark County.

Bearings for this description are based on the SCGRS using the record bearing between Stark County monuments JAC 137 and JAC 136 being the North line of the Northwest Quarter of Section 34, Jackson Township (South 87 deg. 53’ 07” East).

This description was prepared and reviewed by Robert J. Warner, Professional Surveyor No. 6931 in June of 2007 for Floyd Browne Group.

This description is based on a survey by Robert J. Warner, Professional Surveyor No. 6931 in the fall of 2005 for Floyd Browne Group.

Monuments referred to as an iron pin set are 5/8-inch diameter reinforcing rods, 30 inches in length, topped with an orange cap “Floyd Browne Group”

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Parcel 3-WD-1:

Situated in the City of Massillon, County of Stark and State of Ohio:

And known as being a part of Massillon City Out Lot Number 686 as shown on the Annexation Plat recorded in Plat Book 59, Page 72 of Stark County Records and being part of lands conveyed to Diamond Senior Living, LLC by Instrument Imaging Number 200610250065704 of the Stark County Recorder’s office and being more particularly described as follows:

Beginning for reference at Stark County Monument JAC 165 found at the Southwest corner of the Southwest Quarter of Section 33, Township 11, Range 9 (formerly Jackson Township, now in the City of Massillon;

Thence South 87 deg. 53’ 17” East, 757.54 feet along the South line of said Quarter Section to a point on the centerline of right of way of Hills and Dales Road;

Thence North 64 deg. 09’ 03” East, 415.18 feet along said centerline and tangent centerline to a point;

Thence North 54 deg. 17’ 57” East, 820.79 feet continuing along said centerline and tangent centerline to a point at said Hills and Dales Road centerline Sta. 23+18.11 and the true place of beginning for the parcel described herein;

1.	Thence North 54 deg. 17’ 57” East, 488.79 feet along said centerline and the Grantor’s Northwesterly line to a point of curvature;

2.	Thence along said centerline and Grantor’s Northwesterly line in a Northeasterly direction 285.23 feet along the arc of a curve deflecting to the right, having a radius of 1433.53 feet, a delta of 11 deg. 24’ 01”, and a chord which bears North 59 deg. 59’ 58” East a distance of 284.76 feet to the Grantor’s Northeasterly corner;

3.	Thence South 01 deg. 29’ 49” West, 44.58 feet along the Grantor’s Easterly line to an iron pin set on the existing Southerly right of way line of said Hills and Dales Road;

4.	Thence along said existing Southerly right of way line of said Hills and Dales Road in a South Westerly direction 257.88 feet along the arc of a curve deflecting to the left, having a radius of

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1393.53 feet, a delta of 10 deg. 36’ 10”, and a chord which bears South 59 deg. 36’ 02” West a distance of 257.51 feet to an iron pin set at a point of tangency;

5.	Thence South 54 deg. 17’ 57” West, 488.79 feet to an iron pin set;

6.	Thence North 35 deg. 42’ 03” West, 40.00 feet to the True Place of Beginning.

Containing 0.6982 acres, more or less, all of which is within the present right of way.

The above described area is contained within the Stark County Auditor’s Permanent Parcel Number 0800043.

Grantor claims title by a Deed recorded in Instrument Imaging Number 200610250065704 of the Records of Stark County.

Bearings for this description are based on the SCGRS using the Record bearing between Stark County monuments JAC 137 and JAC 136 being the North line of the Northwest Quarter of Section 34, Jackson Township (South 87 deg. 53’ 07” East).

This description was prepared and reviewed by Robert J. Warner, Professional Surveyor No. 6931 in June of 2007 for Floyd Browne Group.

This description is based on a survey by Robert J. Warner, Professional Surveyor No. 6931 in the Fall of 2005 for Floyd Browne Group.

Monuments referred to as an iron pin set are 5/8-inch diameter reinforcing rods, 30 inches in length, topped with an orange cap “Floyd Browne Group”.

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The Laurels of Mt. Vernon

PARCEL ONE:

Being situated in the Village of Academia, Morris Township, United States Military Lands, Knox County, State of Ohio, and being part of Lot 91, all of Lots 92, 93, 94, 95, 96, 97, part of Lots 98 and 111, all of Lots 112,113, 114, 115, 116, part of Lot 117, and that portion of a vacated alley within, of the Original Plat of the Village of Academia and being parcel one of that land of record in deed Volume 433 Page 141 in the Knox County Recorder’s Office and being more particularly described as follows:

Beginning for reference at an iron pin found at the northwest corner of the southwest quarter of Section 16 of Township 7, Range 12; thence South 04 degrees 52 minutes 07 seconds West along the Morris-Monroe Township Line a distance of 24.50 feet to a 1/2 inch iron pipe found and being the true place of beginning;

thence from the true place of beginning South 04 degrees 52 minutes 07 seconds West along the Morris-Monroe Township Line a distance of 58.83 feet to a point on the west line of Avalon Road;

thence South 42 degrees 10 minutes 16 seconds West along the west line of Avalon Road a distance of 323.71 feet to a 1/2 inch iron pin found;

thence North 47 degrees 41 minutes 20 seconds West across Lots 111 and 98 a distance of 289.56 feet to a 1/2 inch iron pipe found;

thence North 42 degrees 10 minutes 16 seconds East along the east line of Wooster Road (State Route 3) a distance of 127.42 feet to a 3/4 inch iron pipe found;

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Facility	Legal Description

thence along the east line of Wooster Road following a curve to the right having a radius of 11,459.06 feet, an arc of 234.36 feet and whose chord bears North 43 degrees 17 minutes 45 seconds East a chord distance of 234.36 feet to a 3/4 inch iron pin found;

thence South 49 degrees 18 minutes 52 seconds East along the southerly boundary of Anita E. Doering (D.V. 372 p. 716) a distance of 126.96 feet to a 3/4 inch iron pipe found;

thence South 42 degrees 54 minutes 21 seconds West along the westerly boundary of Charles Henry Smith (D.V. 333 p. 210) a distance of 35.00 feet to a 1/2 inch iron pin found;

thence south 65 degrees 45 minutes 36 seconds East along the southerly boundary of said Smith a distance of 129.10 feet to a place of beginning.

Subject to all legal right of way of previous record.

The above description was prepared from a survey made by Samuel W. Vance, Registered Surveyor No. 6553 in May, 1993. Bearing basis assumed.

PARCEL TWO:

Being situated in the southwest quarter of Section Sixteen (16), Range Twelve (12), Township Seven (7) of the United States Military Lands, Monroe Township, Knox County, State of Ohio and being more particularly described as follows:

Beginning for reference at an iron pin found at the northwest corner of the southwest quarter of Section 16, Township 7, Range 12; thence South 04°52’07” East along the Morris—Monroe Township Line a distance of 24.50 feet to a 1/2 inch iron pipe found and being the true place of beginning of the herein described tract;

thence from the true place of beginning South 65°45’36” East along the southerly boundary of Charles Henry Smith (D.V. 333, p. 210) a distance of 37.46 feet to a 1/2 inch iron pipe found on the west line of Avalon Road;

thence South 42°10’16” West along the west line of Avalon Road a distance of 58.30 feet to a point;

thence North 04°52’07” West along the Morris- Monroe Township Line a distance of 58.83 feet to the place of beginning.

Subject to all legal right of way of previous record.

The above description was prepared from a survey made by Samuel W. Vance, Registered Surveyor No. 6553 in May, 1993. Bearing basis assumed.

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Facility	Legal Description

PARCEL THREE:

The following real estate situate in Lots 110 and 111, Plat of Academia, Quarter 4, Township 7, Range 13, Morris Township, Knox County, Ohio and being described as follows:

Commencing at an iron pin set on the northwest line of Avalon Road (40’) and the S.E. corner of Lot 110 of Academia, and being the southeast corner and beginning point of the tract herein described;

thence along the line between Lots 109 and 110 North 47 deg. 49’ 40” West 136.56 feet to an iron pin set on the southeast line of a vacated 16.50’ alley;

thence along said line North 42 deg. 00’ 00” East 68.10 feet to an iron pin set on the southwest line of a 2.356 acre tract described In Deed Volume 442, Page 222;

thence along said line South 47 deg. 49’ 40” East 136.56 feet to an iron pin found on the northwest line of Avalon Road;

thence along said line South 42 deg. 00’ 00” West 68.10 feet to the point of beginning, containing 0.213 acre, as surveyed in May 2002 by Tracy & Mills, Surveyors, 10 E. Vine Street, Mt. Vernon, Ohio, David R. Mills, Surveyor #7157, Ohio. North based on Survey Record 1, page 634.

Note: iron pins set are 5/8” x 30” rebar with plastic cap.

TOGETHER WITH the beneficial easement rights created for ingress and egress purposes pursuant to that certain Warranty Deed recorded in Deed Volume 507, page 367, Knox County records.

The Laurels of Shane Hill Maplewood of Shane’s Village

PARCEL ONE:

Situated in the Township of Dublin, County of Mercer and State of Ohio:

And known as being part of the Southeast quarter of Section 29, Township 4 South, Range 2 East, Dublin Township, Mercer County, Ohio, being a combination of a 5 acre parcel (Deed Volume 258, Page 171) and a 3 acre parcel (Official Records Volume 18, Page 342) both granted to Shane Hill Nursing Home, Inc., and being more particularly described by metes and bounds as follows:

Beginning at an ODOT monument (found) at the Northeast corner of said Southeast quarter;

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Facility	Legal Description

Thence Southerly with the East line of said Southeast quarter (legal centerline of State Route 118) at South 00 deg. 16’ 00” East, 667.84 feet to a PK nail of record at the Southeast corner of said 3 acre parcel. At 417.40 feet, this course passes through a PK nail of record at the Southeast corner of said 5 acre parcel;

Thence Westerly with the South line of said 3 acre parcel at North 89 deg, 54’ 00” West, 521.80 feet to an iron rod (found) at the Southwest corner of said 3 acre parcel. At 40.00 feet, this course passes through an iron rod (found) in the West right-of-way line of State Route 118;

Thence Northerly with the West line of both the 3 acre and 5 acre parcels at North 00 deg. 16’ 00” West, 667.84 feet to a concrete monument (found). At 250.44 feet, this course passes through an iron rod (found) at the Northwest corner of said 3 acre parcel, which point is also the Southwest corner of said 5 acre parcel;

Thence Easterly with the North line of said 5 acre parcel, which by record is the North line of said Southeast quarter at South 89 deg. 54’ 00” East, 521.80 feet to the point of beginning. At 481.80 feet, this course passes through a concrete monument (found) in the Westerly right-of-way line of State Route 118);

This description is based on surveying work by Kohli & Kaliher Associates, Inc., through May 5, 2000. Bearings are based on the existing deed bearing for said centerline of State Route 118;

PARCEL 2:

TOGETHER WITH that certain Easement dated May 31, 2000 and recorded June 1, 2000 in OR Book 111, Page 869 of the Mercer County Records, State of Ohio, by and between Thomas D. Ransbottom (married), Robert O. Ransbottom (married) and Nancy A. Smith (married), collectively as grantors, and The Laurels of Rockford, Inc., as grantee to encompass various sewer lines through the grantor’s lauds and between the Shane Hill Nursing Home property and Eichler Ditch, situated in the Southeast quarter of Section 29, Township 4 South, Range 2 East, Dublin Township, Mercer County, Ohio, more particularly described by metes and bounds as follows:

Beginning at the Northwest corner of the Shane Hill Nursing Home property, which point is 521.80 feet Westerly from the Northeast corner of the Southeast corner of said Section 29;

Thence Southerly with the West line of said Shane Hill Nursing Home property a distance of about 423 feet to a point that is 25 feet Southerly from an Easterly extension of the line of an 8-inch field tile;

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Facility	Legal Description

Thence Westerly on a course that is 25 feet Southerly from and parallel with said 8-inch field tile a distance of about 790 feet to the centerline of Eichler Ditch;

Thence Northerly with the meanderings of the centerline of Eichler Ditch a distance of about 423 feet to a point in the North line of said Southeast quarter;

Thence Easterly with said north line of Southeast quarter a distance of about 950 feet to the point of beginning.

10731 State Route 118 Rockford, Ohio 45882

PPN: 07-058600.0000

10701 State Route 118 Rockford, Ohio 45882

PPN: 07-058300.0300

The BASIS OF BEARINGS for the within described parcels of land is South 00 deg. 16’ 00” East, as the Easterly line of subject parcel, and is the same bearing recorded in Deed Volume 258, page 171, of Mercer County records.

The Laurels of Norworth	Situate in the State of Ohio, in the County of Franklin and in the City of Worthington and being a part of Quarter Township 2, Township 2, Range 18, United States Military Lands; also being part of a certain 57.958 Acre Tract conveyed to Worthington Estates and shown of record in Deed Book 2365, page 450, records of the Recorder’s Office, Franklin County, Ohio, and being more particularly described as follows:

Beginning at an iron pin in the southwesterly corner of Lot No. 102 of Worthington Estates No. 2, as the same is shown of record in Plat Book 36, pages 50 and 51, records of the Recorder’s Office, Franklin County, Ohio, said point also being in the northerly line of Halligan Avenue;

thence N. 84° 55’ 46” W. and along the northerly line of Halligan Avenue, as shown on the recorded plat of Worthington Estates No. 2, a distance of 236.39 ft. to an iron pin, said point being an angle point in Halligan Avenue;

thence N. 84° 11’ 16” W. and continuing along the northerly line of said Halligan Avenue a distance of 300.85 ft, to an iron pin, said

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Facility	Legal Description
iron pin being the intersection of the northerly line of Halligan Avenue with the easterly line High Street, said point also being 48 ft. easterly from the center line of said High Street;

thence N. 4° 31’ 43” E. and along the easterly line of High Street a distance of 441.40 ft. to a point;

thence S. 85° 20’ 34” E. and parallel to the center line of Caren Avenue, as shown on a recorded plat of Worthington Estates No. 2, a distance of 524.76 ft. to a point;

thence S. 62° 41’ 54” E. a distance of 67.50 ft. to a point said point being the most northerly corner of Lot No. 98 of Worthington Estates No. 2;

thence S. 27° 18’ 06” W. and along the westerly line of Lot No. 98, a distance of 121.61 ft. to an iron pin, said iron pin being an angle point in the westerly line of Lot No. 98;

thence S 5° 02’ 21” W. and along the westerly line of Lots Nos. 98, 99, 101 and 102 of said Worthington Estates No. 2, a distance of 310.95 ft. to the place of beginning; subject to all easements and restrictions shown of record; also subject to all legal highways.

Together with an easement and right of way for driveway in common of record in Deed Book 2923 page 31.

EXCEPTING THEREFROM THE FOLLOWING:

Situated in the County of Franklin in the State of Ohio, and in the City of Worthington and bounded and described as follows:

Being a part of Quarter Township 2, Township 2, Range 18, United States Military Lands; also being part of a certain 5.590 Acre Tract conveyed to Norworth Company, a partnership organized and existing under the Laws of the State of Ohio, and shown of record in Deed Book 2885, Page 243, records of the Recorder’s Office, Franklin County, Ohio, and being more particularly described as follows:

Beginning for reference, at the intersection of the northerly right-of-way of Halligan Avenue and the easterly right-of-way of High Street;

thence N. 4° 31’ 43” E. and along the easterly right-of-way of High Street and the westerly side of the aforementioned 5.590 Acre Tract, a distance of 272.45 feet to the place of true beginning;

thence N. 4° 31’ 43” E. and along the easterly right-of-way of High Street and the westerly side of the aforementioned 5.590 Acre Tract, a distance of 168.95 ft. to a point;

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Facility	Legal Description
thence S. 85° 20’ 34” E. and along the southerly side of a certain 3,449 Acre Tract conveyed to The Ohio National Bank, of Columbus, as shown of record in Deed Book 2909, Page 371, and the northerly side of the aforementioned 5.590 Acre Tract, a distance of 251.91 feet to a point;

thence S. 5° 04’ 14” W. a distance of 170.75 feet to a point;

thence N. 84° 55’ 46” W. a distance of 250.31 feet to the place of true beginning.

THE BASIS OF BEARINGS FOR THE ABOVE IS BASED ON THE EASTERLY RIGHT OF WAY OF NORTH HIGH STREET, SAID BEARING NORTH 04° 31’ 45” EAST.

TOGETHER WITH that certain non-exclusive beneficial water line easement as set forth in Deed Book 3602, page 796, Franklin County records.

ALSO TOGETHER WITH those certain non-exclusive beneficial storm and sanitary sewer easements as granted in Official Record 00243C18, Franklin County records.

The Laurels of Worthington	Situated in the State of Ohio, County of Franklin, City of Worthington, Quarter Township 3, Township 2, Range 18, United States Military Lands, being all of that tract of land as described in a deed to Worthington Nursing Home, of record in Deed Volume 2468, Page 572, all references herein being to the records located in the Recorder’s Office, Franklin County, Ohio, and being more particularly described as follows:

Beginning at an iron pin found in the southerly right-of-way line of Crandall Drive (width varies) at the northwesterly corner of Lot 58, as shown and delineated upon the plat “Wilson Hill No. 2’, a subdivision of record in Plat Book 27, Page 57”;

Thence South 3° 04’ 00” West, along the westerly line of Lot 58, a distance of 266.49 feet to an iron pin found at the southwesterly corner of same and in the northerly perimeter of a tract of land described as Parcel No. 3 in a deed to Ray B. Arnold and Tamara R. Arnold of record in Official Records Volume 27062, Page A13;

Thence along said northerly perimeter the following courses:

	1.	North 82° 32’ 56” West, a distance of 110.67 feet to an iron pin found;

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Facility	Legal Description

	2.	North 7° 27’ 04” East, a distance of 1.50 feet to an iron pin found;

	3.	With a spiral curve to the right, having a curve radius of 222,14 feet, a curve length of 175.95 feet a theta angle of 22° 41’ 28”, a long tangent of 118.28 feet, a short tangent of 59.54 feet, a chord which bears North 75° 06’ 12” West, a chord distance of 174.72 feet to an iron pin found at a point of curvature;

	4.	With the arc of a curve to the right, having a radius of 216.50 feet, a central angle of 53° 10’ 29” ,a chord which bears North 33° 23’ 07” West, a chord distance of 193.79 feet to an iron pin found in the easterly right-of-way line of Worthington-Galena Road (width varies);

Thence North 37° 16’ 00” East, along said easterly right-of-way line, a distance of 68.03 feet to an iron pin found at a point of curvature of the right-of-way return to Crandall Drive;

Thence along the southerly right-of-way line of Crandall Drive the following courses:

	1.	With the arc of a curve to the right, having a radius of 20.00 feet, a central angle of 55° 48’ 00”, a chord which bears North 65° 10’ 00” East, a chord distance of 18.72 feet, to a point of tangency;

	2.	South 86° 56’ 00” East, a distance of 335.53 feet to an iron pin found at a point of curvature;

	3.	With the arc of a curve to the right, having a radius of 96.55 feet, a central angle of 3° 36’ 30”, a chord which bears South 85° 07’ 45” East, a chord distance of 6.08 feet to the place of beginning.

Bearings herein are based on South 86° 56’ 00” East for Crandall Drive as shown on the referenced plat “Wilson Hill No. 2”, of record in Plat Book 27, Page 57;

This description was prepared by M-E Civil Engineering, Inc. based on a field survey of the premises.

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Facility	Legal Description

Michigan Facilities

The Laurels of Bedford	PARCEL ONE: A parcel of land situated in the City of Battle Creek, County of Calhoun, State of Michigan, described as:

Bedford Township, Section 27, Town 1 South, Range 8 West, beginning at a point 33 feet East and 496.31 feet South of the Northwest corner of the Southeast one quarter of said Section; thence East 626.91 feet, South 461 feet, West 627.20 feet, North 461 feet to the place of beginning.

PARCEL TWO: The South 2 1/2 acres of the Northwest 10 acres of the Southeast 1/4 of Section 27, Town 1 South, Range 8 West.

Also: The South 1/2 of the Northwest 1/4 of the Southeast 1/4 of Section 27, Town 1 South, Range 8 West, excepting the Southerly 16 rods of the Northwest 1/4 of the Southeast 1/4 of Section 27, excepting therefrom such portions thereof as are included in parcel I above.

All of the above more particularly described as:

Commencing at the center of Section 27, Town 1 South, Range 8 West, City of Battle Creek, Calhoun County, Michigan; thence South 00 degrees 11 minutes 15 seconds East along the North and South 1/4 line of said Section 27, a distance of 496.31 feet to the North line of the South 1/2 of the South 1/2 of the Northwest 1/4 of the Northwest 1/4 of the Southeast 1/4 of said Section 27 and the true point of beginning; thence North 89 degrees 57 minutes 36 seconds East along said North line, 659.91 feet to the East line of the Northwest 1/4 of the Northwest 1/4 of the Southeast 1/4 of said Section 27; thence South 00 degrees 13 minutes 25 seconds East along said East line 165.22 feet to the North line of the South 1/2 of the Northwest 1/4 of the Southeast 1/4 of said Section 27; thence North 89 degrees 58 minutes 24 seconds East along said North line 660.38 feet to the East line of the Northwest 1/4 of the Southeast 1/4 of said Section 27 as established by the West line of the plat of “Bynum’s Addition”, according to the plat thereof as recorded in the office of the Register of Deeds for Calhoun County, Michigan, in Liber 9A of Plats, on Page 48; thence South 00 degrees 16 minutes 04 seconds East along said West line of “Bynum’s Addition”, 396.59 feet to the North line of the South 264 feet of the Northwest 1/4 of the Southeast 1/4 of said Section 27; thence South 89 degrees 54 minutes 38 seconds West along said North line of the South 264 feet a distance of 1320.95 feet to said North and South 1/4 line; thence North 00 degrees 11 minutes 15 seconds West along said North and South 1/4 line, 563.10 feet to the place of beginning.

Subject to the rights of the public and of any governmental unit in any part thereof taken, used or deeded for street, road or highway purposes.

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Facility	Legal Description
The Laurels of Coldwater	Being a Parcel of land situated in the Northwest Quarter, Section 23, T6S, R6W, City of Coldwater, Branch County, Michigan. Being more specifically described as follows:

Commencing at the Northwest corner of said Section 23; thence South 89 degrees 31 minutes 30 seconds East along the North line of said Section 23, a distance of 33.0 feet to the East Right of Way line of Michigan Avenue, said point being the true point of beginning of the parcel herein described; thence South 89 degrees 31 minutes 30 seconds East along the North line of said Section 23, a distance of 511.06 feet to a point; thence South 0 degrees 00 minutes 00 seconds West, a distance of 410.0 feet to the North Right of Way line of Orleans Blvd; thence North 89 degrees 31 minutes 30 seconds West along the North Right of Way line of Orleans Boulevard, a distance of 445.58 feet to a point; thence North 0 degrees 00 minutes 00 seconds East, a distance of 49.27 feet to a point; thence North 89 degrees 31 minutes 30 seconds West, a distance of 65.48 feet to the East Right of Way line of Michigan Avenue; thence North 0 degrees 00 minutes 00 seconds East along the East Right of Way line of Michigan Avenue, a distance of 360.73 feet to the true point of beginning of the Parcel herein described.

Subject to the rights of others for ingress and egress to an easement between Oak Health Care Investors of Michigan, Inc. and Creal Enterprises, Inc. dated April 29, 1994 and recorded in Liber 622, Page 22, described as follows: Commencing at the Northwest corner of Section 23, T6S, R6W, City of Coldwater, Branch County, Michigan; thence South 89 degrees 31 minutes 30 seconds East along the North line of said Section 23, a distance of 33.0 feet to the East Right of Way line of Michigan Avenue; thence South 0 degrees 00 minutes 00 seconds West along the East Right of Way line of Michigan Avenue, a distance of 410.0 feet to the North Right of Way line of Orleans Boulevard; thence South 89 degrees 31 minutes 30 seconds East along the North Right of Way line of Orleans Boulevard, a distance of 317.35 feet to the true point of beginning of center line of said 20.0 feet wide easement; thence North 0 degrees 00 minutes 00 seconds East, a distance of 33.15 feet to a point; thence South 89 degrees 31 minutes 30 seconds East, a distance of 174.32 feet to a point; thence North 0 degrees 00 minutes 00 seconds East, a distance of 52.41 feet to a point; thence South 89 degrees 31 minutes 30 seconds East, a distance of 19.39 feet to the termination of said 20.0 feet wide easement.

The Laurels of Pulton	Commencing at the West 1/4 corner, Section 20, T9N, R3W, Fulton Township, Gratiot County, Michigan; thence South 89 degrees 51 minutes 50 seconds E 634.34 feet along the East-West 1/4 line to the point of beginning; thence South 89 degrees 51 minutes 50 seconds E 366.03 feet along the East-West 1/4 line; thence South 0 degrees

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Facility	Legal Description
05 minutes 20 seconds W 205.0 feet parallel to the West 1/8 line; thence North 89 degrees 51 minutes 50 seconds W 75.00 feet parallel to the East-West 1/4 line; thence South 0 degrees 05 minutes 20 seconds W 790.0 feet; thence North 89 degrees 51 minutes 50 seconds W 291.03 feet parallel to the East-West 1/4; thence North 0 degrees 05 minutes 20 seconds E 995.0 feet parallel to the West 1/8 line to the point of beginning.

Also described as: Part of the Northwest 1/4 of the Southwest 1/4 of Section 20, T9N, R3W, Fulton Township, Gratiot County, Michigan. More particularly described as beginning at a point on the East-West 1/4 line of said Section 20, at a point which is South 89 degrees 51 minutes 50 seconds E 634.34 feet from the West 1/4 corner of said Section 20; thence continuing along said East-West 1/4 line, South 89 degrees 51 minutes 50 seconds E, 366.06 feet (Deeded 366.03 feet); thence South 00 degrees 04 minutes 47 seconds W, 205.12 feet (Deeded South 0 degrees 05 minutes 20 seconds W, 205 feet, parallel to the West 1/8 line); thence North 89 degrees 52 minutes 44 seconds W, 74.98 feet (Deeded North 89 degrees 51 minutes 50 seconds W, 75 feet, parallel to the East-West 1/4 line); thence South 00 degrees 06 minutes 42 seconds W, 789.73 feet (Deeded South 0 degrees 05 minutes 20 seconds W, 790.0 feet); thence N 89 degrees 51 minutes 53 seconds W, 291.13 feet (Deeded North 89 degrees 51 minutes 50 seconds W, 291.03 feet parallel to the East-West 1/4); thence N 00 degrees 06 minutes 28 seconds E, 994.87 feet (Deeded North 0 degrees 05 minutes 20 seconds E 995.0 feet, parallel to the West 1/8 line), to the point of beginning.

Subject to the use of the North 33.0 feet thereof as Ranger Road.

The Laurels of Galesburg	The North 330 feet of the West 660 feet of Lot 134 of the Assessors Plat of the City of Galesburg, according to the plat thereof as recorded in Liber 13 of Plats, Page 18, City of Galesburg, Kalamazoo County, Michigan.

The Laurels of Hudsonville

PARCEL 1:

That part of the Northeast  1⁄4, Northwest  1⁄4, Section 32, Town 6 North, Range 13 West, City of Hudsonville, Ottawa County, Michigan, described as: Commencing on the North line of said Section at a point which is 115.0 feet West on the Northeast corner of said Northeast  1⁄4, Northwest  1⁄4, thence South 180.0 feet parallel with the East line of said Northwest  1⁄4; thence East 115.0 feet parallel with the North line of said Section 32 to the East line of said Northwest  1⁄4; thence South 15.0 feet along said East line; thence West 154.5 feet parallel with said North line; thence South 137.94 feet parallel with said East line; thence West 246.0 feet to the East right of way of Lawndale Avenue; thence North 332.32 feet along said right of way line to the North line of said Section 32; thence East 285.5 feet along said North line to the place of beginning.

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Facility	Legal Description

PARCEL 2:

The South 150.0 feet of that part of the Northeast  1⁄4, Northwest  1⁄4, Section 32, Town 6 North, Range 13 West, City of Hudsonville, Ottawa County, Michigan, described as: Commencing on the North line of said Section 32 at a point which is 400.5 feet West of the Northeast corner of said Northwest  1⁄4; thence West 215.5 feet along said North line; thence South 33 feet to a point on the North line of Lot 58, Sunset Heights Subdivision, which is 35.5 feet West of the Northeast corner of said Lot 58; thence South across Lots 58, 59. 60 and 61 to a point which is 13 feet North of the South line and 39.1 feet West of the East line of Lot 61; thence East 219.0 feet to a point which is 400.5 feet West of the East line of said Northwest  1⁄4; thence North 332.32 feet to the place of beginning, except that part thereof which lies East of a line described as commencing 66 feet West of the Southeast corner of above described parcel and running Northerly to a point 62.5 feet West of the Northeast corner of said above described parcel.

PARCEL 3:

The West 99 feet of the following: Part of the Northeast  1⁄4 of the Northwest  1⁄4. Section 32, Town 6 North, Range 13 West, City of Hudsonville, Ottawa County, Michigan, described as: Commencing 333.7 feet South of the Northeast corner, thence South 170 feet, thence West 134 feet, thence North 21.5 feet, thence North 88 degrees 35 minutes West 130 feet, thence North 148.5 feet, thence South 88 degrees 35 minutes East 264 feet to place of beginning.

The Laurels of Kent	That part of Lots 12, 13, 14, 15, 16, 17, 50, 51, 52, vacated West Avenue and vacated Central Avenue, Young Addition, Village (now City) of Lowell, Section 2, T6N, R9W, Kent County, Michigan, as recorded in liber 46 of Plats, Page 2, described as: Commencing at the Northwest corner of Lot 52 of said Young Addition (now City) of Lowell; thence S 00 degrees 00 minutes 00 seconds W 323.18 feet (deeded as South 323,0 feet) along the West line of said Young Addition to a point 56,0 feet South from the Northwest corner of Lot 50; thence S 89 degrees 46 minutes 32 seconds E 181,97 feet (deeded as South 89 degrees 47 minutes East 182.0 feet), parallel with Sibley Street to the East line of West Avenue; thence S 00 degrees 00 minutes 21 seconds E 123.79 feet (deeded as South 124.0 feet) along the East line of said Avenue to a point which is 150,0 feet North from the North line of Heffron Street; thence S 89 degrees 47 minutes 00 seconds E, 168.07 feet (deeded as South 89 degrees 47 minutes East 168.0 feet), parallel with the North line of Heffron Street; thence N 00 degrees 00 minutes 00 seconds E 356.79 feet (deeded as North 356.82 feet), parallel with the West line of said Young Addition; thence Northerly 60.14 feet on a 239.84 foot radius curve to the left, the chord of which bears N 07 degrees 00 minutes 48 seconds W, 60.06 feet (deeded as North 7

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Facility	Legal Description

degrees 11 seconds West 59.99 feet); thence Northwesterly 61.52 feet on a 46.27 foot radius curve to the left, the chord of which bears N 52 degrees 31 minutes 08 seconds W, 56.94 feet (deeded as North 52 degrees 27 minutes 15 seconds West 57.09 feet), to the South line of Gee Street extended East; thence S 89 degrees 28 minutes 30 seconds W 297.49 feet (deeded as South 89 degrees 27 minutes 30 seconds West 297.25 feet), along the South line of said Street and the extension thereof to the place of beginning.

MORE ACCURATELY DESCRIBED AS:

Part of the Southwest  1⁄4 of Section 2, Town 6 North, Range 9 West, City of Lowell, Kent County, Michigan, described as beginning at the Northwest corner of Lot 52 of Young Addition, Liber 46, Page 2, Kent County Records; thence N89°29’06”E along the Easterly extension of the Southerly line of Gee Street a distance of 297.48 feet, (recorded as S89°28’30”W a distance of 297,49 feet); thence Southeasterly a distance of 61.27 feet, along a curve to the right, having a radius of 46.27 feet, a central angle of 75°52’00”, and a chord bearing S52°29’01”E 56.89 feet, (recorded as Northwesterly a distance of 61.52 feet, along a curve to the left, having a radius of 46.27 feet, and a chord bearing N52°31’08”W 56.94 feet); thence Southeasterly a distance of 60.18 feet, along a curve to the right, having a radius of 239.84 feet, a central angle of 14°22’32”, and a chord bearing S07°07’56”E 60.02 feet, (recorded as Northwesterly a distance of 60.14 feet, along a curve to the left, having a radius of 239.84 feet, and a chord bearing N07°00’48”W 60.06 feet) to the Westerly right of way of North Center Street; thence S00°02’03”W along the said right of way of North Center Street a distance of 356.81 feet, (recorded as N00°00’00”E a distance of 356.79 feet); thence N89°49’42”W a distance of 168.26 feet, (recorded as S89°47’00”E a distance of 168.07 feet) to the Easterly right of way of North West Street; thence N00°07’26”E along the said right of way of North West Street a distance of 123.90 feet, (recorded as S00°00’21”E a distance of 123.79 feet); thence N89°46’32”W a distance of 181.93 feet, (recorded as S89°46’32”E a distance of 181.97 feet) to the Westerly line of Young Addition, Kent County Records; thence N00°00’50”E along the said Westerly line of Young Addition a distance of 323,23 feet, (recorded as S00°00’00”W a distance of 323.18 feet) to the Point of Beginning.

The Laurels of Mt. Pleasant	The land referred to herein below is situated in the City of Mt. Pleasant, Isabella County, State of Michigan, and is described as follows: Unit No. 1 of Laurel Care Campus, also known as Isabella County Condominium Subdivision Plan No. 28, as created by Master Deed dated October 22, 2001, recorded October 23, 2001 in Liber 1045, page 506, as amended, together with an undivided interest in the common and limited elements as set forth therein, and as described in Act 59 of the Public Acts of 1978, as amended.

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Facility	Legal Description
The Laurels of Sandy Creek Maplewood of Sandy Creek

Part of the Northeast 1/4 of the Northwest 1/4 of Section 5, Town 3 North, Range 11 West, City of Wayland, Allegan County, Michigan described as: Commencing at the Northwest corner of said Section, thence South 89 degrees 55 minutes 40 seconds East 1321.40 fed: along the North line of said Section to the Northwest corner of the Northeast 1/4 of the Northwest 1/4, thence South 0 degrees 35 minutes East 532.60 feet along the West line of said Northeast 1/4 of the Northwest 1/4 to a point which is 816.0 feet North 0 degrees 35 minutes West from the Southwest corner of the Northeast 1/4 of the Northwest 1/4 to the place of beginning of this description, thence North 89 degrees 49 minutes 50 seconds East 693.88 feet parallel with the South line of the Northeast 1/4 of the Northwest 1/4, thence South 0 degrees 35 minutes East 600.00 feet to a point which is 216.0 feet North 0 degrees 35 minutes West from the South line of the Northeast 1/4 of the Northwest 1/4, thence South 89 degrees 49 minutes 50 seconds West 360.03 feet, thence Southwesterly 215.85 feet on a 254.52 foot radius curve to the left, the chord of which bears South 65 degrees 32 minutes 10 seconds West 209.44 feet, thence Southwesterly 159.88 feet on a 188.52 foot radius curve to the right, the chord of which bears South 65 degrees 32 minutes 10 seconds West 155.13 feet, thence South 89 degrees 49 minutes 50 seconds West 0.48 feet to a point on the West line of the Northeast 1/4 of the Northwest 1/4 which is 56,0 feet North 0 degrees 35 minutes West from the Southwest corner of said Northeast 1/4 of the Northwest 1/4, thence North 0 degrees 35 minutes West 750.0 feet to the place of beginning.

Together with a right-of-way for roadway purposes over a 66.0 foot wide strip the centerline of which is described as: Commencing 33.0 feet North 0 degrees 35 minutes West from the Southwest corner of the Northeast 1/4 of the Northwest 1/4, thence North 89 degrees 49 minutes 50 seconds West 0.24 feet, thence Northeasterly 187.87 feet on a 221.52 foot radius curve to the left, the chord of which bears North 65 degrees 32 minutes 10 seconds East 182.29 feet; thence Northeasterly 187.87 feet on a 221.52 foot radius curve to the right, the chord of which bears North 65 degrees 32 minutes 10 seconds East 182.29 feet, thence North 89 degrees 49 minutes 50 seconds East 360.27 feet to the point of ending.

Maplewood of Marshall	A parcel of land in the Northwest 1/4 of Section 24, T2S, R6W, City of Marshall, Calhoun County, Michigan described as: Commencing at the Northwest corner of said Section 24; thence South 00 degrees 07 minutes 02 seconds West (record South 00 degrees 05 minutes 49 seconds West) along the West line of said Section 24, a distance of 2118.00 feet; thence South 88 degrees 41 minutes 08 seconds East (record South 88 degrees 41 minutes 35 seconds East) parallel with the North line of said Section 24, a distance of 470.79 feet to the true Point of Beginning; thence South 88 degrees 41 minutes 08 seconds East (record South 88 degrees 41 minutes 35 seconds East)

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Facility	Legal Description

420.14 feet; thence South 00 degrees 09 minutes 39 seconds East 233.80 feet; thence South 29 degrees 41 minutes 55 seconds West 126.36 feet; thence Northwesterly 81.37 feet along the arc of a curve to the left with a central angle of 25 degrees 54 minutes 05 seconds, a radius of 180.00 feet, and a chord which bears North 71 degrees 20 minutes 03 seconds West 80.68 feet; thence Northwesterly 32.67 feet along the arc of a curve to the right with a central angle 41 degrees 36 minutes 00 seconds, a radius of 45.00 feet, and a chord which bears North 63 degrees 29 minutes 06 seconds West 31.96 feet; thence Northwesterly 54.46 feet along the arc of a curve to the left with a central angle of 48 degrees 00 minutes 24 seconds, a radius of 65.00 feet, and a chord which bears North 66 degrees 41 minutes 18 seconds West 52.88 feet; thence South 89 degrees 18 minutes 30 seconds West 221.67 feet; thence North 00 degrees 09 minutes 39 seconds West 129.88 feet; thence North 30 degrees 50 minutes 46 seconds East 34.94 feet; thence North 00 degrees 09 minutes 39 seconds West, 134.99 feet to the Point of Beginning.

TOGETHER with the following permanent easements pursuant to that certain deed recorded in Liber 1912, at Page 474 which benefit the premises in common with adjacent premises, and all of which shall run with the land:

A. DESCRIPTION OF RIGHT-OF-WAY FOR INGRESS AND EGRESS OVER PIERCE DRIVE NORTH AND WESTBROOK COURT: Commencing at the Northwest corner of Section 24, T2S, R6W, City of Marshall, Calhoun County, Michigan; thence South 00 degrees 07 minutes 02 seconds West (record South 00 degrees 05 minutes 49 seconds West) along the West line of said Section 24, a distance of 2118.00 feet; thence South 88 degrees 41 minutes 08 seconds East (record South 88 degrees 41 minutes 35 seconds East), 470.79 feet; thence South 00 degrees 09 minutes 39 seconds East 134.99 feet; thence South 30. degrees 50 minutes 46 seconds West 34.94 feet; thence South 00 degrees 09 minutes 39 seconds East, 129.88 feet to the true place of beginning; thence North 89 degrees 18 minutes 30 seconds East 221.67 feet; thence Southeasterly 54.46 feet along the arc of a curve to the right with a central angle of 48 degrees 00 minutes 24 seconds, a radius of 65.00 feet, and a chord which bears South 66 degrees 41 minutes 18 seconds East 52.88 feet; thence Southeasterly 32.67 feet along the arc of a curve to the left with a central angle of 41 degrees 36 minutes 00 seconds, a radius of 45.00 feet, and a chord which bears South 63 degrees 29 minutes 06 seconds East 31.96 feet; thence Southeasterly 81.37 feet along the arc of a curve to the right with a central angle of 25 degrees 54 minutes 05 seconds, a radius of 180.00 feet, and a chord which bears South 71 degrees 20 minutes 03 seconds East 80.68 feet; thence South 29 degrees 41 minutes 55 seconds West 60.05 feet; thence Northwesterly 35.73 feet along the arc of a curve to the left with a central angle of 17 degrees 03 minutes 35 seconds, a

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Facility	Legal Description

radius of 120.00 feet, and a chord which bears North 65 degrees 57 minutes 14 seconds West 35.60 feet; thence 46.95 feet along the arc of a curve to the left with a central angle of 59 degrees 46 minutes 54 seconds, a radius of 45.00 feet, and a chord which bears South 75 degrees 37 minutes 32 seconds West 44.85 feet; thence South 45 degrees 44 minutes 05 seconds West 4.91 feet; thence Southwesterly 35.92 feet along the arc of a curve to the left with a central angle of 45 degrees 44 minutes 05 seconds, a radius of 45.00 feet, and a chord which bears South 22 degrees 52 minutes 02 seconds West 34,97 feet; thence South 00 degrees 00 minutes 00 seconds East 219.77 feet to the North right-of-way line of North Drive West as established by Calhoun County Condominium Subdivision Plan No. 23; thence North 80 degrees 00 minutes 17 seconds West along said North right-of-way line, 28.58 feet; thence South 82 degrees 09 minutes 30 seconds West along said North right-of-way line, 32.16 feet; thence North 00 degrees 00 minutes 00 seconds West .21920 feet; thence Northeasterly 36.92 feet along the arc of a curve to the left with a central angle of 47 degrees 00 minutes 51 seconds, a radius of 45.00 feet, and a chord which bears North 23 degrees 30 minutes 26 seconds West 35.90 feet; thence Northwesterly 28.36 feet along the arc of a curve to the right with a central angle of 24 degrees 59 minutes 55 seconds, a radius of 65.00 feet, and a chord which bears North 34 degrees 30 minutes 53 seconds West 28.14 feet; thence Northwesterly 53.94 feet along the arc of a curve to the left with a central angle of 68 degrees 40 minutes 35 seconds, a radius of 45.00 feet, and a chord which bears North 56 degrees 21 minutes 13 seconds West 50.77 feet; thence South 89 degrees 18 minutes 30 seconds West 161.61 feet; thence Westerly 79.90 feet along the arc of a curve to the right with a central angle of 25 degrees 25 minutes 53 seconds, a radius of 180.00 feet, and a chord which bears North 77 degrees 58 minutes 34 seconds West 79.24 feet; thence Westerly 32,27 feet along the arc of a curve to the left with a central angle of 41 degrees 04 minutes 52 seconds, a radius of 45.00 feet, and a chord which bears North 85 degrees 48 minutes 03 seconds West 31.58 feet; thence 280.98 feet along the arc of a curve to the right with a central angle of 268 degrees 19 minutes 07 seconds, a radius of 60.00 feet, and a chord which bears North 27 degrees 49 minutes 05 seconds East 86.09 feet; thence Southeasterly 41.96 feet along the arc of a curve to the left with a central angle of 53 degrees 25 minutes 49 seconds, a radius of 45.00 feet and a chord which bears South 44 degrees 44 minutes 16 seconds East 40.46 feet; thence Easterly 40.29 feet along the arc of a curve to the left with a central angle of 19 degrees 14 minutes 20 seconds, a radius of 120.00 feet, and a chord which bears South 81 degrees 04 minutes 20 seconds East 40.11 feet; thence North 89 degrees 18 minutes 30 seconds East, 42.41 feet to the Point of Beginning.

B. DESCRIPTION OF EASEMENT FOR STORM SEWER: A strip of land 20 feet in width lying 10 feet each side of a centerline

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Facility	Legal Description

described as: Commencing at the Northwest corner of said Section 24, T2S, R6W, City of Marshall, Calhoun County, Michigan; thence South 00 degrees 07 minutes 02 seconds West along the West line of said Section 24, a distance of 2118.00 feet; thence South 88 degrees 41 minutes 08 seconds East parallel with the North line of said Section 24, a distance of 470.79 feet; thence South 00 degrees 09 minutes 39 seconds East 134.99 feet; thence South 30 degrees 50 minutes 46 seconds West 34.94 feet; thence South 00 degrees 09 minutes 39 seconds East 129.88 feet; thence North 89 degrees 18 minutes 30 seconds East 59.96 feet to the Point of Beginning; thence South 54 degrees 59 minutes 03 seconds East 27.21 feet; thence South 01 degrees 01 minutes 00 seconds East 27.94 feet; thence South 26 degrees 34 minutes 31 seconds West 125.03 feet; thence South 01 degrees 18 minutes 30 seconds West, 102.36 feet to the Point of Ending.

ALSO a strip of land 15 feet in width lying 7.5 feet each side of a centerline described as: Commencing at the Northwest corner of Section 24, T2S, R6W, City of Marshall, Calhoun County, Michigan; thence South 00 degrees 07 minutes 02 seconds West along the West line of said Section 24, a distance of 2118.00 feet; thence South 88 degrees 41 minutes 08 seconds East parallel with the North line of said Section 24, a distance of 470.79 feet; thence South 00 degrees 09 minutes 02 seconds East 134.99 feet; thence South 30 degrees 50 minutes 46 seconds West 34.94 feet; thence South 00 degrees 09 minutes 39 seconds East 129.88 feet; thence North 89 degrees 18 minutes 30 seconds East 221.67 feet; thence Southeasterly 50.14 feet along the arc of a curve to the right with a central angle of 44 degrees 11 minutes 58 seconds, a radius of 65.00 feet, and a chord that bears South 68 degrees 35 minutes 32 seconds East, 48.91 feet to the Point of Beginning; thence South 85 degrees 22 minutes 53 seconds West 25.22 feet; thence South 07 degrees 21 minutes 06 seconds East 84.44 feet; thence South 66 degrees 20 minutes 54 seconds West 88.95 feet; thence South 82 degrees 54 minutes 05 seconds West, 145.69 feet to the Point of Ending.

C. DESCRIPTION OF EASEMENT FOR STORM WATER DETENTION AREA: Commencing at the Northwest corner of Section 24, T2S, R6W, City of Marshall, Calhoun County, Michigan; thence South 00 degrees 07 minutes 02 seconds West along the West line of said Section 24, a distance of 2118.00 feet; thence South 88 degrees 41 minutes 08 seconds East parallel with the North line of said Section 24, a distance of 470.79 feet; thence South 00 degrees 09 minutes 39 seconds East 134.99 feet; thence South 30 degrees 50 minutes 46 seconds West 34.94 feet; thence South 00 degrees 09 minutes 39 seconds East 129.88 feet; thence North 89 degrees 18 minutes 30 seconds East 59.96 feet; thence South 54 degrees 59 minutes 03 seconds East 27.21 feet; thence South 01 degrees 01 minutes 00 seconds East 27.94 feet; thence

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Facility	Legal Description

South 26 degrees 34 minutes 31 seconds West 125.03 feet; thence South 01 degrees 18 minutes 30 seconds West 102.36 fed: to the true Point of Beginning; thence North 89 degrees 23 minutes 39 seconds East 19.78 feet; thence South 52 degrees 59 minutes 53 seconds East 115.32 feet; thence South 00 degrees 36 minutes 21 seconds East 43.48 feet to the North right-of-way line of North Drive West as established by Calhoun County Condominium Subdivision Plan No. 23; thence South 82 degrees 09 minutes 30 seconds West along said North right-of-way line, 137.12 feet; thence South 89 degrees 23 minutes 30 seconds West along said North right-of-way line 396.75 feet; thence North 00 degrees 36 minutes 21 seconds West 34.27 feet; thence North 65 degrees 04 minutes 52 seconds East 235.24 feet; thence North 89 degrees 23 minutes 39 seconds East, 207.26 feet to the Point of Beginning.

D. DESCRIPTION FOR EASEMENT FOR GAS, ELECTRIC AND CABLE TV: A strip of land 20 feet in width lying 10 feet each side of a centerline described as: Commencing at the Northwest corner of Section 24, T2S, R6W, City of Marshall, Calhoun County, Michigan; thence South 00 degrees 07 minutes 02 seconds West along the West line of said Section 24, a distance of 2118.00 feet; thence South 88 degrees 41 minutes 08 seconds East parallel with the North line of said Section 24, a distance of 470.79 feet; thence South 00 degrees 09 minutes 39 seconds East 134.99 feet; thence South 30 degrees 50 minutes 46 seconds West 34.94 feet; thence South 00 degrees 09 minutes 39 seconds East 129.88 feet; thence North 89 degrees 18 minutes 30 seconds East 41.88 feet to the Point of Beginning; thence South 00 degrees 41 minutes 30 seconds East 60.00 feet; thence North 89 degrees 18 minutes 30 seconds East 77.32 feet; thence Southeasterly 53.94 feet along the arc of a curve to the right with a central angle of 68 degrees 40 minutes 35 seconds, a radius of 45.00 feet, and a chord which bears South 56 degrees 21 minutes 13 seconds East 50.77 feet; thence Southeasterly 28.36 feet along the arc of a curve to the left with a central angle of 24 degrees 59 minutes 55 seconds, a radius of 65.00 feet, and a chord which bears South 34 degrees 30 minutes 53 seconds East 28.14 feet; thence Southeasterly 36.92 feet along the arc of a curve to the right with a central angle of 47 degrees 00 minutes 51 seconds, a radius of 45.00 feet, and a chord which bears South 23 degrees 30 minutes 26 seconds East 35.90 feet; thence South 00 degrees 00 minutes 00 seconds East, 219.20 feet to the North right-of-way line of North Drive West as established by Calhoun County Condominium Subdivision Plan No. 23 and the Point of Ending.

E. DESCRIPTION OF EASEMENT FOR SANITARY SEWER: A strip of land 20 feet in width lying 10 feet each side of a centerline described as: Commencing at the Northwest corner of Section 24, T2S, R6W, City of Marshall, Calhoun County, Michigan; thence

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Facility	Legal Description

South 00 degrees 07 minutes 02 seconds West along the West line of said Section 24, a distance of 2118.00 feet; thence South 88 degrees 41 minutes 08 seconds East parallel with the North line of said Section 24, a distance of 470.79 feet; thence South 00 degrees 09 minutes 39 seconds East 134.99 feet; thence South 30 degrees 50 minutes 46 seconds West, 14.62 feet to the Point of Beginning; thence South 86 degrees 30 minutes 41 seconds West 136.10 feet; thence South 21 degrees 20 minutes 37 seconds West 210.75 fed; thence South 02 degrees 31 minutes 16 seconds West 204.27 feet; thence South 65 degrees 04 minutes 52 seconds West, 219.82 feet to the East right-of-way line of Brewer Street and the Point of Ending.

AND TOGETHER WITH AND SUBJECT TO THE FOLLOWING EASEMENT:

F. DESCRIPTION OF EASEMENT FOR WATER MAIN: A strip of land 20 feet in width lying 10 feet each side of a centerline described as: Commencing at the Northwest corner of Section 24, T2S, R6W, City of Marshall, Calhoun County, Michigan; thence South 00 degrees 07 minutes 02 seconds West along the West line of said Section 24, a distance of 2118.00 feet; thence South 88 degrees 41 minutes 08 seconds East parallel with the North line of said Section 24, a distance of 890.93 feet; thence South 00 degrees 09 minutes 39 seconds East 233.80 feet; thence South 29 degrees 41 minutes 55 seconds West 133.34 feet to the true Point of Beginning; thence North 64 degrees 38 minutes 39 seconds West 142.22 feet; thence South 89 degrees 16 minutes 28 seconds West 314.23 feet; thence North 46 degrees 21 minutes 26 seconds West 93,87 feet; thence North 65 degrees 51 minutes 51 seconds West 180.26 feet; thence North 89 degrees 49 minutes 23 seconds West, 106.59 feet to the East right-of-way line of Brewer Street and the Point of Ending.

ALSO a strip of land 15 feet in width lying 3 feet Westerly and 12 feet Easterly of a line described as: Commencing at the Northwest corner of Section 24, T2S, R6W, City of Marshall, Calhoun County, Michigan; thence South 00 degrees 07 minutes 02 seconds West along the West line of said Section 24, a distance of 2118.00 feet; thence South 88 degrees 41 minutes 08 seconds East parallel with the North line of said Section 24, a distance of 890.93 feet; thence South 00 degrees 09 minutes 39 seconds East 233.80 feet; thence South 29 degrees 41 minutes 55 seconds West 133.34 feet; thence North 64 degrees 38 minutes 39 seconds West 142.22 feet; thence South 89 degrees 16 minutes 28 seconds West, 255.13 feet to the true Point of Beginning; thence North 01 degrees 55 minutes 01 seconds East 110.22 feet; thence North 28 degrees 04 minutes 50 seconds East, 74.81 feet to the Point of Ending.

Maplewood of Mt. Pleasant	Part of the Southeast 1/4 of the Southwest 1/4 of Section 23, T14N, R4W, City of Mt. Pleasant, Isabella County, Michigan, described as

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Facility	Legal Description
beginning at a point on the South Section line which is S 89 degrees 34 minutes 35 seconds W, 790.00 feet from the South 1/4 corner of said Section 23; thence continuing S 89 degrees 34 minutes 35 seconds W, 318.31 feet; thence N 00 degrees 01 minutes 27 seconds W, 419.42 feet; thence N 89 degrees 59 minutes 55 seconds E, 319.15 feet; thence S 00 degrees 05 minutes 34 seconds W, 417.06 feet to the point of beginning.

North Carolina Facilities

The Laurels of Chatham

Lying and being in Center Township, Chatham County, North Carolina, and being more particularly described as follows:

BEGINNING at a new iron rod set in the western right-of-way line of Chatham Business Drive, said iron being South 85° 59’ 27” West distant 2,407.22 feet from North Carolina Geodetic Survey (NCGS) concrete monument station “Gunter” having N.C. grid coordinates of North equals 218,478.944 (in meters) and East equals 595,677.643 (in meters), (all bearings cited are referenced to North American Datum (NAD 83) and all distances cited are horizontal ground unless otherwise stated); thence from said Beginning point a distance 318.00 feet along the western right-of-way line of said Chatham Business Drive (measured 30’ from the centerline of 60’ public right-of-way) as it curves to the right having a 700.67 foot radius; and chord bearing South 15° 40’ 07” West and distance of 315.28 feet to a new iron rod set; thence along the said western right-of-way line of Chatham Business Drive South 28° 39’ 54” West a distance of 14.95 feet to a new iron rod set; thence along said western right-of-way line of Chatham Business Drive South 28° 40’ 00” West a distance of 101.31 feet to an existing iron rod; thence along said western right-of-way line of Chatham Business drive a distance of 173.66 feet as it curves to the right having a 852.98 foot radius, and chord bearing South 22° 50’ 02” West and distance of 173.36 feet to an existing iron rod; thence leaving said western right-of-way line of Chatham Business Drive with the northern line of now or formerly New Spring Associates, L.P. (Deed Book 516, Page 93 Chatham County Register of Deeds), North 80° 04’ 10” West a distance of 520.43 feet to an existing iron rod on the eastern bank of a branch being a reference corner; thence with said northern line of New Spring Associates, L.P. North 80° 04’ 10” West a distance of 8.83 feet to a point in the center of said branch also being in the eastern line of now or formerly Lacy Beal (Deed Book KN, Page 395, Chatham County Register of Deeds); thence with the eastern line of said Lacy Beal and along the center line of said branch the following courses and distances: North 09° 13’ 18” East a distance of 65.27 feet to a point; thence North 17° 01’ 16” East a distance of 35.45 feet to a point; thence North 28° 55’ 13” East a distance of 48.72 feet to a point; thence North 29° 49’48” East a distance of 61.76 feet to a point; thence North 23° 35’ 41” East a

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Facility	Legal Description
distance of 42.36 feet to a point; thence North 27° 28’ 02” East a distance of 76.27 feet to a point; thence North 00° 01’ 21” East a distance of 20.41 feet to a point; thence North 21° 08’ 46” East a distance of 133.96 feet; to a point; thence North 47° 01’ 28” East a distance of 34.15 feet to a point; thence North 19° 22’ 31” East a distance of 41.95 feet to a point; thence leaving said centerline of creek, South 85° 17’ 10” East a distance of 8.36 feet to a new iron rod set on the eastern bank of said branch being a reference corner; also being the Southwest corner of now or formerly William C. Carter Property (Deed Book 560, Page 963, Chatham County Register of Deeds); thence with the Southern line of said William C. Carter South 85° 17’ 10” East a distance of 209.71 feet to an existing iron rod; thence with the Southern line of William C. Carter and now formerly John C. Wright (Deed Book 381, Page 199, Chatham County Register of Deeds), South 86° 49’ 57” East 60.16 feet to an existing iron rod; thence with the southern line of said John C. Wright and now formerly Steven Eugene Oldham (Deed Book 381, Page 493 Chatham County Register of Deeds), and now or formerly David Mize (Deed Book 452, Page 660 Chatham Comity Register of Deeds) South 86° 38’ 51” East a distance of 18.05 feet to an iron rod set in the western right-of-way of Chatham Business Drive, the point of Beginning.

The Laurels of Forest Glenn

Tract 1, FORREST BALL SUBDIVISION, as recorded in the Wake County Register of Deeds, Book of Maps 1989, Page 971.

TOGETHER WITH AN EASEMENT AND RIGHT OF WAY, as set forth in Deed from Forrest H. Ball to Quality Link-Gamer Limited Partnership recorded in Book 4550, Page 818, for the construction, installation, maintenance and operation of water, storm and sanitary sewer , gas, electricity, telephone, television cable and other utilities, over and across the following described property:

BEGINNING AT A POINT located South 00° 79’ 13” East 102.24 feet from a point marked by an iron stake at North Carolina State Plan Coordinates N(y)=711,604.11 E(x)= 2,111,275.47, from said beginning point run South 00° 79’ 13” East 259.50 feet to an iron; thence South 75° 73’ 37” East 144.07 feet to an iron, thence South 59° 24’ 34” E 240.05 feet to an iron in the north line of Lot 7 as shown on map of Forest Hills, Block 2, recorded in Book of Maps 1960, Page 143, Wake County, North Carolina Registry; running thence with the north line of Lot 7 and falling in with the north lines of Lots 1, 2 and 3 as shown on said plat South 75° 07’ 35” West 347.97 feet to an iron at the northeast corner of Lot 4 as shown on said map; thence with the northeast line of said Lot 4 North 71° 56’ 48” West 65.03 feet to an iron at the easternmost corner of Lot 5 as shown on said map; thence with the northeast line of said Lot 5 North 22° 32’ 16” West 93.52 feet to an iron at the northernmost corner of said Lot 5; thence with the northwest line of said Lot 5

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Facility	Legal Description
South 67° 25’ 09” West 25.00 feet to an) iron in the south right-of-way line of Lorianne Drive; thence crossing Lorianne Drive North 01° 25’ 00” West 5436 feet to an iron in the southeast line of Lot 1, Map of Forrest Hills recorded in Book of Maps 1986, Page 211, Wake County Registry; thence with the southeast line North 67° 25’ 09” East 25.00 feet to the easternmost corner of said Lot 1; thence with the northeast line of said Lot 1 and falling in with the northeast lines of Lots 2 and 3 as shown on said map North 22° 34’ 51” West 285.69 feet to a point; thence North 67° 25’ 09” East 213.76 feet to the point and place of BEGINNING.

The Laurels of GreenTree Ridge

BEGINNING on a rebar located South 47° 55’ 11” East 5497.00 feet from N.C. Grid Monument “Bryson” having NAD 83 coordinates N=68112.184 meters, E=946136.205 meters, and runs thence from said beginning point South 83°03’ 27” East 411.44 feet to a rebar; thence South 07° 32’ 01” West 309.98 feet to a rebar; thence South 03° 20’ 00” East 98.66 feet to a rebar; said rebar being located North 82° 43’ 42” West 74.89 feet from an iron rod; thence with the northern line of the properties owned by Joseph W. Greenlee heirs, Minnie Whitesides, Geneva Johnson, and Patrick Stephen Haynes North 82° 43’ 42” West 462.82 feet (passing a rebar at 436.51 feet, the northeast corner of the property conveyed to Patrick Stephen Haynes by deed recorded in Deed Book 2183, Page 694, Buncombe County Registry) to a rebar thence North 12° 10’ 00” East 406.07 feet to the point and place of BEGINNING, according to a plat of a survey prepared by Alpine Land Surveying, Inc. dated November 3, 2000 and bearing Map No. 9657-09-02.

TOGETHER WITH all buildings, structures, and improvements, together with all tenements, hereditaments, privileges and appurtenances thereto, now existing or hereafter erected or situate on the property described above, specifically including the easement described in Deed Book 1549, Page 610, Buncombe County Registry.

And being a portion of the property described as “Parcel 2” conveyed to Thoms Community Care Foundation by deed recorded in Deed Book 2272, Page 53, Buncombe County Registry.

SUBJECT TO the restriction that, for the longer of (i) a period of ten (10) years after the date of the Deed from Thoms Community Care Foundation, a North Carolina Non-Profit Corporation, Thomas Health Services Foundation, Inc., a North Carolina Non-Profit Corporation, Thoms Rehabilitation Hospital Health Services Corporation, a North Carolina Non-Profit Corporation, and Mission-Thoms-St. Joseph’s Health Services, Inc., a North Carolina Non-Profit Corporation, collectively Grantor to The Laurels of Greentree Ridge, Inc., a Michigan corporation. Grantee dated February 26, 2001 and recorded February 28, 2001 in Book 2429, Page 50,

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Facility	Legal Description
Buncombe County Register of Deeds, or (ii) as long as the remainder of the campus of which the above described real property is currently a part is primarily being used for the provision of health-care services, no material part of the above-described real property or the facility located thereon will be used or allowed to be used by any third party for any purpose other than the provision of healthcare services.

TOGETHER WITH the benefits and subject to the burdens of a permanent, non-exclusive right-of-way easement 25 feet in width, as granted in that certain deed recorded in Book 2429, Page 50, for ingress, egress and regress, and for the installation, maintenance, repair and replacement of utilities, from the above-described property to Sweeten Creek Road (U.S. Highway 25-A), to use in common with Thoms Community Care Foundation the centerline of said right-of-way being described as follows:

BEGINNING at a point located South 83° 03’ 27” East 21.91 feet from the beginning point of the above-described property and runs thence the following twenty courses and distances:

	1)	North 33° 15’ 36” West 38.71 feet to a point;

	2)	North 27° 10’ 08” West 35.45 feet to a point;

	3)	North 19° 23’ 36” West 35.87 feet to a point;

	4)	North 09° 34’ 19” West 41.15 feet to a point;

	5)	North 03° 00’ 22” East 33.61 feet to a point;

	6)	North 17° 03’ 04” East 75.34 feet to a point;

	7)	North 13° 52’ 42” East 26.47 feet to a point;

	8)	North 01° 25’ 20” East 48.90 feet to a point;

	9)	North 04° 02’ 01” West 45.95 feet to a point;

	10)	North 03° 58’ 12” West 36.01 feet to a point;

	11)	North 00° 26’ 26” East 23.37 feet to a point;

	12)	North 15° 01’ 09” East 190.95 feet to a point;

	13)	North 21° 03’ 43” East 47.40 feet to a point;

	14)	North 16° 29’ 00” East 61.31 feet to a point;

	15)	North 01° 33’ 58” East 51.34 feet to a point;

	16)	North 10° 02’ 32” West 23.89 feet to a point;

	17)	North 15° 00’ 02” West 84.72 feet to a point;

	18)	North 13° 19’ 14” West 75.13 feet to a point;

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Facility	Legal Description
	19)	North 17° 34’ 42” West 163.07 feet to a point;

	20)	North 17° 23’ 19” West 45.30 feet to a point in the intersection of the centerline of the aforesaid right-of-way easement and the edge of the pavement of Sweeten Creek Road, according to a plat of survey prepared by Alpine Land Surveying, Inc. dated November 3, 2000, and bearing Map No. 9657-09-02.

TOGETHER WITH a waterline easement as granted in that certain deed recorded in Book 2429, Page 50, running from the property described above to an existing water vault located on property currently owned by Thoms Community Care Foundation, said easement being 20 feet in width, and the centerline of said easement being described as follows:

BEGINNING at a point located South 12° 10’ 00” West 55.65 feet from the beginning point of the above-described property and runs thence North 70° 12’ 48” West 264.70 feet to an existing water vault, according to a plat of survey prepared by Alpine Land Surveying, Inc. dated November 3, 2003, and bearing Map No. 9657-09-02.

TOGETHER WITH an easement for the installation, maintenance, repair and replacement of utilities across the remaining lands of Thoms Community Care Foundation, as granted in that certain deed recorded in Book 2429, Page 50, the location of the easement being the best-suited location as dictated by terrain and other factors, subject to agreement by the parties.

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The Laurels of Salisbury

All that certain lot or parcel of land situated in the City of Salisbury Township, Rowan County, North Carolina and more particularly described as follows:

Beginning at an existing iron rod in the Western Right of Way of Lash Drive, said iron being located South 38° 03’ 26” West 43.91 feet from the centerline intersection of Lash Drive and Lakewood Drive, said iron being the Southeastern corner of Thomas Kern (Deed Book 614, Page 041) and running thence with the South line of Thomas Kern North 86° 57’ 53” West 257.38 feet to an existing iron rod in the Eastern line of William Godley Jr.’s Eastern line South 03° 01’ 56” West 159.99 feet to a new iron rod; thence with William V. Godley Jr.’s Southern line North 88° 34’ 10” West 156.65 feet to an existing iron rod the Northeastern corner of Laurel Pointe of Salisbury Limited Partnership, a North Carolina limited partnership (Deed Book 808, Page 028); thence with the Laurel Pointe of Salisbury property the following two (2) calls; South 00° 00’ 15” West 291.37 feet to an existing iron rod; thence South 89° 57’ 35” East 497.20 feet to an existing iron rod in the Western right of way of Lash drive; thence with the Western right of way of Lash Drive the following two (2) calls; North 09° 56’ 40” West 219.75 feet to an existing iron rod; thence with the circular curve to the right with arc distance of 217.65 feet a radius of 1272.68 feet and a chord bearing and distance of North 05° 03’ 37” West 217.38 feet to an existing iron rod the point and place of beginning.

The Laurels of Summit Ridge Ashewood Manor	BEGINNING at a point in the centerline of Riceville Road, a state maintained road, said point being located North 24° 23’ 51” East 458.35 feet from N.C. Grid Monument “Veteran,” and said beginning point further being located North 83° 40’01” West 20.00 feet from a rebar, and said beginning point further being the northwest corner of the property conveyed to Shadow Ridge Associates by deed recorded in Deed Book 1364, Page 667, Buncombe County Registry, and runs thence from said beginning point and with the centerline of the aforesaid Riceville Road the following four courses and distances:

	1)	North 29° 06’ 59” East 338.00 feet to a point;

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Facility	Legal Description
	2)	North 30° 10’ 59” East 133.00 feet to a point;

	3)	North 27° 59’ 59” East 68.70 feet to a point;

	4)	North 26° 38’ 59” East 173.41 feet to a point, the southwest corner of property comprising the Blue Ridge Parkway owned by the United States of America;

thence leaving the centerline of Riceville Road and running with the boundary of the property owned by the United States of America the following four courses and distances:

	1)	South 80° 32’ 27” East 110.64 feet (passing a 2-inch iron pipe at 31.29 feet) to a concrete monument;

	2)	North 86° 29’ 28” East 255.07 feet to a concrete monument;

	3)	South 82° 58’ 26” East 145.52 feet to a nail;

	4)	South 06° 14’ 46” West 275.73 feet to a nail;

`	thence continuing with the boundary of the property owned by the United States of America and with the northern edge of concrete pavement the following five courses and distances:

	1)	South 84° 08’ 14” East 149.52 feet to a concrete monument;

	2)	South 75° 30’ 09” East 39.95 feet to a concrete monument;

	3)	South 67° 10’ 26” East 36.70 feet to a concrete monument;

	4)	South 57° 52’ 04” East 31.69 feet to a concrete monument;

	5)	South 52° 46’ 47” East 153.38 feet to a concrete monument;

thence leaving the northern edge of concrete pavement, but continuing with the boundary of the property owned by the United States of America, the following eight courses and distances:

	1)	North 38° 36’ 59” East 31.12 feet to a concrete monument;

	2)	South 52° 46’ 15” East 25.26 feet to a concrete monument;

	3)	South 83° 45’ 32” East 20.67 feet to a rebar;

	4)	South 06° 06’ 28” East 165.85 feet to a 2-inch iron pipe:

	5)	North 83° 42’ 10” West 22.07 feet to a nail;

	6)	South 06° 17’ 50” West 37.33 feet to a chiseled “X” found on top of rock wall;

A-1-39

Facility	Legal Description

	7)	North 83° 53’ 41” West 96.61 feet to a chiseled “X” found on top of rock wall;

	8)	South 06° 05’ 27” West 121.70 feet to a 2-inch iron pipe;

thence leaving the boundary of the property owned by the United States of America, and running thence with the northern line of the property conveyed to Shadow Ridge Associates by deed recorded in Deed Book 1364, Page 667, Buncombe County Registry, the following nineteen courses and distances:

	1)	North 83° 41’ 30” West 351.47 feet to a nail;

	2)	North 07° 03’ 12” East 8.41 feet to a nail;

	3)	North 38° 50’ 08” West 24.87 feet to a rebar;

	4)	North 83° 50’ 08” West 81.77 feet to a 3⁄4-inch iron pipe;

	5)	South 51° 08’ 48” West 24.82 feet to a rebar;

	6)	South 06° 19’ 58” West 8.29 feet to a nail;

	7)	North 83° 53’ 29” West 22.46 feet to a 3⁄4-inch iron pipe;

	8)	South 51° 29’ 00” West 31.32 feet to a 3⁄4-inch iron pipe:

	9)	North 84° 04’ 38” West 103.33 feet to a 3⁄4-inch iron pipe;

	10)	North 39° 00’ 39” West 32.48 feet to a 3⁄4-inch iron pipe;

	11)	North 83° 50’ 01” West 27.92 feet to a point;

	12)	North 06° 11’ 59” East 7.62 feet to a point;

	13)	North 38° 48’ 01” West 24.85 feet to a 3⁄4-inch iron pipe;

	14)	North 83° 48’ 01” West 65.84 feet to a point;

	15)	South 84° 12’ 59” West 20.58 feet to a point;

	16)	South 51° 11’59” West 18.81 feet to a point;

	17)	South 06° 11’ 59” West 7.36 feet to a rebar;

	18)	North 83° 40’ 01” West 301.71 feet to a rebar;

	19)	North 83° 40’ 01’ West 20.00 feet to the point and place of BEGINNING,

according to a plat of a survey prepared by Alpine Land Surveying, Inc. dated December 29, 2000, and bearing Map No. 9668-06-02.

And being all of the property conveyed to Mission-Thoms-St. Joseph’s Health Services, Inc. by deed recorded in Deed Book 1929, Page 627, Buncombe County Registry.

And further being all of the property shown on the plat of the survey prepared for The Inn at the Ridge recorded in Plat Book 56, Page 98, Buncombe County Registry, including without limitation these portions of said plat labeled “Phase One,” “The Summit Condominium Phase 1-A,” and “Reserved for Future Development.”

A-1-40

Facility	Legal Description
Indiana Facilities

The Laurels of DeKalb

A part of the Southeast Quarter of Section 2, Township 34 North, Range 14 East, in the City of Butler, Dekalb County, Indiana, being more fully described as follows:

Commencing at a spike nail set at the Northwest corner of Lot #5 in Block #4 in Tomlinson’s Addition to the City of Butler, and from thence as follows: (West 358.75 feet Recorded) South 89 degrees 59 minutes 09 seconds West (an assumed bearing and basis for all other bearings to follow) 357.86 feet measured to a 1 and  1⁄2 inch pipe 2 foot tall: thence (North 336,0 feet Recorded) North 00 degrees 03 minutes 25 seconds East 333.65 feet measured to a square pipe found (Jack stand); thence 6.25 feet Recorded) North 89 degrees 50 minutes 26 seconds West 6.25 feet measured to a 5/8 inch iron rebar pin set at the true point of Beginning: thence (West 393.75 feet Recorded) North 89 degrees 50 minutes 26 seconds West 391.83 feet measured to a 5/8 inch iron rebar pin set; thence (North 402.0 feet Recorded) North 00 degrees 16 minutes 23 seconds West 401.93 feet measured to a 5/8 inch iron rebar set: thence (East 393.75 feet Recorded) South 89 degrees 50 minutes 26 seconds East 393.75 feet measured to a 5/8 inch iron rebar pin set 6.25 feet Westerly of a square pipe found (Jack stand); thence (South 402.0 feet Recorded) South 00 degrees 00 minutes 00 seconds East 401.92 feet back to the true Point of Beginning.

A-1-41

Office Building Legal Description

Situated in the State of Ohio, County of Delaware, Township of Orange and being located in Farm Lot 17, Section 4, Township 3, Range 18, United States Military Lands, being 6.490 acres out of the John J. Hohl and Leroy T. McKinley 210.314 acre tract of record in Deed Book 355, Page 242, all references being to records of the Recorder’s Office, Delaware County, Ohio, and being more particularly bounded and described as follows:

Beginning at a railroad spike in the centerline of Worthington-Galena Road (Delaware County Road 13), at the southwesterly corner of the R.J. Marsh 3.75 acre tract of record in Deed Book 241, Page 282 and being also a northwesterly corner of said Hohl and McKinley 210.314 acre tract;

thence along the southerly line of said Marsh 3.75 acre tract, and being also the northerly line of said 210.314 acre tract, South 89° 18’ 00” East (passing iron pins at 37.03 fee and 727.30 feet), 780.30 feet to a point in the centerline of Alum Creek;

thence along the centerline of said Alum Creek, South 17° 20’ 50” East, 357.74 feet to a point;

thence North 89° 18’ 00” West (passing an iron pin at 60.0 feet), 731.17 feet to an iron pin;

thence North 48° 55’ 00” West (passing an iron pin at 299.89 feet), 329.98 feet to a railroad spike in the centerline of said Worthington-Galena Road;

thence along the centerline of said Worthington-Galena Road, North 36° 35’ 00” East, 155.94 feet to the place of beginning, containing 6.490 acres, more or less.

LESS AND EXCEPTING THEREFROM that certain 0.202 acre tract of land conveyed to The City of Westerville, Ohio in Deed Volume 660, page 192, Delaware County records, and more particularly described as follows:

PARCEL 51WD

MAXTOWN ROAD EXTENSION

Situated in the State of Ohio, County of Delaware, Orange Township, being part of Farm Lots 17, Fourth Quarter, Third Township, Range Eighteen, United States Military Lands, and being part of the 6.490 acre tract conveyed to Laurel Health Care Company by deed of record in Deed Book 621, page 89, records of the Recorder’s Office, Delaware County, Ohio and being more particularly described as follows:

Beginning for reference at a railroad spike found in the centerline of Worthington Road (County Road 13) at the intersection of the common line of Farm Lots 18 and 19;

Thence N 39° 55’ 21” E, a distance of 2917.46 feet along said centerline of Worthington Road, and in part, the westerly line of the 110.556 acre tract conveyed to Robert C. and Nellie A. Zumstein by deed of record in Deed Book 459, Page 579, to a railroad spike found at the common corner of said 110.556 and 6.490 acre tracts; said railroad spike being the point of true beginning of the herein-described tract;

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Thence continuing N 39° 55’ 21” E, a distance of 155.95 feet along the centerline of Worthington Road and the westerly line of said 6.490 acre tract to a common corner of said 6.490 acre tract and the lands owned by F. Marsh and E. Passero;

Thence S 85° 57’ 49” E, a distance of 61.71 feet along the common line of said 6.490 acre tract and said Marsh and Passero lands to a point in the proposed southeasterly right-of-way line of the Worthington Road Connector, said point being 50 feet southeasterly of, as measured by right angles, said centerline of Worthington Road;

Thence the following two (2) courses and distances along the proposed southeasterly right-of-way lines of the Worthington Road Connector and across said 6.490 acre tract:

1.	Thence S 39° 55’ 21” W, a distance of 173.60 feet to a point of curvature;

2.	Thence with a curve to the left having a radius of 624.07 feet, a central angle of 02° 03’ 54”, the chord to which bears S 38° 53’ 24” W, a chord distance of 22.49 feet to a point in the common line of said 6.490 and 110.556 acres tracts;

Thence N 45° 34’ 39” W, a distance of 50.56 feet along the common line of said 6.490 and 110.556 acre tracts to the point of true beginning of the herein described tract, containing 0.202 acres, more or less, inclusive of the present road which occupies 0.116 acres, more or less, and being subject to all easements, restrictions and rights-of-way of record.

The bearing datum of the afore-described tract are grid bearings from the Ohio State Plane Coordinate System, South Zone, as established by field measurements between Station SHANNAHAN RM 3 and Station FRANK 86 of the Franklin County Engineer’s Office.

A-1-43

Exhibit A-2

Legal Descriptions of the Prime Leased Properties

The Laurels of Hendersonville	All that certain tract or parcel of land, together with the buildings and improvements thereon, privileges and appurtenances thereunto appertaining, situate, lying and being in Hendersonville Township, Henderson County, North Carolina, and more particularly described as Lot A on a plat entitled “Subdivision of Property of M & W Enterprises…”, dated March 14, 1990, made by Robert E. Parker, Registered land Surveyor, and more particularly described according to said plat as follows:

Beginning at a point in the centerline of Clear Creek Road (SR 1503) as intersected by the dividing line between the property designated “Don L. West & Jack A. Henderson D.B. 684/PG. 205” and the property hereby conveyed as shown on said plat and running thence S. 65° 23’ 3” E. 725.23 feet to a point; thence S. 14° 9’ 59” W. 284.84 feet to a point; thence S. 58° 27’ 54” W. 69.21 feet to a point; thence N. 84° 27’ 46” W. 143.90 feet to a point; thence N. 75° 18’ 41” W. 293.92 feet to a point in the centerline of Clear Creek Road; thence with said centerline of said road N. 12° 27’ 30” E. 445.29 feet to the point of beginning, said property being subject to all easements, reservations, restrictions and conditions of record and binding thereon, and subject specifically to the right-of-way of said road.

Including Easement dated June 22, 1990 from Don L. West et ux and Jack A. Henderson et ux to Elderberry Nursing Home, Inc. recorded in Deed Book 759, Page 171, Henderson County Registry.

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Virginia Facilities

The Laurels of Willow Creek

All that certain tract or parcel of land lying and being in Midlothian Magisterial District, Chesterfield County, Virginia, situated on the southern line of Robious Road (State Route 711) containing 5.280 acres, more or less, all as shown on plat made by J.K. Timmons & Associates, P.C., Engineers and Surveyors, Richmond, Virginia, entitled “PLAT SHOWING IMPROVEMENTS ON 5.280 ACRES OF LAND LOCATED SOUTH OF ROBIOUS ROAD, MIDLOTHIAN MAGISTERIAL DISTRICT, CHESTERFIELD COUNTY, VA.”, dated December 28, 1995, revised January 24, 1996, and with reference to such plat the property is more particularly described as follows:

BEGINNING at a point on the south line of Robious Road, State Route 711, where it intersects the east line of Wiesinger Lane extended; thence in an easterly direction along the south line of Robious Road 260.03’ to a point; thence S. 24 deg. 15’ 51” E., 340.11’ to an iron rod, being the true point of BEGINNING; thence S. 67 deg. 10’ 04” E., 569.61’ to an iron rod; thence S. 22 deq. 15’ 50” W., 123.39’ to an iron rod on the north line of Southern Railway right of way; thence along the said right of way line S. 69 deg. 27’ 19” W., 808.70’ to an iron rod; thence leaving the said right of way line N. 24 deg. 15’ 51” E., 679.01’ to the point of BEGINNING.

TOGETHER WITH a non-exclusive easement for ingress and egress to Robious Road over, across, and through the existing road system and any additions as set forth in Deed Book 1747, page 159 as amended in Deed Book 1829, page 1283.

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Exhibit B

Facilities

OWNED FACILITIES

	Facility Name	Address
1.	The Laurels of Defiance	1701 South Jefferson Avenue Defiance County Defiance, OH 43512

2.	The Laurels of Hillsboro	175 Chillicothe Avenue Highland County Hillsboro, OH 45133

3.	The Laurels of Massillon	2000 Sherman Circle NE Stark County Massillon, OH 44646

4.	The Laurels of Mt. Vernon	13 Avalon Road Knox County Mt. Vernon, OH 43050

5.	The Laurels of Norworth	6830 North High Street Franklin County Worthington, OH 43085

6.	The Laurels of Shane Hill Maplewood of Shane’s Village	10731 & 10701 State Route 118 Mercer County Rockford, OH 45882

7.	The Laurels of Worthington	1030 High Street Franklin County Worthington, OH 43085

8.	The Laurels of Bedford	270 North Bedford Road Calhoun County Battle Creek, MI 49017

9.	The Laurels of Coldwater	90 North Michigan Avenue Branch County Coldwater, MI 49036

10.	The Laurels of Fulton	RFD #1, 4735 Ranger Road Gratiot County Perrinton, MI 48871

11.	The Laurels of Galesburg	1080 North 35th Street Kalamazoo County Galesburg, MI 49053

12.	The Laurels of Hudsonville	3650 Van Buren Road Ottawa County Hudsonville, MI 49426

13.	The Laurels of Kent	350 North Center Street Kent County Lowell, MI 49331

14.	The Laurels of Mt. Pleasant	400 South Crapo Street Isabella County Mt. Pleasant, MI 48858

15.	The Laurels of Sandy Creek Maplewood of Sandy Creek	425 East Elm Street Allegan County Wayland, MI 49348

16.	Maplewood of Marshall	200 Westbrook Court Calhoun County Marshall, MI 49068

17.	Maplewood of Mt. Pleasant	1945 Churchill Boulevard Isabella County Mt. Pleasant, MI 48858

18.	Ashewood Manor	200 Riceville Road Buncombe County Asheville, NC 28805

19.	The Laurels of Chatham	72 Chatham Business Drive Chatham County Pittsboro, NC 27312

20.	The Laurels of Forest Glenn	1101 Hartwell Street P.O. Box 509 Wake County Garner, NC 27529

21.	The Laurels of GreenTree Ridge	70 Sweeten Creek Road Buncombe County Asheville, NC 28803

22.	The Laurels of Salisbury	215 Lash Drive Rowan County Salisbury, NC 28147

23.	The Laurels of Summit Ridge	100 Riceville Road Buncombe County Asheville, NC 28805

24.	The Laurels of DeKalb	520 West Liberty Street DeKalb County Butler, IN 46721

25.	Office Building	8181 Worthington Road Westerville, Ohio 43082

LEASED FACILITIES

	Facility Name	Address
1.	The Laurels of Hendersonville	290 Clear Creek Road Henderson County Hendersonville, NC 28792

2.	The Laurels of Willow Creek	11611 Robious Road Chesterfield County Midlothian, VA 23113

Exhibit C

Forms of Special Warranty Deed

OHIO FORM

LIMITED WARRANTY DEED

DIAMOND SENIOR LIVING, LLC, a Delaware limited liability company, of              County,             , for valuable consideration paid, receipt of which is hereby acknowledged, grants, with limited warranty covenants, to FINANCING VI HEALTHCARE PROPERTY, L.L.C., a Delaware limited liability company, whose tax-mailing address is                                         , the following real property (the “Property”):

See Exhibit A attached hereto and incorporated herein by this reference subject to any and [Permitted Exceptions].

Prior Instrument Reference: Volume              Page

Executed this      day of         , 201    .

DIAMOND SENIOR LIVING, LLC,
a Delaware limited liability company

By:
Name:
Title:

State of

County of

The foregoing instrument was acknowledged before me this             , 2014, by                     ,                      of DIAMOND SENIOR LIVING, LLC, a Delaware limited liability company, on behalf of the company.

(Signature of person taking acknowledgment)

(Title or Rank)

(Serial number, if any):

EXHIBIT A

LEGAL DESCRIPTION

INDIANA FORM

LIMITED WARRANTY DEED

THIS INDENTURE WITNESSETH, That DIAMOND SENIOR LIVING, LLC, a Delaware limited liability company (“Grantor”), CONVEYS AND SPECIALLY WARRANTS to FINANCING VI HEALTHCARE PROPERTY, L.L.C., a Delaware limited liability company (“Grantee”), for the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, that certain real property located in              County, Indiana, which real property is more particularly described on Exhibit A, attached hereto and incorporated herein by reference (the “Property”).

This conveyance is subject to [Permitted Exceptions].

Send tax statements to and return recording to Grantee’s post office address at:

Grantor, as its sole warranty herein, specially covenants and warrants that the Property is free of any encumbrance made or suffered by Grantor except as set forth herein and that Grantor and Grantor’s successors shall warrant and defend the same to Grantee and Grantee’s successors and assigns forever against the claims and demands of all persons claiming by, through or under Grantor, but against none other.

The undersigned person executing this deed on behalf of Grantor represents and certifies that he/she has been fully empowered and duly authorized by all necessary action to execute and deliver this Limited Warranty Deed; that Grantor has full capacity to convey the Property; and that all necessary action for the making of such conveyance has been taken or done.

IN WITNESS WHEREOF, Grantor has executed this deed this      day of             , 201    .

[Signature Page Follows]

DIAMOND SENIOR LIVING, LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF	)
	)	SS: ACKNOWLEDGMENT
COUNTY OF	)

Before me, a Notary Public in and for said County and State, personally appeared                                         , the              of DIAMOND SENIOR LIVING, LLC, a limited liability company organized and existing under the laws of the State of Delaware, who, having been first duly sworn, acknowledged the execution of the foregoing Limited Warranty Deed and stated that the representations contained herein are true.

Witness my hand and Notarial Seal this      day of             , 201    .

Signature

Printed

Resident of	County, Indiana.

My commission expires:

I affirm, under the penalties for perjury, that I have taken reasonable care to redact each Social Security number in this document, unless required by law: [FULL NAME OF INDIVIDUAL WHO PREPARED THE DEED].

This instrument was prepared by [FULL NAME AND ADDRESS OF INDIVIDUAL (PROPERTY OWNER OR INDIANA ATTORNEY) WHO PREPARED THE DEED].

EXHIBIT A

LEGAL DESCRIPTION

MICHIGAN FORM

WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS: That DIAMOND SENIOR LIVING, LLC, a Delaware limited liability company, whose address is 2 Bethesda Metro Center, Suite 600, Bethesda, Maryland 20814, for [            ] Dollars ($[        ].00) and other good and valuable consideration, the receipt of which is hereby acknowledged, conveys and warrants to FINANCING VI HEALTHCARE PROPERTY, L.L.C., a Delaware limited liability company, whose address is             , the following described premises situated in the              of County of                      and State of Michigan, to wit (the “Property”):

See Exhibit A attached hereto and incorporated herein by this reference together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, for the sum of Ten Dollars ($10.00), and other good and valuable consideration, the receipt of which is hereby acknowledged, subject to [Permitted Exceptions].

Dated this      day of              201    .

DIAMOND SENIOR LIVING, LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF	)

	)	SS.

COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of              201    , by             ,                      of DIAMOND SENIOR LIVING, LLC, a Delaware limited liability company, on behalf of the company.

Notary Public

County, Michigan

My commission expires             , 20    .

This Warranty Deed was prepared by whose address is .

County Treasurer’s Certificate

City Treasurer’s Certificate

Recording Fee

State Transfer Tax

Tax Parcel No.

When recorded return to

Send subsequent tax bills to:

EXHIBIT A

LEGAL DESCRIPTION

NORTH CAROLINA FORM

NORTH CAROLINA SPECIAL WARRANTY DEED

Excise Tax $

Parcel Identifier No. Verified by County on the day of , 20	By:

Mail after recording to:

This instrument was prepared by (drafting attorney/party or firm):

Brief description for the Index:

THIS DEED made this              day of                 , 201    , by and between:

GRANTOR DIAMOND SENIOR LIVING, LLC, a Delaware limited liability company 2 Bethesda Metro Center, Suite 600 Bethesda, Maryland 20814	GRANTEE FINANCING VI HEALTHCARE PROPERTY, L.L.C., a Delaware limited liability company

The designation Grantor and Grantee as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

WITNESSETH, that Grantor, for a valuable consideration paid by Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto Grantee in fee simple, all that certain lot or parcel of land situated in                      County, North Carolina, and more particularly described as follows (the “Property”):

SEE EXHIBIT A ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE.

THIS PROPERTY DOES NOT INCLUDE THE GRANTOR’S PRINCIPAL RESIDENCE.

NO TITLE EXAMINATION WAS PERFORMED BY THE PREPARER OF THIS DEED.

The Property hereinabove described was acquired by Grantor by instrument recorded in Deed Book     , Page         ,                      County, NC Registry.

A map showing the above described property is recorded in Plat Book              page         .

TO HAVE AND TO HOLD the Property and all privileges and appurtenances thereto belonging to Grantee in fee simple.

And the Grantor covenants with the Grantee, that Grantor has done nothing to impair such title as Grantor received, and Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor, except for the exceptions hereinafter stated.

Title to the Property is subject to [Permitted Exceptions].

IN WITNESS WHEREOF, Grantor has duly executed the foregoing as of the day and year first above written.

DIAMOND SENIOR LIVING, LLC,
a Delaware limited liability company

By:
Printed Name:
Title:
Date Signed:

STATE OF
COUNTY OF

I, a Notary Public of the County and State aforesaid, certify that                                          personally came before me this day and acknowledged that he/she, is the                                          of Diamond Senior Living, LLC, a Delaware limited liability company, and that he/she, as                                          being authorized to do so, executed the foregoing on behalf of the said company.

Witness my hand and official stamp or seal, this      day of              , 201    .

PLACE NOTARY SEAL INSIDE THIS BOX ONLY!	Notary Public

(Printed Name of Notary)
My Commission Expires:

EXHIBIT A

LEGAL DESCRIPTION

Exhibit D-1

Form of Assignment and Assumption of Hendersonville Prime Lease

ASSIGNMENT AND ASSUMPTION OF LEASE

(Hendersonville)

This ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”), is made and entered into as of             , 2014, by and between DIAMOND SENIOR LIVING, LLC, a Delaware limited liability company, whose address is 2 Bethesda Metro Center, Suite 600, Bethesda Maryland 20814 (the “Assignor”), and FINANCING VI HEALTHCARE PROPERTY, L.L.C., a Delaware limited liability company, whose address is                                          (the “Assignee”).

W I T N E S S E T H:

WHEREAS, this Assignment is made in connection with that certain Asset Purchase Agreement, dated as of             , 2014, by and between Assignor and Assignee (the “Purchase Agreement”) pursuant to which, among other things, Buyer or its assigns is acquiring from Assignor all of Assignor’s right, title and interest in certain senior housing facilities (capitalized terms used herein without definition shall have the meanings given such terms in the Purchase Agreement);

WHEREAS, Assignor, as successor-in-interest by merger to Laurel Health Care Company of North Carolina, Inc., is the tenant under that certain Lease Agreement dated January 1, 1992, with Elderberry of Hendersonville, LLC, successor-in-interest to Elderberry Nursing Home, Inc., as landlord, a memorandum of which was filed October 31, 2000 in Book 1117, page 266 of the real property records of Henderson County, North Carolina, as amended by Agreement dated July 1, 2001, Second Amendment and Extension of Lease dated July 1, 2005, Third Amendment of Lease dated March 27, 2007, and Assignment and Assumption Agreement and Consent to Assignment dated December 30, 2005 (collectively, the “Lease”);

WHEREAS, the Lease is for that certain real property more particularly more described on Exhibit A, attached hereto and incorporated herein by this reference, together with all buildings, structures and improvements thereon and appurtenances thereto (collectively, the “Property”); and

WHEREAS, Assignor desires to assign all of its right, title and interest in, to and under the Lease to Assignee, and Assignee desires to assume all of Assignor’s obligations under the Lease on the terms and conditions herein set forth.

NOW THEREFORE, subject to the terms and conditions of the Purchase Agreement (including any limitations of liability set forth therein), and in consideration of the recitals hereinafter set forth which are hereby incorporated herein by this reference, and for other good and valuable consideration, the receipt and sufficiency thereof being hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Effective as of the Closing Date, Assignor hereby sells, transfers, conveys, assigns and sets over unto Assignee all of Assignor’s right, title and interest in and to, and all of Assignor’s obligations under, the Lease.

2. Effective as of the Closing Date, Assignee hereby accepts the foregoing assignment and hereby assumes, to the extent provided in the Purchase Agreement, the performance of all the terms, covenants and conditions of the Lease with respect to the period from and after the Closing

D-1-1

Date; it being understood that, subject to the terms of the Purchase Agreement and except as expressly set forth in the Purchase Agreement, Assignee is not assuming any liabilities of Assignor under the Lease that arose prior to the Closing Date.

3. Except as expressly set forth in this Assignment and in the Purchase Agreement, Seller makes no other covenant, representation or warranty regarding the Lease.

4. Each of the parties hereto agrees to execute such other and further documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Assignment.

5. This Assignment (i) shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; (ii) shall be construed in accordance with the internal laws of the State of North Carolina (and, unless otherwise provided, all amendments hereof and waivers and consents hereunder shall be governed by, and construed in accordance with, the internal laws of the State of North Carolina); and (iii) may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGE(S) FOLLOWS.

D-1-2

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:

WITNESSES	DIAMOND SENIOR LIVING, LLC,
a Delaware limited liability company

Name:	By:
Name:
Title:
Name:

STATE OF	)
		)	ss.:
COUNTY OF		)

On the      day of              in the year 2014, before me, the undersigned, a notary public in and for said state, personally appeared                     , as                      of Diamond Senior Living, LLC, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

My commission expires:

D-1-3

ASSIGNEE:

WITNESSES	FINANCING VI HEALTHCARE PROPERTY, L.L.C.,
a Delaware limited liability company

Name:	By:
Name:
Title:
Name:

STATE OF	)
	)	ss.:
COUNTY OF	)

On the      day of              in the year 2014, before me, the undersigned, a notary public in and for said state, personally appeared                     , as                      of FINANCING VI HEALTHCARE PROPERTY, L.L.C., a Delaware limited liability company, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

My commission expires:

D-1-4

Exhibit A

Legal Description

The Laurels of Hendersonville	All that certain tract or parcel of land, together with the buildings and improvements thereon, privileges and appurtenances thereunto appertaining, situate, lying and being in Hendersonville Township, Henderson County, North Carolina, and more particularly described as Lot A on a plat entitled “Subdivision of Property of M & W Enterprises....”, dated March 14, 1990, made by Robert E. Parker, Registered land Surveyor, and more particularly described according to said plat as follows:

Beginning at a point in the centerline of Clear Creek Road (SR 1503) as intersected by the dividing line between the property designated “Don L. West & Jack A. Henderson D.B. 684/PG. 205” and the property hereby conveyed as shown on said plat and running thence S. 65° 23’ 3” E. 725.23 feet to a point: thence S. 14° 9’ 59” W. 284.84 feet to a point; thence S. 58° 27’ 54” W. 69.21 feet to a point; thence N. 84° 27’ 46” W. 143.90 feet to a point; thence N. 75° 18’ 41” W. 293.92 feet to a point in the centerline of Clear Creek Road; thence with said centerline of said road N. 12° 27’ 30” E. 445.29 feet to the point of beginning, said property being subject to all easements, reservations, restrictions and conditions of record and binding thereon, and subject specifically to the right-of-way of said road.

Including Easement dated June 22, 1990 from Don L. West et ux and Jack A. Henderson et ux to Elderberry Nursing Home, Inc. recorded in Deed Book 759, Page 171, Henderson County Registry.

D-1-5

Exhibit D-2

Form of Assignment and Assumption of Willow Creek Prime Lease

ASSIGNMENT AND ASSUMPTION OF LEASE

(Willow Creek)

This ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”), is made and entered into as of             , 2014, by and between DIAMOND SENIOR LIVING, LLC, a Delaware limited liability company, whose address is 2 Bethesda Metro Center, Suite 600, Bethesda Maryland 20814 (the “Assignor”), and FINANCING VI HEALTHCARE PROPERTY, L.L.C., a Delaware limited liability company, whose address is                                          (the “Assignee”).

W I T N E S S E T H:

WHEREAS, this Assignment is made in connection with that certain Asset Purchase Agreement, dated as of             , 2014, by and between Assignor and Assignee (the “Purchase Agreement”) pursuant to which, among other things, Buyer or its assigns is acquiring from Assignor all of Assignor’s right, title and interest in certain senior housing facilities (capitalized terms used herein without definition shall have the meanings given such terms in the Purchase Agreement);

WHEREAS, Assignor, as successor-in-interest by merger to Laurel Realty Properties, LLC, successor-in-interest by assignment to Oak Health Care Investors of Richmond, Virginia, Inc., is the tenant under that certain Lease Agreement dated February 25, 2005, with G&E HC REIT II Midlothian SNF, LLC, successor-in-interest to CLC RE LLC, as landlord, a memorandum of which dated January 4, 2006 was recorded in Deed Book 6340, page 1, of the real property records of Chesterfield County, Virginia (the “Records”), and as amended by the Notice of Assignment of Lease dated December 28, 2005, and Assignment and Assumption of Lease and Consent to Assignment dated December 2005, recorded January 20, 2006 in Book 6904, page 262 of the Records (collectively, the “Lease”);

WHEREAS, the Lease is for that certain real property more particularly more described on Exhibit A, attached hereto and incorporated herein by this reference, together with all buildings, structures and improvements thereon and appurtenances thereto (collectively, the “Property”); and

WHEREAS, Assignor desires to assign all of its right, title and interest in, to and under the Lease to Assignee, and Assignee desires to assume all of Assignor’s obligations under the Lease on the terms and conditions herein set forth.

NOW THEREFORE, subject to the terms and conditions of the Purchase Agreement (including any limitations of liability set forth therein), and in consideration of the recitals hereinafter set forth which are hereby incorporated herein by this reference, and for other good and valuable consideration, the receipt and sufficiency thereof being hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Effective as of the Closing Date, Assignor hereby sells, transfers, conveys, assigns and sets over unto Assignee all of Assignor’s right, title and interest in and to, and all of Assignor’s obligations under, the Lease.

2. Effective as of the Closing Date, Assignee hereby accepts the foregoing assignment and hereby assumes, to the extent provided in the Purchase Agreement, the performance of all the terms, covenants and conditions of the Lease with respect to the period from and after the Closing

D-2-1

Date; it being understood that, subject to the terms of the Purchase Agreement and except as expressly set forth in the Purchase Agreement, Assignee is not assuming any liabilities of Assignor under the Lease that arose prior to the Closing Date.

3. Except as expressly set forth in this Assignment and in the Purchase Agreement, Seller makes no other covenant, representation or warranty regarding the Lease.

4. Each of the parties hereto agrees to execute such other and further documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Assignment.

5. This Assignment (i) shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; (ii) shall be construed in accordance with the internal laws of the State of Virginia (and, unless otherwise provided, all amendments hereof and waivers and consents hereunder shall be governed by, and construed in accordance with, the internal laws of the State of Virginia); and (iii) may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGE(S) FOLLOWS.

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:

WITNESSES	DIAMOND SENIOR LIVING, LLC,
a Delaware limited liability company

Name:	By:
Name:
Title:
Name:

STATE OF	)
		)	ss.:
COUNTY OF		)

On the      day of              in the year 2014, before me, the undersigned, a notary public in and for said state, personally appeared                     , as                      of Diamond Senior Living, LLC, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

My commission expires:

D-2-3

ASSIGNEE:

WITNESSES	FINANCING VI HEALTHCARE PROPERTY, L.L.C.,
a Delaware limited liability company

Name:	By:
Name:
Title:
Name:

STATE OF	)
	)	ss.:
COUNTY OF	)

On the      day of              in the year 2014, before me, the undersigned, a notary public in and for said state, personally appeared                     , as                      of FINANCING VI HEALTHCARE PROPERTY, L.L.C., a Delaware limited liability company, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

My commission expires:

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Exhibit A

Legal Description

Virginia Facilities
The Laurels of Willow Creek	All that certain tract or parcel of land lying and being in Midlothian Magisterial District, Chesterfield County, Virginia, situated on the southern line of Robious Road (State Route 711) containing 5.280 acres, more or less, all as shown on plat made by J.K. Timmons & Associates, P.C., Engineers and Surveyors, Richmond, Virginia, entitled “PLAT SHOWING IMPROVEMENTS ON 5.280 ACRES OF LAND LOCATED SOUTH OF ROBIOUS ROAD, MIDLOTHIAN MAGISTERIAL DISTRICT, CHESTERFIELD COUNTY, VA.”, dated December 28, 1995, revised January 24, 1996, and with reference to such plat the property is more particularly described as follows:

BEGINNING at a point on the south line of Robious Road, State Route 711, where it intersects the east line of Wiesinger Lane extended; thence in an easterly direction along the south line of Robious Road 260.03’ to a point; thence S. 24 deg. 15’ 51” E., 340.11’ to an iron rod, being the true point of BEGINNING; thence S. 67 deg. 10’ 04” E., 569.61’ to an iron rod; thence S. 22 deq. 15’ 50” W., 123.39’ to an iron rod on the north line of Southern Railway right of way; thence along the said right of way line S. 69 deg. 27’ 19” W., 808.70’ to an iron rod; thence leaving the said right of way line N. 24 deg. 15’ 51” E., 679.01’ to the point of BEGINNING.

TOGETHER WITH a non-exclusive easement for ingress and egress to Robious Road over, across, and through the existing road system and any additions as set forth in Deed Book 1747, page 159 as amended in Deed Book 1829, page 1283.

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Exhibit E

Form of Assignment and Assumption of Master Lease and Master Transaction Agreement

ASSIGNMENT AND ASSUMPTION OF MASTER LEASE

AND MASTER TRANSACTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF MASTER LEASE AND MASTER TRANSACTION AGREEMENT (this “Assignment”), is made and entered into as of             , 2014, by and between DIAMOND SENIOR LIVING, LLC, a Delaware limited liability company, whose address is 2 Bethesda Metro Center, Suite 600, Bethesda Maryland 20814 (the “Assignor”), and FINANCING VI HEALTHCARE PROPERTY, L.L.C., a Delaware limited liability company, whose address is                                          (the “Assignee”).

W I T N E S S E T H:

WHEREAS, this Assignment is made in connection with that certain Asset Purchase Agreement, dated as of             , 2014, by and between Assignor and Assignee (the “Purchase Agreement”) pursuant to which, among other things, Buyer or its assigns is acquiring from Assignor all of Assignor’s right, title and interest in certain senior housing facilities (capitalized terms used herein without definition shall have the meanings given such terms in the Purchase Agreement);

WHEREAS, Assignor is the landlord under (a) that certain Amended and Restated Master Lease and Security Agreement, dated effective July 1, 2014, with LHCC Properties, LLC, a Michigan limited liability company (“Tenant”), as tenant (the “Master Lease”), and (b) that certain Second Amended and Restated Master Transaction Agreement, with Tenant, Laurel Health Care Company, a Delaware corporation, and Laurel Health Care Holdings, Inc., a Delaware corporation, dated as of August 4, 2014, but effective as of July 1, 2014 (the “Master Transaction Agreement”) and collectively with the Master Lease, the “Agreements”).

WHEREAS, the Agreements affect the Land and Facilities owned by Assignor.

WHEREAS, Assignor desires to assign all of its right, title and interest in, to and under the Agreements to Assignee, and Assignee desires to assume all of Assignor’s obligations under the Agreements on the terms and conditions herein set forth.

NOW THEREFORE, subject to the terms and conditions of the Purchase Agreement (including any limitations of liability set forth therein), and in consideration of the recitals hereinafter set forth which are hereby incorporated herein by this reference, and for other good and valuable consideration, the receipt and sufficiency thereof being hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Effective as of the Closing Date, Assignor hereby sells, transfers, conveys, assigns and sets over unto Assignee all of Assignor’s right, title and interest in and to, and all of Assignor’s obligations under, the Agreements.

2. Effective as of the Closing Date, Assignee hereby accepts the foregoing assignment and hereby assumes, to the extent provided in the Purchase Agreement, the performance of all the terms, covenants and conditions of the Agreements with respect to the period from and after the Closing Date; it being understood that, subject to the terms of the Purchase Agreement and except as expressly set forth in the Purchase Agreement, Assignee is not assuming any liabilities of Assignor under the Agreements that arose prior to the Closing Date.

3. Except as expressly set forth in this Assignment and in the Purchase Agreement, Seller makes no other covenant, representation or warranty regarding the Agreements.

4. Each of the parties hereto agrees to execute such other and further documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Assignment.

5. This Assignment (i) shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; (ii) shall be construed in accordance with the internal laws of the State of Delaware (and, unless otherwise provided, all amendments hereof and waivers and consents hereunder shall be governed by, and construed in accordance with, the internal laws of the State of Delaware); and (iii) may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGE(S) FOLLOWS.

ASSIGNOR:

WITNESSES	DIAMOND SENIOR LIVING, LLC,
a Delaware limited liability company

Name:	By:
Name:
Title:
Name:

STATE OF	)
		)	ss.:
COUNTY OF		)

On the      day of              in the year 2014, before me, the undersigned, a notary public in and for said state, personally appeared                     , as                      of Diamond Senior Living, LLC, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

My commission expires:

ASSIGNEE:

WITNESSES	FINANCING VI HEALTHCARE PROPERTY, L.L.C.,
a Delaware limited liability company

Name:	By:
Name:
Title:
Name:

STATE OF	)
	)	ss.:
COUNTY OF	)

On the      day of              in the year 2014, before me, the undersigned, a notary public in and for said state, personally appeared                     , as                      of FINANCING VI HEALTHCARE PROPERTY, L.L.C., a Delaware limited liability company, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

My commission expires:

Exhibit F

Form of Assignment and Assumption of Office Building Leases

ASSIGNMENT AND ASSUMPTION OF OFFICE BUILDING LEASES

This ASSIGNMENT AND ASSUMPTION OF OFFICE BUILDING LEASES (this “Assignment”), is made and entered into as of             , 2014, by and between DIAMOND SENIOR LIVING, LLC, a Delaware limited liability company, whose address is 2 Bethesda Metro Center, Suite 600, Bethesda Maryland 20814 (the “Assignor”), and WESTERVILLE OHIO OFFICE PROPERTY, L.L.C., a Delaware limited liability company, whose address is                                          (the “Assignee”).

W I T N E S S E T H:

WHEREAS, this Assignment is made in connection with that certain Asset Purchase Agreement, dated as of             , 2014, by and between Assignor and Assignee (the “Purchase Agreement”) pursuant to which, among other things, Buyer or its assigns is acquiring from Assignor all of Assignor’s right, title and interest in certain senior housing facilities (capitalized terms used herein without definition shall have the meanings given such terms in the Purchase Agreement);

WHEREAS, Assignor owns the real property located in Delaware County, Ohio, as more particularly described in Exhibit A (the “Office Building Property”), and is conveying the Office Building Property to Assignee under the Purchase Agreement;

WHEREAS, Assignor is the landlord for that certain Lease dated January 1, 2006 with Laurel Health Care Company (“LHHC”) as tenant; as effected by a Tenant Estoppel Certificate dated September 2006; as assigned by Oak Realty Investment, L.L.C. to Assignor by an Assignment of Lease and Assumption Agreement dated September 28, 2006; as amended by a Lease Amendment dated March 22, 2011 (collectively, the “LHHC Lease”);

WHEREAS, Assignor is the landlord for that certain Lease Agreement dated March 16, 2000 with The Quandel Group, as tenant; as amended by a First Modification and Ratification of Lease dated June 16, 2000; Second Modification and Ratification of Lease dated July 10, 2001; and Third Modification and Ratification of Lease dated June 28, 2002; as effected by a Tenant Estoppel Certificate dated 2006; as assigned by Oak Realty Investment, L.L.C. to Assignor by an Assignment of Lease and Assumption Agreement dated September 28, 2006; as further amended and extended by a Fourth Modification and Ratification of Lease dated March 31, 2007; Fifth Modification and Ratification of Lease dated March 31, 2009; Sixth Modification and Ratification of Lease dated March 31, 2011; and Seventh Modification and Ratification of Lease dated March 31, 2014 (collectively, the “Quandel Lease,” and together with the LHHC Lease, the “Office Building Leases”);

WHEREAS, the Office Building Property is subject to the Office Building Leases, and Assignor desires to assign all of its right, title and interest in, to and under the Office Building Leases to Assignee, and Assignee desires to assume all of Assignor’s obligations under the Office Building Leases on the terms and conditions herein set forth.

NOW THEREFORE, subject to the terms and conditions of the Purchase Agreement (including any limitations of liability set forth therein), and in consideration of the recitals hereinafter set forth which are hereby incorporated herein by this reference, and for other good and valuable consideration, the receipt and sufficiency thereof being hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Effective as of the Closing Date, Assignor hereby sells, transfers, conveys, assigns and sets over unto Assignee all of Assignor’s right, title and interest in and to, and all of Assignor’s obligations under, the Office Building Leases.

2. Effective as of the Closing Date, Assignee hereby accepts the foregoing assignment and hereby assumes, to the extent provided in the Purchase Agreement, the performance of all the terms, covenants and conditions of the Office Building Leases with respect to the period from and after the Closing Date; it being understood that, subject to the terms of the Purchase Agreement and except as expressly set forth in the Purchase Agreement, Assignee is not assuming any liabilities of Assignor under the Office Building Leases that arose prior to the Closing Date.

3. Except as expressly set forth in this Assignment and in the Purchase Agreement, Seller makes no other covenant, representation or warranty regarding the Office Building Leases.

4. Each of the parties hereto agrees to execute such other and further documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Assignment.

5. This Assignment (i) shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; (ii) shall be construed in accordance with the internal laws of the State of Ohio (and, unless otherwise provided, all amendments hereof and waivers and consents hereunder shall be governed by, and construed in accordance with, the internal laws of the State of Ohio); and (iii) may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGE(S) FOLLOWS.

ASSIGNOR:

WITNESSES	DIAMOND SENIOR LIVING, LLC,
a Delaware limited liability company

Name:	By:
Name:
Title:
Name:

STATE OF	)
		)	ss.:
COUNTY OF		)

On the      day of              in the year 2014, before me, the undersigned, a notary public in and for said state, personally appeared                     , as                      of Diamond Senior Living, LLC, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

My commission expires:

ASSIGNEE:

WITNESSES	WESTERVILLE OHIO OFFICE PROPERTY, L.L.C.,
a Delaware limited liability company

Name:	By:
Name:
Title:
Name:

STATE OF	)
	)	ss.:
COUNTY OF	)

On the      day of              in the year 2014, before me, the undersigned, a notary public in and for said state, personally appeared                     , as                      of WESTERVILLE OHIO OFFICE PROPERTY, L.L.C., a Delaware limited liability company, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

My commission expires:

Exhibit A

Office Building Property Legal Description

Situated in the State of Ohio, County of Delaware, Township of Orange and being located in Farm Lot 17, Section 4, Township 3, Range 18, United States Military Lands, being 6.490 acres out of the John J. Hohl and Leroy T. McKinley 210.314 acre tract of record in Deed Book 355, Page 242, all references being to records of the Recorder’s Office, Delaware County, Ohio, and being more particularly bounded and described as follows:

Beginning at a railroad spike in the centerline of Worthington-Galena Road (Delaware County Road 13), at the southwesterly corner of the R. J. Marsh 3.75 acre tract of record in Deed Book 241, Page 282 and being also a northwesterly corner of said Hohl and Mckinley 210.314 acre tract;

thence along the southerly line of said Marsh 3.75 acre tract, and being also the northerly line of said 210.314 acre tract, South 89º 18’ 00” East (passing iron pins at 37.03 fee and 727.30 feet), 780.30 feet to a point in the centerline of Alum Creek;

thence along the centerline of said Alum Creek, South 17º 20’ 50” East, 357.74 feet to a point;

thence North 89º 18’ 00” West (passing an iron pin at 60.0 feet), 731.17 feet to an iron pin;

thence North 48º 55’ 00” West (passing an iron pin at 299.89 feet), 329.98 feet to a railroad spike in the centerline of said Worthington-Galena Road;

thence along the centerline of said Worthington-Galena Road, North 36º 35’ 00” East, 155.94 feet to the place of beginning, containing 6.490 acres, more or less.

LESS AND EXPECTING THEREFROM that certain 0.202 acre tract of land conveyed to The City of Westerville, Ohio in Deed Volume 660, page 192, Delaware County records, and more particularly described as follows:

PARCEL 51WD

MAXTOWN ROAD EXTENSION

Situated in the State of Ohio, County of Delaware, Orange Township, being part of Farm Lots 17, Fourth Quarter, Third Township, Range Eighteen, United States Military Lands, and being part of the 6.490 acre tract conveyed to Laurel Health Care Company by deed of record in Deed Book 621, page 89, records of the Recorder’s Office, Delaware County, Ohio and being more particularly described as follows:

Beginning for reference at a railroad spike found in the centerline of Worthington Road (County Road 13) at the intersection of the common line of Farm Lots 18 and 19;

Thence N 39º 55’ 21” E, a distance of 2917.46 feet along said centerline of Worthington Road, and in part, the westerly line of the 110.556 acre tract conveyed to Robert C. and Nellie A. Zumstein by deed of record in Deed Book 459, Page 579, to a railroad spike found at the common corner of said 110.556 and 6.490 acre tracts; said railroad spike being the point of true beginning of the herein-described tract;

Thence continuing N 39º 55’ 21” E, a distance of 155.95 feet along the centerline of Worthington Road and the westerly line of said 6.490 acre tract to a common corner of said 6.490 acre tract and the lands owned by F. Marsh and E. Passero;

Thence S 85º 57’ 49” E, a distance of 61.71 feet along the common line of said 6.490 acre tract and said Marsh and Passero lands to a point in the proposed southeasterly right-of-way line of the Worthington Road Connector, said point being 50 feet southeasterly of, as measured by right angles, said centerline of Worthington Road;

Thence the following two (2) courses and distances along the proposed southeasterly right-of-way lines of the Worthington Road Connector and across said 6.490 acre tract:

1.	Thence S 39º 55’ 21” W, a distance of 173.60 feet to a point of curvature;

2.	Thence with a curve to the left having a radius of 624.07 feet, a central angle of 02º 03’ 54”, the chord to which bears S 38º 53’ 24” W, a chord distance of 22.49 feet to a point in the common line of said 6.490 and 110.556 acres tracts;

Thence N 45º 34’ 39” W, a distance of 50.56 feet along the common line of said 6.490 and 110.556 acre tracts to the point of true beginning of the herein described tract, containing 0.202 acres, more or less, inclusive of the present road which occupies 0.116 acres, more or less, and being subject to all easements, restrictions and rights-of-way of record.

The bearing datum of the afore-described tract are grid bearings from the Ohio State Plane Coordinate System, South Zone, as established by field measurements between Station SHANNAHAN RM 3 and Station FRANK 86 of the Franklin County Engineer’s Office.

G-1

Exhibit G

Form of Bill of Sale and Assignment and Assumption Agreement

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is effective as of the      day of             , 2014 (the “Effective Date”), by and between FINANCING VI HEALTHCARE PROPERTY, L.L.C., a Delaware limited liability company (“Buyer”), whose address is                                         , and DIAMOND SENIOR LIVING, LLC, a Delaware limited liability company (“Seller”), whose address is address is 2 Bethesda Metro Center, Suite 600, Bethesda, Maryland 20814.

RECITALS

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of             , 2014 (the “Purchase Agreement”), Seller has agreed to sell, assign, transfer, convey and deliver to Buyer, and Buyer has agreed to purchase, assume and accept from Seller all of Seller’s right, title and interest in and to certain healthcare facilities and an office lease, which are identified in the Purchase Agreement as the “Facilities”. Capitalized terms used herein without definition shall have the meanings given such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the above recitals incorporated herein by this reference, the mutual covenants contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Bill of Sale and Assignment.

(a) Effective as of the Closing Date, Seller does hereby irrevocably sell, assign, transfer, convey and deliver to Buyer all of Seller’s right, title and interest, if any, in and to the Personal and Intangible Assets.

(b) Subject to, and to the extent expressly set forth in, the Purchase Agreement, Buyer hereby purchases, assumes and accepts the assignment of the Personal and Intangible Assets and expressly assumes the obligations of Seller with respect to the Personal and Intangible Assets accruing from and after the date hereof.

2. Further Actions. From time to time following the Closing Date, each of the parties hereto agrees to executed and deliver and cause their respective affiliates to execute and deliver to the other party such additional documents and instruments and to perform such additional acts as such parties or their respective affiliates may determine to be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement.

3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (but not including the choice of law rules thereof).

4. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same instrument.

5. Severability; Headings.

(a) If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

(b) The headings of paragraphs and sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

6. Entire Agreement. This Agreement, the Purchase Agreement and the documents entered into in connection therewith (collectively, the “Transaction Documents”) constitute the entire agreement between the parties and their affiliates with respect to the subject matter hereof and the Transaction Documents supersede all prior agreements, understandings and negotiations, both written and oral, between the parties or their affiliates with respect to the subject matter hereof.

7. Conflicts with Purchase Agreement. This Agreement shall be subject in all respects to the Purchase Agreement (including without limitation Buyer’s waiver and release under Section 6.5 of the Purchase Agreement) and shall be construed so as to carry out the intentions of the parties thereto as expressed in the Purchase Agreement. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern. Nothing in this Agreement shall be construed to amend or modify the Purchase Agreement, any Transaction Document or any of their respective terms in any manner.

8. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have caused this Bill of Sale and Assignment and Assumption Agreement to be duly executed and delivered as of the date first above written.

SELLER:

DIAMOND SENIOR LIVING, LLC, a Delaware limited liability company

By:
Name:
Title:

BUYER:
FINANCING VI HEALTHCARE PROPERTY, L.L.C., a Delaware limited liability company

By:
Name:
Title:

EXHIBIT A

Legal Description

[Exhibit A-1 of the Asset Purchase Agreement to be attached]

Exhibit H

FIRPTA Certificate

NON-FOREIGN ENTITY AFFIDAVIT

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform FINANCING VI HEALTHCARE PROPERTY, L.L.C., a Delaware limited liability company (“Transferee”), that withholding of tax is not required upon the transfer of a real estate interest by DIAMOND SENIOR LIVING, LLC, a Delaware limited liability company (“Transferor”), the undersigned hereby certifies the following on behalf of the Transferor:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

2.	Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

2.	The Federal Employer Identification Number for Transferor is .

3.	Transferor’s office address is .

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury, I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

Dated:             , 2014

DIAMOND SENIOR LIVING, LLC,
a Delaware limited liability company

Print:

Title:

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